                                                                       Ex-10.109

AMENDED AND RESTATED CREDIT AGREEMENT
Dated a' of October 229 1997
by and among
HEALTHCARE COMPARE CORP.,
as Borrower

LASALLE NATIONAL BANK
as Administrabve Agent, Issuing Bank and Lender,
FIRST CHICAGO CAP1IAL MARKETS, INC.
as Syndication Agent
a~d
THE OTHER [INANCIAL INSTITUTIONS PARTY HERETO as Lenders
TABLE OF CONTENTS

AR11CLE 1

DEFINITIONS

SECTTON 1.1 Defined Terms ...............
SECTION 1.2 Other Interpretive Provisions ....
SECTTON 1.3 Accounting Principles. . . . . . . . .

ARTICLE 2

TEIE CREDITS

SECTION 2.1  Amounts and Terms of Commitments ...
SECTTON 2.2  Note ..........................
SECTTON 2.3  Revolving Loan Accounts ......................
SECTTON 2.4  Procedure for Revolving Credit Borrowing .........
SECTTON 2.5  Conversion and Continuation Elections
SECTTON 2.6  Optional Prepavments ...................................
SECTTON 2.7  Final Pavment: Optional Reduction of Aggregate Commitment......
SECTION 2.8  Interest ...................................
SECTTON 2.9  Fees ......................................
SECTTON 2.10 Computation of Fees and Interest ...............
SECTTON 2.11 Pavments by the Borrower ....................
SECTTON 2.12 Payments by the Lenders to the Administrative Agent
SECTTON 2.13 Sharing of Pavments. Etc .......................

ARTICLE 3

TAXES. YIELD PROTECTION AND ILLEGALIr'

SECTION 3.1 Taxes .............................
SECTTON 3.2 Illegalitv . . . . . . . . . . . . . . . . . . . . . . . . . . .
SECTION 3.3 Increased Costs and Reduction of Return . .
SECTION 3.4 Funding Losses . . . . . . . . . . . . . . . . . . . . . . . . . .
SECTTON 3.5 Inability to Determine Rates ............
SECTTON 3 6 Reserves on LIBOR Rate Revolving Loans
SECTTON 3.7 Certificates of Lenders ................
SECTTON 3.8 Replacement of Lenders ..................
SECTTON 3.9 Survival ..........................

 . .


    ...........................     -16
    .....................    -17

    -18
    -20
 . -20

    .....       -20

 . -21
 . -22
 . -23
 . -23
 . -24
 . -24
 . -25
 . -26
 . -26

 .      -27
 .      -30
 .      -31
       -31
 .      -32
       -32
 .      -33
 .      -33
 .      -33



ARTICLE 4

C ONDITIO NS PFUECEDENT

SECTTON 4 1 Conditions of Initial Revolving Loans

-33


SECTTON 4 2 Conditions to All Borrowings and Issuances of Letters of Credit  -35
SECTTON 4 3 Conditions to Effectiveness of Amendment and Restatement         -36

ARIICIJE5

SECTTON 5 1 Corporate Existence and Power . SECTTON 5 2 SECTTON 5 3 SECTTON 5 4 SECTTON 5 5 SECTTON 5 6 SECTTON 5 7 SECTTON 5 8 SECTTON 5.9 SECTTON 5.10 SECTTON 5 11 SECTTON 5 12 SECTTON 5 13 SECTTON 5 14 SECTION 5 15 SECTTON 5 16 SECTTON 5 17 SECTTON 5 18 SECTTON 5 19 SECTTON 5 20 SECTTON 5 21

AFFDRA1ATrVE CO\]ENANTS

-36
-36
-37
-37
-37
-37
-37
-38
-38
-38
-38
-39
-39

No Burdensome Restrictions ...   -39

-40
-40
-40
-40
-40
-41
-41

Corporate Authorization: No Contravention
Governmental Authorization .
Binding Effect
Litigation

No Default
ERISA Compliance . ...........
Use of Proceeds: Margin Regulations . .
Title to Properties
     Taxes
     Financial Condition . . .
     Environmental Matters ... ...
     Regulated Entities . .. ..

Solvency
Labor Relations
Copvrights. Patents. Trademarks and Licenses. etc

     Subsidiaries . .

Brokers' Fees: Transaction Fees
Insurance .. ......
Compliance with Law . ...

A RTICLE 6

SECTTON 6 1 Financial Statements . . .
SECTTON 6 2 Certificates: Other Information . .
SECTTON 6 3 Notices . . .
SECTTON 6 4 Preservation of Corporate Existence, Etc.
SECTTON 6 5 Maintenance of Property
SECTTON 6 6 Insurance

-41-42-43 - -44-45-45



SECTTON 6.7  Payment of Obligations
SECTTON 6.8  Compliance with Laws . .
SECTTON 6.9  r : ~ r
SECTION 6.10 Use of Proceeds . . . .
SECTTON 6.11 Solvency .........
SECTTON 6.12 Further Assurances

 . -46. -46

     .......  -46

 . -46
 . -46

 . -47

Insnection of ProDertv and Books and Records

ARTICLE 7

NEGATIVE COVENANTS

SECTTON 7 1 Limitation on Liens .........
SECTTON 7.2 Disposition of Assets ........
SECTTON 7.3 Consolidations and Mergers . .
SECTTON 7.4 Loans and Investments ......
SECTTON 7.5 Limitation on Indebtedness
SECTTON 7.6 Transactions with AdEdiates .......
SECTTON 7.7 Use of Proceeds ..............
SECTTON 7.8 Amendments to Acquisition Documents ....
SECTTON 7.9 Compliance with ERISA
SECTTON 7.10 Lease Obligations ......
SECTTON 7.11
SECTTON 7.12
SECTTON 7.13
SECTTON 7.14
SECTTON 7.15
SECTTON 7.17
SECTTON 7.18

Restricted Pavments ........
Fixed Charge Coverage Ratio
Consolidated Net Worth
Leverage Ratio ......
Change in Business
Accounting Changes .
Hostile Acquisitions . .

EVENTS OF DEFAULT

SECTTON 8.1 Event of Default ......
SECTTON 8.2 Remedies ............
SECTTON 8.3 Rights Not Exclusive . . .

THE AGENTS

ARTICLE 8

ARTICLE 9

SECTTON 9.1 Appointment and Authorization . . . SECTTON 9.2 Delegation of
Duties . . . . . . . . . . .

 . -47

 ..    -49-49-50

-50

 .. -51.. -51.. -52.. -52.. -52.. -53.. -53.. -53.. -54.. -54.. 54.. -54

 . -54

     ..... -57

 . -57





SECTTON 9.3 Liabilitv of Agents . .
SECTTON 9.4 Reliance bv Agents .
SECTTON 9.5 Notice of Default . . .
SECTION 9.6 Credit Decision . . . . .
SECTTON 9.7 Indemnification
SECTTON 9.8 Administrative Agent in Individual Capacity . . .


     SECTTON 9.9 Successor Administrative Agent ........

A RTICLE 10

MISCELLA NEO US

 . -58. -59. -59. -59. -60. -61. -61

     SECTTON 10.1 Amendments and Waivers ......   .........  -61-
     SECTTON 10.2 Notices          .......... -62-
     SECTTON 10.3 NO Waiver; Cumulative Remedies                   -63-
     SECTTON 10.4 Costs and Expenses                -63-

     SECTTON 10.5 Indemnitv  ........    . -64-


SECTTON 10.6 Marshalling; Payquents Set Aside . . . . . . . . . . . -64-

     SECTTON 10.7 Successors and Assigns                  . -65-
     SECTTON 10.8 Assi~nments. Participations etc.              -65-

     SECTTON 10.9 Confidentialitv        ..       ..      .. -67-

SECTTON 10.10 Set-off . . . . . . . . . . . . . . . . . . . . . . . . .   -68-
SECTTON 10.11 Notification of Addresses. Lending Offices. Etc . . .. -68-

     SECTTON 10.12 Counterparts                             . -68-
     SECTION 10.13 Severabilitv                            -68-
     SECTTON 10.14 Captions                          -68-

     SECTTON 10.15 Independence of Provisions   . .  ..........  .......    -68-

     SECTTON 10.16 Interpretation  .................  .             -69-
     SECTTON 10.17 No Third Parties genefited   ...      ..         -69-
     SECTTON 10.18 Governing Law and Jurisdiction                   -69-


SECTTON 10.19 WA[VEROFJ1URY TRIAL . . . . . . . . . . . . . . . . . -69-

     SECTTON 10.20 Entire Agreement                        -70-


SCEIEDULES

Schedule I

Schedule 5.5 Schedule 5.7 Schedule 5.1 1 Schedule 5. 12 Schedule 5. 13 Schedule
5.17 Schedule 5.18 Schedule 7.1 Schedule 7.4 Schedule 7.5 Schedule 7. 10

Exhibit A
Exhibit B
Exhibit C
Exhibit D
Exhibit E
Exhibit F
Exhibit G

Commitment Schedule
Litigation
ERISA
Liabilities
Environmental Matters
Regulated Entities

Intellectual Property
Subsidiaries and Equity Investments
Liens
Investments
Indebtedness
Operating Leases

EXIIIBIlS

Notice of Borrowing
Notice of Continuation/Conversion
Revolving Note
Opinion of Counsel
Officer's Certificate
Assignment and Acceptance
Form of Letter of Credit
AMENDED AND RESTATED
CREDIT AGREEMENT

~ ~ _

     This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of October 22, 1997, by and among HealthCare COMPARE Corp., a Delaware corporation (the "Borrower"), the several financial institutions from time to time party to this Agreement (collectively, the "Lenders" and individually each a "Lender"), LaSalle National Bank as a Lender, Issuing Bank and as administrative agent for the Lenders (the "Administrative Agent") and First Chicago Capital Markets, Inc., as syndication agent for the Lenders (the "Syndication Agent").

WITNES SETH:

     WHEREAS, the Borrower and the Lenders have entered into that certain Credit Agreement dated as of July 1, 1997 (the "Original Credit Agreement") pursuant to which the Lenders have agreed to make available to the Borrower a revolving credit facility upon and subject to the terms and conditions set forth in the Original Credit Agreement;

     WHEREAS, the Borrower has requested, and the Lenders have agreed to make available to the Borrower, a letter of credit facility and in connection therewith, the parties hereto have agreed to amend and restate the Original Credit Agreement as set forth herein (the Original Credit Agreement, as amended and restated hereby, the"Agreement");

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

ARTICLE 1

DElIN1TIONS

     SECTION 1.1 Defined Terms. The following terms shall have the following meanin purposes of this Agreement:

     "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the capital stock partnership interests or equity of any Person or otherwise causing any Person to become a Subsidiary of the Borrower, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary of the Borrower) as long as the Borrower or the Borrower's Subsidiary is the surviving entity.

     "Acquisition Documents" means the Stock Purchase Agreement by and among HealthCare COMPARE Corp., First Financial Management Corporation and First Data Corporation dated as of May 22, 1997 and all related documents, agreements, exhibits and schedules.
     "Acquisition Transactions" means the transactions consummated pursuant Acquisition Documents.

     "Administrative Agent" means LaSalle in its capacity as agent for the Lenders here~ and any successor agent.

     "Administrative Agent's Payment Office" means the address for payments set forth on the signature page hereto in relation to the Administrative Agent or such other address as the Administrative Agent may from time to time specify in accordance with Section 10.2.

     "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of five percent (5%) or more of the equity of a Person shall for the purposes of this Agreement, be deemed to control the other Person. Notwithstanding the foregoing, no Lender nor the Administrative Agent shall be deemed an "Affiliate" of the Borrower or of any Subsidiary of the Borrower.

"Agency Fee" has the meaning ascribed to such term in Section 2.9(a) hereof.

     "Agent-Related Person" means either of the Agents, any successor agent arising under Section 9.9, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

"Agents" means collectively, the Administrative Agent and the Syndication
Agent.

     "Aggregate Letter of Credit Commitment" means the combined Letter of Credit Commitments of the Lenders as set forth in Schedule I attached hereto, the aggregate of which shall not exceed $15,000,000

     "Aggregate Revolving Loan Commitment" means the combined Revolving Loan Commitments of the Lenders as set forth on Schedule I attached hereto, the aggregate of which shall not exceed $350,000,000.

     "Applicable Margin" means with respect to LIBOR Rate Revolving Loans, Base Rate Revolving Loans, and Facility Fees, respectively, the applicable LIBOR margin, Base Rate margin, or Facility Fee margin in effect from time to time determined using either the Borrower's Senior Long-term Debt Rating then in effect or the Borrower's Debt to EBITDA Ratio, at the Borrower's option from time to time, pursuant to the appropriate column under the following table:
     hereof.

     Senior Long-term Debt                    Applicable Base      Applicable
     Rate ng Debt to Applicable  Rate Msrgn    Facility Fee
             EBIll)A Ratio LIBOR Marg~n               Margin
S&P  Moody's
     A-      A3       c50         15.0 bps        0         7.5 bps
     BBB+    Baal     .50-1.00    18.5 bps        0         9.0 bps
     BBB     Baa2     1.01-1.50   21.5 bps        0        I1.0 bps
     BBB-    Baa3     1.51-2.00   25.0 bps        0        12.5 bps
     sBB+    Bal      >2.00       27.5 bps        0        15.0 bps

The Applicable Margin shall be adjusted from time to time upon delivery to the Administrative Agent of (i) the quarterly financial statements required to be delivered pursuant to Section 6.1 hereof accompanied by a written calculation of the Debt to EBITDA Ratio certified by a Responsible Officer as of the end of the fiscal quarter for which such financial statements are delivered or (ii) a statement of the Borrower's Senior Long-term Debt Rating by S&P and Moody's if any, certified by a Responsible Officer. If the Senior Long-term Debt Ratings by S&P and Moody's differ, for the purpose of calculating the Applicable Margin, the Borrower's Senior Long-term Debt Rating shall be deemed to be one level higher than the lower rating given by S&P and Moody's. If such calculation or statement indicates that the Applicable Margin shall increase or decrease, then one (1) Business Day after the date of delivery of such financial statements and written calculation or statement the Applicable Margin shall be adjusted in accordance therewith; provided, however, that if Borrower shall fail to deliver any such financial statements for any such fiscal quarter by the date required pursuant to Section 6.1, then, effective as of the Business Day on which such financial statements were to have been delivered, and continuing through the date which is one (1) Business Day after the date (if ever) when such financial statements and such written calculation are finally delivered, the Applicable Margin shall be conclusively presumed to equal the highest Applicable Margin specified in the pricing table set forth above.

"Assignee" has the meaning ascribed to such term in Section 10.8(a) hereoL.

"Assignment and Acceptance" has the meaning ascribed to such term in Section 10.8(a)(ii)

     "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services (to the extent and at the rate customarily charged to other customers) and all reasonable disbursements of internal counsel.

     "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. $101, et seq.), as amended and in effect from time to time and the rules issued from time to time thereunder.
     Base Rate.

     "Base Rate" means, for any date, the greater of (i) the Federal Funds Rate in effect on such date plus 0. 5% per annum, and (ii) the rate of interest publicly announced from time to time by the Administrative Agent as its Prime Rate.

"Base Rate Revolving Loan" means a Borrowing hereunder which bears interest at the

"Borrowing" has the meaning ascribed to such term in Section 2.1 hereof.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois are authorized or required by law to close and, if the applicable Business Day relates to any LIBOR Rate Revolving Loan, a day on which dealings are carried on in the London interbank market.

     "Capital Adequacy Regulation" means any guideline, request or directive of any cent~ bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Lender or of any corporation controlling a Lender.

     "Capital Lease" means any leasing or similar arrangement which, in accordanc GAAP, is class)fied as a capital lease.

     "Capital Lease Obligations" means all monetary obligations of the Borrower or an, Subsidiaries under any Capital Leases.

     "Cash Equivalents" means: (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof having maturities of not more than six (6) months from the date of acquisition; (b) certificates of deposit, time deposits, demand deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a tenor of not more than six (6) months, issued by any Lender, or by any
U. S. commercial bank or any branch or agency of a non-U. S. bank licensed to conduct business in the U.S. having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated, at the time of purchase, at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service Inc. and in either case having a tenor of not more than six
(6) months.

"CERCLA" has the meaning specified in the definition of"Environmental Laws."

     "Change of Control" means such time as (i) the Borrower otherwise becomes aware that, a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) ofthe Exchange Act) has become, directly or indirectly, the "baneficial owner," by way of merger, consolidation or otherwise, of 30% or more of the voting power of the voting stock of the Borrower on a fullydiluted basis after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Borrower (whether or not such securities are then currently convertible or exercisable), or (ii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the board of directors of the Borrower (together with any new directors whose election by the board of directors of the Borrower or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Borrower then in office.

     "Closing Date" means July 1, 1997, which was the date on which all conditions precedent set forth in Section 4.1 of the Original Credit Agreement were satisfied or waived by all Lenders.

thereunder.

     "Code" means the Internal Revenue Code of 1986, and regulations promulgated

     "Commitment Fee" has the meaning ascribed to such term in Section 2.9(a) hereoL.

     "Commitment Percentage" means, as to any Lender, the percentage equivalent of such Lender's Revolving Loan Commitment divided by the Aggregate Revolving Loan Commitment.

     "Confidential Information" has the meaning ascribed to such term in Section
10.9 hereof.

     "Consolidated Net Income (Loss)" means, for any period, the net income (or loss) of Borrower and its Subsidiaries on a consolidated basis for such period, determined in accordance with GAAP.

     "Consolidated Interest Expense" means, for any period, gross consolidated interest expense for the period (including all commissions, discounts, fees and other charges in connection with standby letters of credit and similar instruments) for the Borrower and its Subsidiaries, plus the portion of the up-front costs and expenses for Rate Contracts (to the extent not included in gross interest expense) fairly allocated to such Rate Contracts as expenses for such period, all as determined in accordance with GAAP.

     "Continuation Date" means any date on which the Borrower continues a LIBOR Rate Revolving Loan at the end of the period applicable to an existing LIBOR Rate Revolving Loan.

     "Contractual Obligations" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

     "Controlled Group" means the Borrower and all Persons (whether or not incorpr under common control or treated as a single employer with the Borrower pursuant to Section 414(b), (c), (m) or (o) ofthe Code.

     "Conversion Date" means any date on which the Borrower converts a Base Rate Revolving Loan to a LIBOR Rate Revolving Loan or a LIBOR Rate Revolving Loan to a Base Rate Revolving Loan.

     "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

     "Debt to EBITDA Ratio" means, as of any date of determination, the ratio of consolidat, Funded Indebtedness of Borrower as of such date to EBITDA for the most recently completed four fiscal quarters.

     "Disposition" has the meaning subscribed to such term in Section 7.2

     "Dollars", "dollars" and "$" each mean lawful money of the United States of America.

     "EBITDA" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, income before income taxes (as reported on the Borrower's financial statements) p!~ interest expenses, depreciation and amortization and minus interest income for such Period. Prior to the first anniversary of the consummation of an Acquisition, the historical financial results of the acquired Person or assets for the relevant period will be included for purposes of calculating EBITDA (but without any adjustment to such historical results for cost savings or other synergies).

     "Eligible Assignee" means any of: (a) a commercial bank or other financial institution organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000;
(b) a commercial bank or other financial institution organized under the laws of any country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank or financial institution is acting through a branch or agency located in the United States; (c) a Person that is primarily engaged in the business of commercial lending and that is (A) a Subsidiary of a Lender, (B) a Subsidiary of a Person of which a Lender is another Subsidiary, or (C) a Person of which a Lender is a Subsidiary or (d) an insurance company or mutual fund organized under the laws of the United States or any State thereof and having total net worth in excess of $100,000,000.

     "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or nonsudden, accidental or non-accidental, placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from Property, whether or not owned by the Borrower.

     "Environmental Laws" means all federal, state or local laws, statutes, common law duties rules, regulations, ordinances and codes, together with all administrative orders, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and regulations promulgated thereunder.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b), 414(c) or 414(m) of the Code.

     "ERISA Event" means (a) a Reportable Event with respect to a Qualified Plan or a Multiemployer Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multiemployer Plan subject to Title IV of ERISA;
(e) a failure by the Borrower or any member of the Controlled Group to make required contributions to a Qualified Plan or Multiemployer Plan; (f) an event or condition which might reasonably be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of

ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan; (i) a nonexempt prohibited transaction occurs with respect to any Plan for which the Borrower or any Subsidiary of the Borrower may be directly or indirectly liable; or (j) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401 (a) of the Code by any fiduciary or disqualified person with respect to any Plan for which the Borrower or any member of the Controlled Group may be directly or indirectly liable.

     "Exchange Act" means the Securities and Exchange Act of 1934, and regu promulgated thereunder.

     "Event of Default" has the meaning ascribed to such term in Section 8.1 hereof.

     "Facility Fee" has the meaning ascribed to such term in Section 2.9(b) hereoL.

     "Federal Funds Rate" means, for any day, the rate per annum set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519!") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3.30 p.m. Ouotation") for such day under the caption "Federal Funds Effective Rate". If on any relevant day the appropriate rate for such previous day is not yet published in either H. 15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean (rounded to the nearest 1/16th) as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve S or any entity succeeding to any of its principal functions.

     "First Chicago" means First Chicago Capital Markets, Inc., a Delaware corporation.

     "Fixed Charges" means, for any period and without duplication, the sum of
(i) Consolidated Interest Expense and fees paid on, and amortization of debt discount in respect of, all Funded Indebtedness, plus (ii) Operating Lease rental payments made during such period, plus (iii) the aggregate principal amount of all current maturities of long term Funded Indebtedness (including the principal portion of rentals under Capital Leases) paid by the Borrower and its Subsidiaries during such period (excluding payments of principal of the Revolving Loans and payments of principal not required under the Revolving Loan Documents).

     "Fixed Charge Coverage Ratio" means, at any date, the ratio of (i) EBITDA plus Operating Lease rental payments for the period of the most recently completed four consecutive fiscal quarters, to (ii) Fixed Charges for such period.

     "Form 1001" has the meaning ascribed to such term in Section 3.1(f) hereoL.

     "Form 4224" has the meaning ascribed to such term in Section 3.1(f) hereoL.

     "Funded Indebtedness" means with respect to any Person, at the time of computation thereof, all of the following (without duplication): (a) obligations of such Person in respect of money borrowed; (b) obligations of such Person (other than trade debt incurred in the ordinary course of business), whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations of such Person under any letters of credit or acceptances (whether or not the same have been presented for payment); and (e) all Funded Indebtedness of other Persons which (i) such Person has Guaranteed or (ii) are secured by a Lien on any property of such Person, and which, in each case of (a) through (e), is or would be reported under GAAP accounting rules in such Person's financial statement.

     "GAAP" means generally accepted accounting principles set forth from time to time in th~ opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), which are applicable to the circumstances as of the date of determination.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness (the "primary obligations") of another Person (the "primary obligor"), including any obligation of the Person, whether or not contingent:

     (a) to purchase, repurchase or otherwise acquire such primary obligati' any property constituting direct or indirect security therefor; or

     (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor; or

     (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or

     (d) otherwise to assure or hold harmless the holder of any such p obligation against loss in respect thereof;

in each case, including arrangements wherein the rights and remedies of the holder of the primary obligation are limited to repossession or sale of certain property of such Person.

     "Hazardous Materials" means all those substances which are regulated 1 Environmental Law.

     "Healthcare Regulations" means all Requirements of Law applicable to providers of life, health care or disability insurance or the provision of health care services or such insurance or the management of health care services.

     "Immaterial Subsidiary" means a Subsidiary with assets of $15,000,000 or less and has net income for the previous four fiscal quarters of $5,000,000 or less as of any date of determination.

     "Indebtedness" of any Person means, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the Ordinary Course of Business); (c) all reimbursement obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations; (g) all obligations with respect to Rate Contracts; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; provided, however, if recourse to such Person is specifically limited in writing to the security with respect thereto, the amount of such indebtedness shall be the lesser of the amount of such indebtedness and the value of the assets of such Person which secure such indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

     "Indemnified Person" has the meaning ascribed to such term in Section 10.5 hereoL.

     "Indemnified Liabilities" has the meaning ascribed to such term in
Section 10.5 hereoL.

     "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case (a) and (b) undertaken under U. S. Federal, State or foreign law, including the Bankruptcy Code.

     "Insurance Subsidiary" means any Subsidiary directly subject to regulation by a state

 . . .

~nsurance comrn~ss~on, commissioner, or similar authority or Person.

     "Interest Payment Date" means, (i) with respect to any LIBOR Rate Revolving Loan, the earlier of the last day of each Interest Period applicable to such LIBOR Rate Revolving Loan or the date that is three months after the date of the applicable LIBOR Rate Revolving Loan Borrowing and each three-month anniversary thereafter, and (ii) with respect to Base Rate Revolving Loans, the last Business Day of the months of September, December, March and June. If any Interest Payment Date falls on a day which is not a Business Day, payment shall be made on the next succeeding Business Day.

     "Interest Period" means, with respect to any LIBOR Rate Revolving Loan, the period commencing on the Business Day the Revolving Loan is disbursed or continued or on the Conversion Date on which the Revolving Loan is converted to the LIBOR Rate Revolving Loan and ending on the date one, two, three or six months thereafter (or, if available from all Lenders, nine or twelve months thereafter), as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

     (a) if any Interest Period pertaining to a LIBOR Rate Revolving Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day; and

     (b) any Interest Period pertaining to a LIBOR Rate Revolving Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

     "Issuing Bank" means LaSalle National Bank or any other Lender which may at any time issue or be requested to issue a Letter of Credit for the account of the Borrower under this

Agreement. If there is more than one Issuing Bank, all references to "the Issuing Bank" shall be deemed to refer to each Issuing Bank or to all Issuing Banks, as the context requires.

     "Joint Venture" means a partnership, joint venture or other similar legal arrangement (whether created pursuant to contract or conducted through a separate legal entity) now or hereafter formed by the Borrower or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

     "LaSalle" means LaSalle National Bank a national banking association.

     "LaSalle L/C" has the meaning ascribed to such term in Section 2.1 hereof.

     "Lender" has the meaning ascribed to such term in the Preamble hereof.

     "Lending Office" means, with respect to any Lender, the office or offices of the Lender specified as its "Lending Office" opposite its name on the applicable signature page hereto, or such other office or offices ofthe Lender as it may from time to time notify the Borrower and the Administrative Agent.

     "Leverage Ratio" means, as of any date of determination thereof, the ratio of consolidated

2.1 (b).

Funded Indebtedness of the Borrower as of such date to EBITDA for the twelve fiscal months then ended.

     "Letter of Credit" shall have the meaning ascribed to such term in
Section 2.1 (b).

     "Letter of Credit Commitment" shall have the meaning ascribed to such term in Section

     "Letter of Credit Reserve" means, at any time, an amount equal to all liabilities of the Borrower to the Issuing Bank in respect of any Letters of Credit outstanding at such time, whether contingent or otherwise, including:
(a) the amount available to be drawn or which may become available to be drawn;
(b) all amounts which have been paid or made available by the Issuing Bank as issuer of such Letters of Credit to the extent not reimbursed; and (c) all unpaid interest, fees and expenses in respect of such Letters of Credit.

     "LIBOR Rate" means, for each applicable Interest Period, the London Interbank Offered Rate per annum for deposits of Dollars quoted by the Administrative Agent that appears on Telerate Page 3750 as of 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period for an amount comparable to the amount of the applicable Revolving Loan and the maturity comparable to such Interest Period. If no such offered rate exists, such rate will be the rate of interest per annum, as determined by the Administrative Agent (rounded upwards, if necessary, to the nearest 1/16 of 1%) at which deposits of Dollars in immediately available funds are offered at 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period by major financial institutions reasonably satisfactory to the Administrative Agent in the London interbank market for a period comparable to such Interest Period and for an amount equal or comparable to the principal amount of the Revolving Loans outstanding on such date of determination. If no such deposits are offered by such institutions, such rate will be the rate in effect for the prior Interest Period.

     "LIBOR Rate Revolving Loan" means a Borrowing hereunder which bears interest at the LIBOR Rate.

     "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease obligation, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an Operating Lease.

     "Majority Lenders" means at any time Lenders then holding at least 51% of the then aggregate unpaid principal amount of the Revolving Loans or, if no such principal amount is then outstanding, Lenders then having in excess of 51% of the Revolving Loan Commitments.

     "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, of the Federal Reserve Board.

     "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or condition (financial or otherwise) of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Borrower to perform any material obligation under any Revolving Loan Document and avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Revolving Loan Document.

hereof.

     "Maximum Revolving Loan Balance" has the meaning ascribed to such term in
Section 2.1

     "Multiemployer Plan" means a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA) and to which any member of the Controlled Group makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

     "Net Worth" means shareholders' equity of the Borrower as determined in accordance with GAAP, ~ (i) the lesser of (a) the amount of the total consideration paid by the Borrower to acquire the Borrower's stock subsequent to the Closing Date and held by the Borrower as treasury stock under GMP accounting, or (b) $150,000,000, ~ (ii) any charges incurred subsequent to the

Closing Date related to Acquisitions to the extent such charges are written off against goodwill, provided such charges shall not exceed the aggregate amount of $175,000,000.

     "Note" has the meaning ascribed to such term in Section 2.2(a) hereof.

     "Notice of Borrowing" means a notice given by the Borrower to the Administrative Agent pursuant to Section 2.4, in substantially the form of Exhibit A hereto.

     "Notice of Conversion/Continuation" means a notice given by the Borrower to the Administrative Agent pursuant to Section 2. 5, in substantially the form of Exhibit B hereto.

     "Notice of Lien" means any "notice of lien" or similar document filed or recorded with court, registry, recorder's office, central filing office or other Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Authority.

     "Obligations" means all Revolving Loans, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to any Lender, the Agents, or any other Person required to be indemnified, that arises under any Revolving Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, Revolving Loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereaBcer arising and however acquired.

     "Officer's Certificate" has the meaning ascribed to such term in Section 6.2(b) hereof.

     "Operating Lease" means, as applied to any Person, any lease of Property which is not a Capital Lease.

     "Ordinary Course of Business" means, in respect of any transaction involving the Borrower or any Subsidiary of the Borrower, the ordinary course of such Person's business, as conducted by any such Person in accordance with industry practice for companies similarly situated and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Revolving Loan Document.

     "Originating Lender" has the meaning ascribed to such term in Section 10.8(d) hereof.

     "Other Taxes" has the meaning ascribed to such term in Section 3.1 (b) hereof.

     "Participant" has the meaning ascribed to such term in Section 10.8(d) hereof.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding of its principal functions under ERISA.

     "Permitted Liens" has the meaning ascribed to such term in Section 7.1 hereoL.

     "Person" means an individual, partnership, corporation, limited liability company, busi trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

     "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower or any member of the Controlled Group sponsors or maintains or to which the Borrower or any member of the Controlled Group makes, is making or is obligated to make contributions.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

     "Qualified Plan" means a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) ofthe Code and which any member of the Controlled Group sponsors, maintains, or to which it makes, is making or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multiemployer Plan.

     "Rate Contracts" means swap agreements (as such term is defined in Section 101 of th Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

     "Reportable Event" means, as to any Plan, (a) any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC, (b) a withdrawal from a Plan described in
Section 4063 of ERISA, or (c) a cessation of operations described in Section 4062(e) of ERISA.

     "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

     "Responsible Officer" means the chief executive officer, the president, the chief financial officer or any executive vice president of the Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Borrower, or any other officer having substantially the same authority and responsibility.

     "Revolving Loan" has the meaning ascribed to such term in Section 2.1 hereof.

hereof.

     "Revolving Loan Commitment" has the meaning ascribed to such term in
Section 2.1

     "Revolving Loan Documents" means this Agreement, the Note, and all Standby Letter of Credit Agreements, including the LaSalle L/C.

     "Solvent" means, as to any Person at any time, that (a) the fair value of the Property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code and, in the .alternative, for purposes of the Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its Property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

2.1.

     "Standby Letter of Credit Agreement" has the meaning ascribed to such term in Section

     "Subsidiary" of a Person means any corporation, association, partnership, joint venture o other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

     "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

     "Taxes" has the meaning ascribed to such term in Section 3.1(a) hereoL.

     "Termination Date" means the earlier to occur of: (a) the five year anniversary of tl Closing Date; and (b) the date on which the Aggregate Revolving Loan Commitment shall terminate in accordance with the provisions of this Agreement.

     "WCC" means the Uniform Commercial Code as in effect in the State of Illinois.

     "Unfunded Pension Liabilities" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used by the Plan's actuaries for funding the Plan pursuant to section 412 for the applicable plan year.

     "United States" and "U.S." each means the United States of America.

     "Wholly-Owned Subsidiary" means any corporation in which (other than directors' or other similar qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, baneficially and of record, by the Borrower, or by one or more of the other Wholly-Owned Subsidiaries, or both.

SECTION 1.2 Other Interpretive Provisions.

     (a) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

     (b) The Agreement. The words "hereof", "herein", "hereunder" and words o similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, section, schedule and exhibit references are to this Agreement unless otherwise specified.

     (c) Certain Common Terms. The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term "including" is not limiting and means "including without limitation."

     (d) Performance; Time. Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including." If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

     (e) Contracts. Unless otherwise expressly provided herein, references to agreements and other contractual instruments, including this Agreement and the other Revolving Loan Documents, shall be deemed to include all subsequent amendments, thereto, restatements thereof and other mod)fications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other mod)fications are not prohibited by the terms of any Revolving Loan Document.

     (f) Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

     (g) Amendment and Restatement. On the date that all of the conditions precedent set forth in Section 4.3 ofthis Agreement have been satisfied (the "Restatement Effective Date") (i) the full principal balance of all of the Revolving Loans (as defined in the Original Credit Agreement) outstanding under the Original Credit Agreement on such date (the "Prior Loans") shall be converted into and continued as Revolving Loans hereunder; and (ii) all fees and other obligations of the Borrower which shall have accrued but which shall remain unpaid on the Restatement Effective Date (the "Accrued Fees") shall be converted into and continued as obligations of the Borrower hereunder. The Prior Loans and Accrued Fees outstanding on the Restatement Effective Date shall not be deemed to have been repaid as a result of this amendment and restatement and all Interest Payment Dates for Revolving Loans made prior to the Restatement Effective Date shall remain on the dates that were applicable under the Original Credit Agreement. Any reference to the Original Credit Agreement in any Assignment and Acceptance, Officer's Certificate, Notice of Borrowing or Notice of Conversion/Continuation which is delivered after the Restatement Effective Date shall be deemed to refer to this Agreement.

     SECTION 1.3 Accounting Principles. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied; provided, however, that if any changes in GAAP are hereafter required or permitted and are adopted by the Borrower and such changes result in a material change in the method of calculation of any of the financial covenants or restrictions contained in
Article 7 or in the related definitions or terms used herein, the parties hereto agree to enter into negotiations in good faith in order to amend such provisions so as to reflect equitably such changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such changes as if such changes had not been made.

     (a) References herein to "fiscal year", "fiscal quarter" and "fisca to such fiscal periods of the Borrower.

ARTICLE 2

TIIE CRED11 S

SECTION 2.1 Amounts and Terms of Commitments.

     (a) The Revolving Credit. Each Lender severally and not jointly agrees, on the terms and conditions hereinafter set forth, to make Revolving Loans to the Borrower (the "Revolving Loans") from time to time on any Business Day during the period from the Closing Date to the Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite the Lender's name in Schedule I under the heading "Revolving Loan Commitment"

(such amount as the same may be reduced from time to time pursuant to subsection 2.7(b) hereof or as a result of one or more assignments pursuant to Section 10.8, the Lender's "Revolving Loan Commitment"); provided, however, that, after giving effect to any borrowing of Revolving Loans (each, a `'Borrowing"), the aggregate principal amount of all outstanding Revolving Loans and Letters of Credit shall not exceed the Maximum Revolving Loan Balance. Within the limits of each Lender's Revolving Loan Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.1, prepay pursuant to Section 2.6 and reborrow pursuant to this Section 2. 1. The
"Maximum Revolving Loan Balance" will be the aggregate of all Revolving Loan Commitments then in effect. If at any time the Revolving Loans exceed the Maximum Revolving Loan Balance, the Revolving Loans must be repaid immediately in an amount sufficient to eliminate any excess.

     (b) Letters of Credit. Subject to the terms and conditions of this Agreement, in addition to the Revolving Loans, the Revolving Loan Commitments may be utilized upon the request of Borrower and subject to the Administrative Agent's approval of each application therefor, for the issuance (or, with respect to any previously issued Letter of Credit, the extension of the expiration thereof) by the Issuing Bank (or, if more than one Lender agrees to be an Issuing Bank, the Issuing Bank designated by Borrower) of letters of credit (each a "Letter of Credit") to a maximum amount outstanding at any time of $15,000,000; provided, however, that, after giving effect to any issuance or extension of a Letter of Credit, the aggregate principal amount of all outstanding Revolving Loans and Letters of Credit shall not exceed the Maximum Revolving Loan Balance. LaSalle agrees to be an Issuing Bank and any other Lender may hereto agree to become an Issuing Bank by written notice to the Administrative Agent. Each Lender severally and not jointly agrees to purchase participations from the Issuing Bank in letters of credit issued by the Issuing Bank in an aggregate amount not to exceed at any time outstanding the amount set forth opposite the Lender's name in Schedule I under the heading "Letter of Credit Commitment" (such amount as the same may be reduced from time to time pursuant to subsection 2.7(b) hereof or as a result of one or more assignments pursuant to Section 10.8, the Lender's "Letter of Credit Commitment"). In determining the amount of outstanding Letters of Credit, the maximum amount then undrawn under each Letter of Credit plus any drawings which have not been reimbursed to the Issuing Bank will be considered outstanding. Each Letter of Credit shall expire not later than the Termination Date in effect at the time of issuance or extension. For each requested Letter of Credit, the Borrower shall give the Administrative Agent and the Issuing Bank not less than five (5) Business Days' prior written notice by delivery to the Administrative Agent and the Issuing Bank of a duly completed and executed application for such Letter of Credit in the form attached hereto as Exhibit G (each, a "Standby Letter of Credit Agreement"), which the Administrative Agent or the Issuing Bank may accept or reject in their sole discretion.

     The Borrower shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse the Issuing Bank and the Administrative Agent for any amounts paid by the Issuing Bank or Administrative Agent under any Letter of Credit. The Borrower hereby authorizes and directs the Lenders, at the Administrative Agent's option, to make a Revolving Loan in the amount of any payment made by the Issuing Bank with respect to any Letter of Credit. All amounts paid by the Administrative

Agent to the Issuing Bank with respect to any Letter of Credit that are not immediately repaid by Borrower with the proceeds of a Revolving Loan or otherwise shall bear interest at the interest rate then applicable to Revolving Loans, calculated using the interest rate then in effect. Each Lender agrees to fund its pro rata share of any Revolving Loan made pursuant to this subsection 2.1(b) and, if no such Revolving Loans are made, each Lender agrees to purchase, and shall be deemed to have purchased, a participation in all of the reimbursement obligation and other rights with respect to such Letter of Credit in an amount equal to its ratable share of such Letter of Credit based upon the Letter of Credit Commitments then in effect and each Lender agrees to pay to the Administrative Agent or the Issuing Bank, as applicable, such share of any payments made by the Administrative Agent or the Issuing Bank, as applicable, under such Letter of Credit notwithstanding any challenge by the Borrower to its obligation to reimburse any payments under such Letter of Credit; provided, however, that each Lender shall be relieved of its obligations in this sentence, if, and only if, and only to the extent a court of competent jurisdiction has declared in a final, non-appealable judgment that Borrower is relieved of its obligation to repay such Revolving Loan or to reimburse the Issuing Bank for payments made under the applicable Letter of Credit because of the Issuing Bank's gross negligence or willful misconduct. The obligations of each Lender under the preceding two (2) sentences shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 4.2 hereof. If any Lender fails to make available to the Administrative Agent or the Issuing Bank, as applicable, the amount of such Lender's share of any payments made by the Administrative Agent or the Issuing Bank, as applicable, in respect of any Letter of Credit as provided in this subsection 2. l(b), the Administrative Agent or the Issuing Bank, as applicable, shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the period in question.

     The parties hereto acknowledge and agree that on September 25, 1997, LaSalle National Bank issued a letter of credit to Borrower in the amount of $5,000,000.00 subject to customary terms and conditions (the "LaSalle L/C") and that, notwithstanding anything to the contrary in this Agreement, on and as of the date this Agreement becomes effective pursuant to the provisions of Section
4.3 hereof, the LaSalle L/C shall become subject to this Agreement and be deemed to be a Letter of Credit issued by LaSalle National Bank as Issuing Bank hereunder subject to the terms and conditions described in the form of Letter of Credit application attached hereto as Exhibit G.

SECTION 2.2 Note.

     (a) The Revolving Loans made by the Lenders shall be evidenced by a single Revolving Note (the "Note") payable to the order of the Administrative Agent for the benefit of the Lenders in substantially the form of Exhibit C to the Original Credit Agreement, in an amount equal to the Aggregate Revolving Loan Commitments of all Lenders. The note executed pursuant to the Original Credit Agreement shall continue to evidence all such Revolving Loans and need not be replaced by a substitute note.

     (b) The Administrative Agent may, from time to time, and is irrevocably authorized by the Borrower to, endorse on the schedules annexed to the Note the amount of each Revolving

Loan made thereunder, the applicable interest rates, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding; provided. however, that the failure to make, or an error in making, a notation thereon with respect to any Revolving Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Note.

     SECTION 2.3 Revolving Loan Accounts. The Administrative Agent on behalf of the Lenders, shall record on its books and records the amount of each Revolving Loan made, the interest rate applicable, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding, and the record thereof shall, absent manifest error be conclusive evidence of the amount of the Revolving Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder (and under the Note) to pay any amount owing with respect to the Revolving Loans.

SECTION 2.4 Procedure for Revolving Credit Borrowing.

     (a) Each Borrowing shall be made upon the Borrower's irrevocable written notice or telephonic notice confirmed promptly in writing delivered to the Administrative Agent in the form of a Notice of Borrowing, which notice must be received by the Administrative Agent prior to 10:00 a.m. (Chicago time) (x) on the requested Borrowing date in the case of each Base Rate Revolving Loan and
(y) on the day which is three (3) Business Days prior to the requested Borrowing date in the case of each LIBOR Rate Revolving Loan. Such Notice of Borrowing shall specify:

     (i) the amount of the Borrowing (which, in the case of both LIBOR Rate Revolving Loans and Base Rate Revolving Loans, shall be in an aggregate minimum principal amount of $5,000,000 or any multiple of $1,000,000 in excess thereof);


     (ii)  the requested Borrowing date, which shall be a Business Day;

     (iii) whether the Borrowing is to be comprised o~ Revolving Loans or Base Rate Revolving Loans; and

     (iv) if the Borrowing is to be LIBOR Rate Revolvi Interest Period applicable to such Revolving Loans;

provided, however, that with respect to the Borrowing to be made on the Closing Date, the Notice of Borrowing shall be delivered to the Administrative Agent not later than 2:00 p.m. (Chicago time) one Business Day before the Closing Date and such Borrowing will consist of Base Rate Revolving Loans only.

     (b) Upon receipt of the Notice of Borrowing, the Administrative Agent will promptly notify each Lender thereof and of the amount of such Lender's Commitment Percentage of the Borrowing.

     (c) After giving effect to any Borrowing, there shall not be mor~ different Interest Periods in effect.

SECTION 2.5 Conversion and Continuation Elections.

     (a) Subject to the provisions of this Agreement, the Borrower may upo~ irrevocable written notice or telephonic notice confirmed promptly in writing to the Administrative Agent in accordance with subsection 2.5(b) below:

     (i) elect to convert on any Business Day, any Base Rate Revolving Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Rate Revolving Loans or;

     (ii) elect to convert on the last day of the applicable Interest Period any LIBOR Rate Revolving Loans having Interest Periods maturing on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Base Rate Revolving Loans; or

     (iii) elect to renew on the last day of the applicable Interest Period any LIBOR Rate Revolving Loans having Interest Periods maturing on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if the aggregate amount of LIBOR Rate Revolving Loans in respect of any Borrowing shall have been reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such LIBOR Rate Revolving Loans shall automatically convert into Base Rate Revolving Loans, and on and after such date the right of the Borrower to continue such Revolving Loans as, and convert such Revolving Loans into, LIBOR Rate Revolving Loans, as the case may be, shall terminate.

     (b) The Borrower shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent not later than 10:00 a.m. (Chicago time) at least three (3) Business Days in advance of the requested Conversion Date or Continuation Date, if the Revolving Loans are to be converted into or continued as LIBOR Rate Revolving Loans and on the requested Conversion Date, if the Revolving Loans are to be converted into Base Rate Revolving Loans, specifying:

(i) the proposed Conversion Date or Continuation Date;

renewed;

(ii) the aggregate amount of Revolving Loans to be converted or

(iii) the nature of the proposed conversion or continuation; and

     (iv) the duration of the requested Interest Period with respect to any Revolving Loans to be converted or continued as LIBOR Rate Revolving Loans.

     (c) If upon the expiration of any Interest Period applicable to LIBOR Rate Revolving Loans, the Borrower has failed to select timely a new Interest Period to be applicable to such LIBOR Rate Revolving Loans, as the case may be, or if any Default or Event of Default shall then exist, the Borrower shall be deemed to have elected to convert such LIBOR Rate Revolving Loans into Base Rate Revolving Loans effective as of the expiration date of such current Interest Period.

     (d) Upon receipt of a Notice of Conversion/Continuation, the Administrative Agent will promptly notify each Lender thereof, or, if no timely notice is provided by the Borrower, the Administrative Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans with respect to which the notice was given held by each Lender.

     (e) During the existence of a Default or Event of Default, the Borrower may not elect to have any Revolving Loan converted into or continued as a LIBOR Rate Revolving Loan.

     (f) Notwithstanding any other provision contained in this Agreement, after giving effect to any conversion or continuation of any Revolving Loans, there shall not be more than ten (10) different Interest Periods in effect.

     SECTION 2.6 Optional Prepayments. Subject to Section 3.4, the Borrower may, at any time or from time to time, upon at least three (3) Business Days' notice to the Administrative Agent for LIBOR Rate Revolving Loans and one (1) Business Days' notice to the Administrative Agent for Base Rate Revolving Loans, ratably among the Lenders prepay Revolving Loans in whole or in part, in amounts of $5,000,000 or any multiple of $1,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and whether such prepayment is of Base Rate Revolving Loans or LIBOR Rate Revolving Loans, or any combination thereoL. Such notice shall not thereafter be revocable by the Borrower and the Administrative Agent will promptly notify each Lender thereof and of such Lender's Revolving Loan Commitment Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with any amounts required pursuant to Section 3.4 and, for LIBOR Rate Revolving Loans, accrued interest to each such date on the amount prepaid.

SECTION 2.7 Final Pavment: Optional Reduction of Aggregate Commitment.

     (a) Final Payment. The Borrower shall repay to the Lenders in full on the Termination Date the aggregate principal amount of the Revolving Loans outstanding on such date together with all other amounts owing (including all accrued interest, whether billed or unbilled) by the Borrower to the Lenders hereunder.

     (b) Optional Revolving Loan Commitment Reduction. The Borrower may, at its option from time to time, by providing five (5) Business Days' irrevocable written notice or telephonic notice promptly confirmed in writing, to the Administrative Agent, permanently reduce the amount of either or both of the Aggregate Revolving Loan Commitment or the Aggregate Letter of Credit Commitment in the minimum amount, in each case, of $5,000,000, or any multiple of $1,000,000 in excess thereof, to any amount equal to or greater than the aggregate principal amount of all outstanding Revolving Loans and Letters of Credit. The Administrative Agent will promptly notify each Lender of such notice and of each Lender's reduced Revolving Loan Commitment or Letter of Credit Commitment (which shall be reduced pro rata among all Lenders based on the Lenders' respective Commitment Percentage).

SECTION 2.8 Interest.

     (a) Subject to subsection 3.4, each Revolving Loan shall bear interest on the outstanding principal amount thereof from the date when made at a rate per annum equal to the LIBOR or the Base Rate, as the case may be, plus the Applicable Margin, as the same may be adjusted pursuant to the provisions of the definition of Applicable Margin.

     (b) Interest on each Revolving Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any payment or prepayment of Revolving Loans in full at the Termination Date pursuant to
Section 2.7(a) or simultaneously with a reduction of the Revolving Loan Commitments to zero pursuant to Section 2.~(b), and, during the existence of any Event of Default, interest shall be payable on demand of the Administrative Agent.

     (c) While any Event of Default exists and is continuing or after maturity of the Revolving Loans (whether by acceleration or otherwise), unless the Majority Lenders shall otherwise then agree, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Obligations due and unpaid, at a rate per annum which is determined by adding two percent (2%) per annum to the Applicable Margin then in effect for such Revolving Loans and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Base Rate plus two percent (2%); provided, however, that, on and after the expiration of any Interest Period applicable to any LIBOR Rate Revolving Loan outstanding on the date of occurrence of such Event of Default or maturity, the principal amount of such Revolving Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus two percent (2%).

     (d) Anything herein to the contrary notwithstanding, the obligations of the Borrower hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event the Borrower shall pay such Lender interest at the highest rate permitted by applicable law.

SECTION 2.9 Fees.

     (a) Commitment and Agencv Fees. Pursuant to the terms of a letter agreement between the Borrower and the Administrative Agent dated June 11, 1997, the Borrower shall pay to the Administrative Agent (i) on the Closing Date, a commitment fee (the "Commitment Fee"), and (ii) on the dates set forth in the letter agreement, agency fees (the "Agency Fees").

     (b) Facility Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender a facility fee ("Facility Fee") on the average daily portion of such Lender's Revolving Loan Commitment calculated on the basis of ~ 360-day year and the actual days multiplied by the Applicable Margin. Facility Fees shall accrue from the Closing Date to the Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each September, December, March and June, commencing on September 30, 1997 except that the final payment shall be made on the Termination Date. The Facility Fees provided in this subsection 2.9(b) shall accrue at all times after the Closing Date, including at any time during which one or more conditions in Article 4 hereof are not met.

     (c) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent (i) for the account of the Issuing Bank a letter of credit fronting fee of five basis points for each Letter of Credit issued by the Issuing Bank, and
(ii) for the pro rata account of each of the Lenders, on each Interest Payment Date with respect to Base Rate Revolving Loans, for the time period since the previous Interest Payment Date, a letter of credit fee calculated on a daily basis by multiplying the Applicable LIBOR Margin in effect on such day by the outstanding balance of all Letters of Credit on such day and then dividing the product by 360.

SECTION 2.10 Computation of Fees and Interest.

     (a) Interest payable under this Agreement shall be calculated on the basis of actual days elapsed in a 360-day year for LIBOR Rate Revolving Loans and in a 365-day year for Base Rate Revolving Loans. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

     (b) The Administrative Agent will, with reasonable promptness, notify the Borrower and the Lenders of each determination of a LIBOR Rate; provided that any failure to do so shall not relieve the Borrower of any liability hereunder or provide the basis for any claim against the Administrative Agent. Any change in the interest rate on a Revolving Loan resulting from a change in the Applicable Margin shall become effective as of the opening of business on the day on which such change in the Applicable Margin becomes effective. The Administrative Agent will with reasonable promptness notify the Borrower and the Lenders of the effective date and the amount of each such change, provided that any failure to do so shall not relieve the Borrower of any liability hereunder or provide the basis for any claim against the Administrative Agent.

     (c) Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

SECTION 2. 11 Pavments bv the Borrower.

     (a) All payments (including prepayments) to be made by the Borrower on account of principal, interest, fees and other amounts required hereunder shall be made without setoff, recoupment or counterclaim, shall, except as otherwise expressly provided herein, be made to the Administrative Agent for the ratable account of the Lenders at the Administrative Agent's Payment Office, and shall be made in United States dollars and in immediately available funds, no later than 1:00 p.m. (Chicago time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Commitment Percentage (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts, in like funds as received. Any payment which is received by the Administrative Agent later than 1:00 p.m. (Chicago time) shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue.

     (b) Subject to the provisions set forth in the definition of"Interest Period" herein, if any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

     (c) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full as and when required hereunder, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate as in effect for each such day, and the Borrower shall pay to the Administrative Agent a processing fee in the amount of $200 for each such payment for which the Administrative Agent makes demand to any Lender.

SECTION 2.12 Payments bv the Lenders to the Administrative Agent.

     (a) Unless the Administrative Agent shall have received notice from a Lender on the Closing Date or, with respect to each Borrowing after the Closing Date, on the date of any proposed Borrowing, that such Lender will not make available to the Administrative Agent as and when required hereunder for the account of the Borrower the amount of that Lender's Revolving Loan Commitment Percentage of the Borrowing, the Administrative Agent may assume that each Lender has made such amount available to the Administrative Agent in immediately available funds on the applicable Borrowing date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Borrower such amount, that Lender shall on the next Business Day following the date of such Borrowing make such amount available to the Administrative Agent, together with a processing fee of $200 and interest at the Federal Funds Rate for and determined as of each day during such period. A notice of the Administrative Agent submitted to any Lender with respect to amounts owing under this subsection 2.12(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender's Revolving Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the next Business Day following the date of such Borrowing, the Administrative Agent shall notify the Borrower of such failure to fund and, upon demand by the Administrative Agent, the Borrower shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable (including the Applicable Margin) at the time to the Revolving Loans comprising such Borrowing.

     (b) The failure of any Lender to make any Revolving Loan on any date of Borrowing shall not relieve any other Lender of any obligation hereunder to make a Revolving Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Loan to be made by such other Lender on the date of any Borrowing.

     SECTION 2. 13 Sharing of Payments. Etc. If, other than as expressly provided elsewl herein, any Lender shall obtain on account of the Revolving Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off including under Section 10.10 of this Agreement, or otherwise) in excess of its Commitment Percentage of payments on account of the Revolving Loans obtained by all the Lenders, such Lender shall forthwith.

     (i) notify the Administrative Agent of such fact; and

     (ii) purchase from the other Lenders such Participations in the Revolving Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's Commitment Percentage (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.10) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments.

ARTICLE 3

TAXES, YIELD PROTECTION AND ILLEGALITY

SECTION 3.1 Taxes.

     (a) Subject to subsection 3. l(g), any and all payments by the Borrower to each Lender or the Administrative Agent under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's net income by the jurisdiction under the laws of which such Lender or the Administrative Agent, as the case may be, is organized or maintains a Lending Office or otherwise does business or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

     (b) In addition, the Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Revolving Loan Documents (hereinafter referred to as L`Other Taxes,').

     (c) Subject to subsection 3.1(g), the Borrower shall indemnify and hold harmless each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.1) paid by the Lender or the Administrative Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days from the date the Lender or the Administrative Agent makes written demand therefor.

     (d) If the Borrower shall be reauired bv law to deduct or withhold or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, then, subject to subsection 3. l(g):

     (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.1) such Lender or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made;

     (ii) the Borrower shall make such deductions; and

     (iii) the Borrower shall pay the full amount deducted taxation authority or other authority in accordance with applicable law.

     (e) Within thirty (30) days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

     (f) Each Lender which is a foreign person (i.e., a person other States person for United States Federal income tax purposes) agrees that:

     (i) it shall, no later than the Closing Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 10.8 after the Closing Date, the date upon which the Lender becomes a party hereto) deliver to the Borrower through the Administrative Agent two accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"), or two accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto (`'Form 1001"), as appropriate, in each case indicating that the Lender is on the date of delivery thereof entitled to receive payments of principal, interest fees and other amounts under this Agreement free from any deduction for or withholding of United States Federal income tax;

     (ii) if at any time the Lender makes any changes necessitating a new Form 4224 or Form 1001, it shall with reasonable promptness deliver to the Borrower through the Administrative Agent in replacement for, or in addition to, the forms previously delivered by it hereunder, two accurate and complete signed originals of Forrn 4224, or two accurate and complete signed originals of Form 1001, as appropriate, in each case indicating that the Lender is on the date of delivery thereof entitled to receive payments of principal, interest, fees and other amounts under this Agreement free from withholding of United States Federal income tax;

     (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in (ii) above) requiring a change in or renewal of the most recent Form 4224 or Form 1001 previously delivered by such Lender and deliver to the Borrower through the Administrative Agent two accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by the Lender as appropriate, in each case indicating that the Lender is on the date of delivery thereof entitled to receive payments of principal, interest, fees and other amounts under this Agreement free from withholding of United States Federal income tax; and

     (iv) it shall, promptly upon the Borrower's or the Administrative Agent's reasonable request to that effect, deliver to the Borrower or the Administrative Agent (as the case may be) such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes.

     (g) The Borrower will not be required to pay any additional amounts in respec of United States Federal income tax pursuant to subsection 3. l(d) to any Lender for the account of any Lending Office of such Lender (and the Borrower shall appropriately withhold or deduct Taxes):

     (i) if the obligation to pay such additional amounts (or withhold or deduct Taxes) would not have arisen but for a failure by such Lender to comply with its obligations under subsection 3. l(f) in respect of such Lending Office;

     (ii) if such Lender shall have delivered to the Borrower a Form 4224 in respect of such Lending Office pursuant to subsection 3.1(f), and such Lender shall not at any time be entitled to a full and complete exemption from deduction or withholding of United States Federal income tax in respect of payments by the Borrower hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224; or

     (iii) if the Lender shall have delivered to the Borrower a Form 1001 in respect of such Lending Office pursuant to subsection 3. l(f), and such Lender shall not at any time be entitled to a full and complete exemption from deduction or withholding of United States Federal income tax in respect of payments by the Borrower hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001.

     (h) If, at any time, the Borrower requests any Lender to deliver any forms
o other documentation pursuant to subsection 3. l(f)(iv), then the Borrower shall, on demand of such Lender through the Administrative Agent, reimburse such Lender for any reasonable costs and expenses (including Attomey Costs) reasonably incurred by such Lender in the preparation or delivery of such forms or other documentation.

     (i) If the Borrower is required to pay additional amounts to any Lender or the Administrative Agent pursuant to subsection 3. l(d), then such Lender shall use its reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Borrower which may thereafter accrue if such change in the judgment of such Lender is not otherwise materially disadvantageous to such Lender.

SECTION 3.2 Illegality.

     (a) If any Lender shall determine that the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make LIBOR Revolving Loans, then, on notice thereof by the Lender to the Borrower through the Administrative Agent, the obligation of that Lender to make LIBOR Rate Revolving Loans shall be suspended until the Lender shall have not)fied the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

     (b) If a Lender shall determine that it is unlawful to maintain any LIBOR Rate Revolving Loan, the Borrower shall prepay in full all LIBOR Rate Revolving Loans of that Lender then outstanding (or convert such Revolving Loan to Base Rate Revolving Loans), together with interest accrued thereon, either on the last day of the Interest Period thereof if the Lender may lawfully continue to maintain such LIBOR Rate Revolving Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Rate Revolving Loans, together with any amounts required to be paid in connection therewith pursuant to Section 3.4.

     (c) If the obligation of any Lender to make or maintain LIBOR Rate Revolving Loans has been terminated, the Borrower may elect, by giving notice to the Lender through the Administrative Agent that all Revolving Loans which would otherwise be made by the Lender as LIBOR Rate Revolving Loans shall be instead Base Rate Revolving Loans.

     (d) Before giving any notice to the Administrative Agent pursuant to this
Section 3.2, the affected Lender shall designate a different Lending Office with respect to its LIBOR Rate Revolving Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise materially disadvantageous to the Lender.

SECTION 3.3 Increased Costs and Reduction of Return.

     (a) If any Lender shall determine that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the Closing Date or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority issued after the Closing Date (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Revolving Loans, then the Borrower shall be liable for, and shall from time to time, upon demand therefor by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

     (b) If any Lender shall have determined that:

Closing Date;

Date;

     (i) the introduction of any Capital Adequacy Regulation after the

     (ii) any change in any Capital Adequacy Regulation after the Closing

     (iii) any change after the Closing Date in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof; or

     (iv) compliance by the Lender (or its Lending Office) or any corporation controlling the Lender, with any Capital Adequacy Regulation issued after the Closing Date; affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Revolving Loan Commitment, Revolving Loans, Letter of Credit Commitment, participation in the Letters of Credit, credits or obligations under this Agreement, then, upon demand of such Lender (with a copy to the Administrative Agent), the Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

     (c) Before giving any notice to the Administrative Agent pursuant to this
Section 3.3, the affected Lender shall designate a different Lending Office with respect to its LIBOR Rate Revolving Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise materially disadvantageous to the Lender.

     SECTION 3.4 Funding Losses. The Borrower agrees to reimburse each Lender and to hold each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

     - (a) the failure of the Borrower to make any payment of principal of any LIBOR Rate Revolving Loan (including payments made after any acceleration thereof);

     (b) the failure of the Borrower to borrow, continue or convert a Revolvin Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion or Continuation;

     (c) the failure of the Borrower to make any prepayment after the Borrower has given a notice in accordance with Section 2.6;

     (d) the prepayment of a LIBOR Rate Revolving Loan on a day which is not the last day of the Interest Period with respect thereto; or

     (e) the conversion pursuant to Section 2.5 of any LIBOR Rate Revolving Loan to a Base Rate Revolving Loan on a day that is not the last day of the applicable Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Revolving Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. Solely for purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.4 and under subsection 3.3(b), each LIBOR Rate Revolving Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR Rate used in determining the interest rate for such LIBOR Rate Revolving Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Revolving Loan is in fact so funded.

     SECTION 3 .5 Inabilitv to Determine Rates. If the Administrative Agent shall have determined that for any reason adequate and reasonable means do not exist for ascertaining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Revolving Loan or that the LIBOR Rate applicable pursuant to subsection 2.8(a) for any requested Interest Period with respect to a proposed LIBOR Rate Revolving Loan does not adequately and fairly reflect the cost to the Lenders of funding such Revolving Loan, the Administrative Agent will forthwith give notice of such determination to the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Revolving Loans hereunder shall be suspended until the Administrative Agent revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of ConversionlContinuation then submitted by it. If the Borrower does not revoke such notice, the Lenders shall make, convert or continue the Revolving Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Revolving Loans shall be made, converted or continued as Base Rate Revolving Loans.

     SECTION 3.6 Reserves on LlBOR Rate Revolving Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrencv liabilities"), additional costs on the unpaid principal amount of each LIBOR Rate Revolving Loan equal to actual costs of such reserves allocated to such Revolving Loan by the Lender (as determined by the Lender in good faithj which determination shall be conclusive), payable on each date on which interest is payable on such Revolving Loan provided the Borrower shall have received at least fifteen (15) days' prior written notice (with a copy to the Administrative Agent) of such additional interest from the Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest shall be payable fifteen (15) days from receipt of such notice.

     SECTION 3.7 Certificates of Lenders. Any Lender claiming reimbursement or compensation pursuant to this Article 3 shall deliver to the Borrower (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the circumstances which give rise to such claim and the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

     SECTION 3.8 Replacement of Lenders. If at any time a Lender fails to fund all or any portion of its Revolving Loan Commitment (a "Defaulting Lender"), requests a payment pursuant to Section 3.3 hereof (a "Gross Up Lender") or is subject to United States withholding tax with respect to the transactions hereunder, the Borrower shall have the right to replace such Lender with any Person with the consent of the Administrative Agent, which consent shall not be unreasonably withheld; provided, that (i) neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find such other Person,
(ii) in order for the Borrower to be entitled to replace such a Lender, such replacement must take place no later than one hundred fifty (150) days after the date the applicable Lender becomes a Defaulting Lender, a Gross Up Lender, or becomes subject to United States withholding tax with respect to the transactions hereunder and (iii) such Lender shall be an Eligible Assignee. Each Lender agrees to its replacement at the option ofthe Borrower pursuant to this Section 3.8; provided that the successor Lender shall purchase without recourse such Lender's interest in the Obligations and rights and obligations under the Revolving Loan Documents for cash in an aggregate amount equal to the aggregate unpaid principal amount owing to such selling lender hereunder, all unpaid interest accrued thereon, and all other amounts then owing by the Borrower to such Lender hereunder or under any other Revolving Loan Documents.

     SECTION 3.9 Survival. The covenants, agreements and obligations of the Borr~ this Article 3 shall survive the payment of all other Obligations.

ARTICLE 4

CONDITIONS PRECEDENT

     SECTION 4 1 Conditions of Initial Revolving Loans. The obligation of each Lender to make its initial Revolving Loan on or before the Closing Date was subject to the condition that the Administrative Agent shall have received, on or before the Closing Date, all of the following, which condition the parties agree was previously satisfied:

     (a) Credit Agreement and Note. The Original Credit Agreement and the Note;

     (b) Secretary's Certificates: Resolutions: Incumbencv. A c~ Secretary or Assistant Secretary of the Borrower certifying:

     (i) the names and true signatures of the officers of the Borrower authorized to execute, deliver and perform, as applicable, the Original Credit Agreement, all other Revolving Loan Documents to be delivered thereunder and notices to be delivered to the Administrative Agent; and

     (ii) copies of the resolutions of the board of directors of the Borrower approving and authorizing the execution, delivery and performance by the Borrower of the Original Credit Agreement and the other Revolving Loan Documents to be executed or delivered by it thereunder;

     (c) Articles of Incorporation: Bv-laws and Good Standing. Each of the following documents:

     (i) the articles or certificate of incorporation of the Borrower and each Subsidiary as in effect on the Closing Date, certified by the Secretary of State (or similar, applicable Governmental Authority) of the state of incorporation of such Person as of a recent date, and the bylaws of the Borrower as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Borrower as of the Closing Date; and

     (ii) a good standing and tax good standing certificate for the Borrower from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation.

     (d) Legal Opinions. An opinion of Latham & Watkins, counsel to the Borrower and addressed to the Administrative Agent and the Lenders, substantially in the form of Exhibit D;

     (e) Certificate. A certificate signed by a Responsible Offficer, d Closing Date, stating that:

     (i) the representations and warranties contained in Article 5 hereof a~ true and correct on and as of such date, as though made on and as of such date;

     (ii) no Default or Event of Default exists or would result from the initial Borrowing; and

     (iii) there has occurred since December 31, 1996, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;

     (f) Fees. Payment of all of the Administrative Agent's outstanding fees, including the Agency Fee and the Commitment Fee which are payable at or prior to the Closing Date.

     (g) Acquisition Transactions.

     (i) copies of the fully executed Acquisition Documents;

     (ii) a certification that the conditions to the closing of t Transactions have been satisfied or waived; and

     (iii) a certification that since the delivery of the Acquisition Documents to the Administrative Agent on or about June 18, 1997, no material amendments, revisions or supplements have been made to the Acquisition Documents; and

     (h) Other Documents. Such other approvals, opinions, document as the Administrative Agent may reasonably request.

     SECMON 4.2 Conditions to All Borrowings and Issuances of Letters of Credit. The obligation of each Lender to make any Revolving Loan and of any Issuing Bank to issue any Letter of Credit hereunder is subject to the satisfaction of the following conditions precedent on the relevant borrowing, continuation or conversion date:

     (a) Notice of Borrowing. Continuation or Conversion. The Administrative 'Agent shall have received a Notice of Borrowing or a Notice of Continuation/Conversion, as applicable.

     (b) Application and Request for Letter of Credit. For each Letter of Credit requested, the Administrative Agent and the Issuing Bank shall have received not less than five (5) Business Days' prior written notice of such requested Letter of Credit accompanied by a completed application in the form attached hereto as Exhibit G.

     (c) Continuation of Representations and Warranties. With respect to any Borrowing, the representations and warranties made by the Borrower contained in
Article 5 shall be true and correct on and as of such Borrowing with the same effect as if made on and as of such Borrowing (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

     (d) No Existing Default. No Default or Event of Default shal result from such Borrowing or continuation or conversion.

Each Notice of Borrowing and Notice of Continuation/Conversion and each application for a Letter of Credit submitted by the Borrower hereunder shall constitute a representation and warranty by the Borrower hereunder, as of the date of each such notice or application and as of the date of each Borrowing or continuation or conversion, as applicable, that the applicable conditions in
Section 4.2 are satisfied.

     SECTION 4.3 Conditions to Effectiveness of Amendment and Restatement. The effectiveness of the amendment and restatement of the Original Credit Agreement as stated herein is subject to the condition that the Administrative Agent shall have received all of the following, in form and substance satisfactory to the Administrative Agent, duly executed by all parties thereto:

     (a) Credit Agreement. This Agreement; date hereof, stating that:

     (b) Certificate. A certificate signed by a Responsible Officer, dated as of the

     (i) the representations and warranties contained in Article 5 hereof are true and correct on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

Agreement.

(ii) no Default or Event of Default exists under the Original Credit

ARTICLE 5

REPRPSENTATIONS AND WARRAN10;S

     The Borrower represents and warrants to the Administrative Agent and each Lender that (after giving effect to the Acquisition Transactions):

Subsidiaries:

SECTION 5.1 Corporate Existence and Power. The Borrower and each of its

     (a) ~ rN-N

     is a corDoration duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation (except as otherwise permitted pursuant to Section 6.4).

     (b) has the power and authority and all material governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and execute, deliver, and perform its obligations under, the Revolving Loan Documents;

     (c) is duly qualified as a foreign corporation, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; and

     (d) is in compliance with all material Requirements of Law.

     SECTION 5.2 Corporate Authorization: No Contravention. As of the Closing Date, t execution, delivery and performance by the Borrower of the Revolving Loan Documents are within the corporate powers of the Borrower, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or offcial which has not been taken or made and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws of the Borrower or of any debt instrument or material agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

     SECTION 5.3 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority which has not been obtained, taken or made is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement or any other Revolving Loan Document.

     SECTION 5.4 Binding Effect. This Agreement and each other Revolving Loan Document to which the Borrower is a party constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     SECTION 5.5 Litigation. Except as specifically disclosed in Schedule 5.5, there is no action, suit, proceeding, claim or dispute pending, or to the best knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Borrower, or its Subsidiaries or any of their respective Properties which could reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement, any Revolving Loan Document, or any Acquisition Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

     SECTION 5.6 NO Default. NO Default or Event of Default exists or would result from the incurrence of any Obligations by the Borrower. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect (provided, that to the extent any such default(s) relate to Indebtedness, the amount of such Indebtedness shall be at least $25,000,000) or that would, if such default had occurred after the Closing Date, create an Event of Default.

     SECTION 5.7 ERISA Compliance. Schedule 5.7 lists all Plans and separately identifies Plans intended to be Qualified Plans and Multiemployer Plans. All written descriptions thereof provided to the Administrative Agent are true and complete in all material respects. There is (a) no outstanding liability under Title IV of ERISA with respect to any Qualified Plan maintained or sponsored by the Borrower or any ERISA Affiliate, nor with respect to any Qualified Plan to which the Borrower or any ERISA Affiliate contributes or is obligated to contribute; (b) no Qualified Plan subject to Title IV of ERISA has any Unfunded Pension Liability in excess of $10,000,000 in the aggregate; and (c) no ERISA Event which has occurred or is reasonably expected to occur with respect to any Plan which, in the case of clauses (a), (b) or (c) above, could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate has incurred nor reasonably expects to incur (i) any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan or (ii) any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to a Plan and which, in either case, could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate has transferred any Unfunded Pension Liability to a Person other than the Borrower or an ERISA Affiliate or otherwise engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

     SECTTON 5.8 Use of Proceeds: Margin Regulations. The proceeds of the Revolving Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Section 6.10, and are intended to be and shall be used in compliance with Sections 7.7 and 7.18. Neither the Borrower nor any of its Subsidiaries is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

     SECTTON 5.9 Title to Properties. The Borrower and each of its Subsidiaries have good record and marketable title in fee simple to, or valid leasehold interests in, all real Property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the Property of the Borrower and its Subsidiaries is subject to no Liens, other than Permitted Liens.

     SECTION 5.10 Taxes. The Borrower and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their Properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and no Notice of Lien has been filed or recorded and except for filings and payments required to be made by an Immaterial Subsidiary so long as any such failure to file or pay by all such Immaterial Subsidiaries could not reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

SECTION 5.1 1 Financial Condition.

     (a) The audited consolidated annual financial statements of the Borrower and its Subsidiaries dated December 31, 1996, and the related audited consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on December 31, 1996, and the unaudited consolidated quarterly financial statements of financial condition of the Borrower and its Subsidiaries dated March 31, 1997, and the related unaudited consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on March 31, 1997:

     (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

     (ii) present fairly the consolidated financial condition of the Borrower and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

     (iii) except as specifically disclosed in Schedule 5. 11, show all material indebtedness and other liabilities, direct or contingent of the Borrower and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and contingent obligations.

     (b) As of the Closing Date, since December 31, 1996, there has been no Material Adverse Effect.

     SECTION 5.12 Environmental Matters. Except as specifically disclosed in
Schedule 5.12 and except where such non-compliance could not reasonably be expected to have a Material Adverse Effect, (i) the on-going operations of the Borrower and each of its Subsidiaries comply in all respects with all Environmental Laws; (ii) the Borrower and its Subsidiaries have obtained all licenses, permits and authorizations required by Environmental Laws to conduct their business; (iii) none of the Borrower, any of its Subsidiaries or any of their respective present Property or operations, is subject to any outstanding written order from or agreement with any Governmental Authority, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material; and (iv) there are no Hazardous Materials or circumstances existing with respect to any Property of the Borrower or any of its Subsidiaries in violation of Environmental Laws.

     SECTION 5.13 Regulated Entities. None of the Borrower, any Person controlling the Borrower, or any Subsidiary of the Borrower, is (a) an "Investment Company" within the meaning ofthe Investment Company Act of 1940;
(b) subject to regulation under the Public Utility Holding Borrower Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other statute or regulation of any Governmental Authority limiting or restricting its ability to incur Indebtedness, other than the restrictions imposed in connection with the insurance activities and businesses of the Subsidiaries identified on Schedule 5.13 in accordance with Requirements of Law applicable generally to them, with respect to all of which the Borrower and its Subsidiaries, as applicable, are in compliance except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect; or (c) except as listed on Schedule 5.13, regulated under any federal or state insurance, health care or similar laws, rules or regulations.

     SECTION 5.14 No Burdensome Restrictions. (a) Neither the Borrower nor any if its Subsidiaries is a party to or bound by any Contractual Obligation, or subject to any charter or corporate restriction, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect and which Material Adverse Effect could not be cured using the proceeds of any Borrowing,
(b) other than Insurance Subsidiaries or as permitted by Section 7.1 5(b), no Subsidiary is subject to any Requirement of Law that restricts its ability to pay dividends (other than those restrictions with respect to capital requirements and other similar requirements imposed by any applicable state on all corporations incorporated in such state).

     SECTION 5.15 Solvencv. The Borrower and each of its Subsidiaries is Solvent (other than Immaterial Subsidiaries, except to the extent that the failure of any one such Immaterial Subsidiary or a group of such Immaterial Subsidiaries in the aggregate to be Solvent could not reasonably be expected to have a Material Adverse Effect).

     SECTION 5.16 Labor Relations. There are no strikes, lockouts or other labor disputes against the Borrower or any of its Subsidiaries, or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries, and no sign)ficant unfair labor practice complaint is pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them before any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

     SECTION 5.17 Copyrights. Patents. Trademarks and Licenses. etc. Schedule
5.17 identifies all material United States patents, trademarks, service marks, trade names and copyrights, and all registrations and applications for registration thereof and all licenses thereof, owned or held by Borrower or any of its Subsidiaries on the Closing Date, and identifies the jurisdictions in which such registrations and applications have been filed. Except as otherwise disclosed in Schedule 5.17, as of the Closing Date, Borrower and its Subsidiaries are the sole beneficial owners of, or have the right to use, free from any restrictions, claims, rights encumbrances or burdens, the intellectual property referred to in Schedule 5.17 and all other processes, designs, formulas, computer programs, computer software packages, trade secrets, inventions, product manufacturing instructions, technology, research and development, knowhow and all other intellectual property that are necessary for the operation of Borrower's and its Subsidiaries' businesses as being operated on the Closing Date after giving effect to the Acquisition Transactions. Each patent, trademark, service mark trade name, copyright and license listed on
Schedule 5.17 is in full force and effect except to the extent the failure to be in effect could not be reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 5.17, to the best knowledge of Borrower, as ofthe Closing Date (a) none ofthe present or contemplated products or operations of Borrower or its Subsidiaries infringes any patent, trademark, service mark trade name, copyright, license or other right owned by any other Person, and (b) there is no pending or threatened claim or litigation against or affecting Borrower or any of its Subsidiaries contesting the right of any of them to manufacture, process, sell or use any such product or to engage in any such operation, except for claims and/or litigation which could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.18 Subsidiaries. As of the Closing Date, the Borrower has no Subsidiaries or equity investments in any other corporation or entity other than those specifically disclosed in Schedule 5.18.

     SECTION 5.19 Brokers' Fees; Transaction Fees. Other than in connection with the Acquisition Transactions, neither the Borrower nor any of its Subsidiaries has any obligation to any Person in respect of any finder's, broker's or investment banker's fee in connection with the transactions contemplated hereby.

     SECTION 5.20 Insurance. The Properties of the Borrower and its Subsidiaries are insure~ with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Properties in localities where the Borrower or such Subsidiary operates.

     SECTION 5.2 1 Compliance with Law. The Borrower and each of its Subsidiaries are in full compliance with all Requirements of Law, except where such failure to comply could not reasonably be expected to result in a Material Adverse Effect. The Borrower and each of its Insurance Subsidiaries are in compliance with (i) all licenses and certifications required pursuant to any Healthcare Regulation; (ii) all certifications and authorizations necessary to ensure that the Borrower and each of its Subsidiaries is eligible for all reimbursements available under the Healthcare Regulations to the extent applicable to the Subsidiaries and providers of life, health care and disability insurance of their type; and
(iii) all licenses, permits, authorizations and qualifications required under the Healthcare Regulations in connection with the ownership or operation of the Subsidiaries and providers of life, health care and disability insurance and the conduct of the health care, managed care and health insurance businesses and businesses incidental thereto; except where the failure to be in compliance with the items described in any of the preceding three clauses would not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.22 FUJI Disclosure. None of the written representations or warranties made by the Borrower or any of its Subsidiaries in the Revolving Loan Documents as of the date such representations and warranties are made or deemed made, and none of the written statements contained in each exhibit, report, statement or certificate furnished by or on behalf of the Borrower or any of its Subsidiaries in connection with the Revolving Loan Documents (including the due diligence materials delivered by or on behalf of the Borrower to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which there are made, not misleading as of the time when made or delivered.

ARTICLE 6

AFFIRMATIVE COVENANTS

     The Borrower covenants and agrees that, so long as any Lender shall have any Revolving Loan Commitment hereunder, or any Revolving Loan or other Obligation shall remain unpaid or unsatisfied:

     SECTION 6.1 Financial Statements. The Borrower shall deliver to the Administrative Agent in form and detail satisfactory to the Administrative Agent and the Majority Lenders, with sufficient copies for each Lender:

     (a) as soon as available, but not later than ninety (90) days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Deloitte & Touche LLP or another nationally-recognized independent public accounting firm acceptable to the Administrative Agent which report shall state that such consolidated financial statements present fairly in all material respects the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by such accountant of any material portion of the Borrower's or any Subsidiary's records;

     (b) as soon as available, but not later than forty-five (45) days after the end of the first three fiscal quarters of each year, a copy of the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by an appropriate Responsible Officer as being complete and correct and fairly presenting, in accordance with GAAP, the financial position and the results of operations of the Borrower and the Subsidiaries, subject to normal year-end adjustments and absence of footnote disclosure;

     (c) as soon as available, but not later than seventy-five (75) days after the Closing Date, a copy of the audited consolidated financial statements of the Borrower as of June 30, 1997 giving effect to the Acquisition Transactions; and

     (d) at least ten Business Days prior to the consummation of an Acquisition permitted by Section 7.4(f) with a purchase price of $50,000,000 or more, an Officer's Certificate certifying that immediately after giving effect to such Acquisition, the Borrower will be in compliance with representations, warranties and covenants contained in this Agreement and that no Default or Event of Default will occur as a result of such Acquisition. Such certificate shall contain calculations sufficient to demonstrate compliance on a pro forma basis as of the most recently completed four fiscal quarters, as applicable, and based on the most recent financial statements delivered to the Lenders pursuant to Section 6.1, and similar financial statements of the applicable target, with the terms of Sections 7.12, 7.13, and 7.14 hereoL. If such Acquisition is an acquisition of a division, the Borrower shall subtract (except to the extent that the Administrative Agent disallows such subtraction) reasonable allocations of corporate overhead.

     SECTION 6.2 Certificates: Other Information. The Borrower shall furnish Administrative Agent, with sufficient copies for each Lender:

     (a) concurrently with the delivery of the financial statements referred to in subsection 6. l(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

     (b) concurrently with the delivery of the financial statements referred to in subsections 6. l(a) and (b) above, a certificate of a Responsible Officer in the form of Exhibit E hereto (an "Officer's Certificate") (i) stating that, to the best of such Responsible Officer's knowledge and except as previously disclosed to the Lenders, the Borrower, during such period, has observed and performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified (by applicable subsection reference) in such certificate, (ii) stating that, to the best of such Responsible Officer's knowledge, the Borrower could make each of the representations and warranties contained in Article V hereof effective as of the date of the Officer's Certificate, except for those representations and warranties listed by Section number in an attachment to the Officer's Certificate which explains the Borrower's inability to make such representation or warranty, and (iii) showing in detail the calculations supporting such statement in respect of Sections 7.12, 7.13 and 7.14 hereof;

     (c) promptly after the same are sent, copies of all financial statements and reports which the Borrower sends to its shareholders; and promptly after the same are filed, copies of all financial statements and regular, periodical or special reports which the Borrower or any of its Subsidiaries makes to, or files with, the Securities and Exchange Commission or any successor or similar Governmental Authority; and

     (d) promptly, such additional business, financial, corporate affairs and other information as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

     SECTION 6.3 Notices. The Borrower shall promptly notify the Administrative Agent and each Lender of any of the following, promptly (and in no event later than three (3) Business Days) after any member ofthe Borrower's executive committee or its corporate controller becoming aware thereof:

     (a) the occurrence or existence of any Default or Event of

     (b) any breach or non-performance of, or any default unde~ Contractual Obligation of the Borrower or any of its Subsidiaries;

     (c) any material dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority;

     (d) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary (i) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, or
(ii) in which the validity of this Agreement, any Revolving Loan Document or any Acquisition Document is questioned or in which the relief sought is an injunction or other stay of the performance of this Agreement or any Revolving Loan Document;

     (e) (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened in writing against the Borrower or any of its Subsidiaries or any of their respective Properties pursuant to any applicable Environmental Laws, (ii) all other material Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Borrower or any Subsidiary that could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws;

     (f) any of the following ERISA events affecting the Borrower or any member of its Controlled Group, together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Borrower or any member or its Controlled Group with respect to such event:

     (i) an ERISA Event;

     (ii) the adoption of any new Plan that is subject to Title IV of ERISA or section 412 of the Code by any member of the Controlled Group;

     (iii) the adoption of any amendment to a Plan that is subject to Title IV of ERISA or section 412 of the Code, if such amendment results in a material increase in benefits or unfunded liabilities; or

     (iv) the commencement of contributions by any member of the Controlled Group to any Plan that is subject to Title IV of ERISA or section 412 of the Code;

     (g) any Material Adverse Effect subsequent to the date of the most recent audited financial statements of the Borrower delivered to the Lenders pursuant to this Agreement;

     (h) any material change in accounting policies or financial reporting practices by the Borrower or any of its Subsidiaries; and

     (i) any material labor controversy resulting in or threatening to result in strike, work stoppage, boycott, shutdown or other labor disruption against or involving the Borrower or any of its Subsidiaries.

Each notice pursuant to this Section shall be accompanied by a written statement by a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein, and stating what action the Borrower proposes to take with respect thereto and at what time. Each notice under subsection 6.3(a) shall describe with particularity any and all clauses or provisions ofthis Agreement or other Revolving Loan Document that have been breached or violated.

     SECTION 6.4 Preservation of Corporate Existence. Etc. The Borrower shall, and shall cause each of its Subsidiaries to:

     (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation except where the failure to maintain the existence of a Subsidiary could not reasonably be expected to result in a Material Adverse Effect;

     (b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises (including all licenses and certifications required pursuant to any Healthcare Regulation in connection with the ownership or operation of Insurance Subsidiaries and the conduct of the health care, managed care and health insurance businesses and businesses incidental thereto) necessary or desirable in the normal conduct of its business (including all certification and authorization necessary to ensure that each of the Insurance Subsidiaries is eligible for all reimbursements available under the Healthcare Regulations to the extent applicable) except in connection with transactions permitted by Section 7.3 and sales of assets permitted by Section 7.2 and except where such failure (as it relates to a Subsidiary) could not reasonably be expected to result in a Material Adverse Effect;

     (c) use its reasonable efforts, in the Ordinary Course of Business, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having material business relations with it, other than, in the case of Immaterial Subsidiaries where the failure to so preserve, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and

     (d) preserve or renew all of its registered trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

     SECTION 6.5 Maintenance of Property. The Borrower shall maintain and preserve, and shall cause each of its Subsidiaries to maintain and preserve, all Property which is used or useful in its or their business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect and except as permitted by Section 7.2.

     SECTION 6.6 Insurance. The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain (other than, in the case of Immaterial Subsidiaries, where the failure to so maintain, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect), with financially sound and reputable independent insurers, insurance with respect to its Properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including workers' compensation insurance, public liability and property and casualty insurance. Upon request of the Administrative Agent or any Lender, the Borrower shall furnish the Administrative Agent, with sufficient copies for each Lender, at reasonable intervals (but not more than once per calendar year) a certificate of a Responsible Officer of the Borrower (and, if requested by the Administrative Agent, any insurance broker of the Borrower) setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section 6.6 (and which, in the case of a certificate of a broker, were placed through such broker).

     SECTION 6.7 Pavment of Obligations. The Borrower shall, and shall cause its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective material obligations and liabilities, including all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary.

     SECTION 6.8 Compliance with Laws. The Borrower shall comply, and shall cause each of its Subsidiaries to comply (other than, in the case of Immaterial Subsidiaries, where the failure to so comply, individually or in the aggregate, could not reasonably be expected to have a

Material Adverse Effect), in all material respects with all material Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including applicable labor laws, insurance laws, health care laws, Environmental Laws and ERISA), except such as may be contested in good faith or as to which a bona fide dispute may exist.

     SECTION 6.9 Inspection of Property and Books and Records. The Borrower shall maintain and shall cause each of its Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP (or statutory accounting principles which are converted to GAAP) consistently applied shall be made of all financial transactions and matters involving the respective assets and business of the Borrower and such Subsidiaries. The Borrower shall permit, and shall cause each of its Subsidiaries to permit, representatives and independent contractors of the Administrative Agent or any Lender to visit and inspect any of their respective Properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, when a Default or an Event of Default exists the Administrative Agent or any Lender may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

     SECTION 6.10 Use of Proceeds. The Borrower shall use the proceeds of the Revolving Loans solely (a) to fund the Acquisition Transaction and other permitted Acquisitions, (b) to fund stock purchases, acquisitions or redemptions to the extent permitted by Section 7. 11, and (c) for working capital and other general corporate purposes not in contravention of any Requirement of Law.

     SECTION 6.11 Solvency. The Borrower shall at all times be, and shall cause each of its Subsidiaries to be, Solvent, other than, in the case of Immaterial Subsidiaries, where the failure to remain Solvent, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     SECTION 6.12 Further Assurances. The Borrower shall ensure that all written information, exhibits and reports furnished to the Administrative Agent or the Lenders by the Borrower or its Subsidiaries do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Administrative Agent and the Lenders and correct any defect or error that may be discovered therein or in any Revolving Loan Document or in the execution, acknowledgment or recordation thereof.

ARTICLE 7

NEGATIVE COVENANTS
termination of this ;ease an amount equal to the maximum allowed by any statute or rule of law In effect at the time Nhen, and governing the proceedings In which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages reforred to above. Should Landlord seek and be awarded a final ludo~nt for liquidated damages under this section 7.02(b), the remedy In section 7.02(a) haraof shall not be sought by Landlord.

     (c) Landlord may terminate Tenant's right of possession (but not this lease) and may repossess the fessed premises by forcible entry and detalner suit or otherwise, without thereby releasing Tenant from any Ilability hereunder and Nlthout demand or notice of any kind to Tenant and without terminating this lesse, In which event Landlord may, but shall be under no obligation to do so, relet the se"for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord. For the purpose of such reletting, Landlord Is authorized to decorate or to make any repairs, changes, alterations, or aWltions In or to lease premises as may be reasonably necessary or desirable, end (1) If Landlord shall fail or refuse

r

     Rotwlthstanding any contrary provision contained herein Tenant shall not be declared In default should It move out of all or any portion of the Leased Premises, jrovided that Tenant continues to tl_ly pay the rental and other monetary suns due here~ndar and honor the other provisions of the Lease.

     7.03 Ran-wolver. Fallura of Landlord to declare any default Immediately upon occurrence thereof, or delay In taking any action in connection therewith, or the acceptance of a partial payment or full payment of the dellnquent rentals, shall not waive such default, but Landlord shall have the right to declare any such default at any time and take such action aa might be lawful or authorized hereunder, either in laN or in equity.

     7.04 Holding Over. In the event of holding over by Tenant after expiration or tars~lnatlon of this lease Nlthout the pclor weltten consent of Landlord, Tenant shall pay, as liquidated damages, the amount of one hundred fifty percent (150X) of the nonthly rental (including all tase Rental and Tenant's Additional Rental) Nhich was due end peyable l~ediately pclor to the expiration or termination of this Lease, for the entire holdover period. Ro holdine over by Tenant after the term of this lease ahall be construed to extend the lease; In the event of eny unauthorized holding over, Tenant shall also Indemnify Landlord against all claims or de~agea by eny other tenant to whon Landlord a~ay have leased all or any part of the leased premises effective upon the termination of this lease. Any holding over with the prior consent of Landlord in writing shall thereafter constitute thla lease e Leese from e;onth-to-month any holding over without the prior consent of Landlord In writing shall create a temncy at sufferance relationship with Tenant. As used in this lease, the tera aMarket Base Rental Rate" shall _an the annual rental rates then being charged in the "North Belt" area of Houston, Texas, for space comparable to the space for which the Market Base Rental Rate is being determined (taking Into consideration age, use, location and/or floor level within the applicable building, definition of net rentable area leasehold

The Borrower hereby covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Revolving Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Lenders waive compliance in writing:

     SECTION 7. 1 Limitation on Liens. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

     (a) any Lien existing on the Property of the Borrower or its Subsidiarie Closing Date and set forth in Schedule 7.1 securing the principal amount of Indebtedness outstanding on the date hereof;

     (b) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been made in accordance with GAAP; provided that no Notice of Lien (other than with respect to Liens for de-minimus amounts) has been filed or recorded under the Code;

     (c) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the Ordinary Course of Business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto;

     (d) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits made in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other social security legislation;

     (e) Liens on the Property of the Borrower or any of its Subsidiaries securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the Ordinary Course of Business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

     (f) Liens consisting of judgment or judicial attachment liens, provided that such liens in the aggregate shall not exceed $5,000,000, and provided that such liens are (i) bonded to the reasonable satisfaction of the Administrative Agent or (ii) covered by insurance to the reasonable satisfaction of the Administrative Agent;

     (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the Ordinary Course of Business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the businesses of the Borrower and its Subsidiaries;

     (h) Liens on assets of corporations which become Subsidiaries after the date of this Agreement; provided. however, that (i) such Liens existed at the time the respective corporations became Subsidiaries and were not created in anticipation thereof and that all such Liens in the aggregate at any time outstanding for the Borrower and its Subsidiaries, if enforced, would not cause a Material Adverse Effect, (ii) until such time as such Liens and the related Indebtedness have been fully paid, discharged or otherwise satisfied, such Subsidiary may not engage or participate in any of the transactions permitted under Sections 7.3, 7.4(c), 7.4(d), 7.4(e), 7.5(b), 7.5(c), 7.5(f) or 7.6, and
(iii) the aggregate principal amount of all Indebtedness of such Subsidiaries secured by all such Liens does not exceed $25,000,000;

     (i) Purchase money security interests on any Property acquired or held by the Borrower or its Subsidiaries in the Ordinary Course of Business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such Property; provided that (i) any such Lien attaches to such Property concurrently with or within twenty (20) days after the acquisition thereof, (ii) such Lien attaches solely to the Property so acquired in such transaction, (iii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such Property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed $5,000,000;

     (j) Liens securing Capital Lease Obligations on assets subject to such Capital Leases, provided that such Capital Leases are permitted under subsection 7.10(c);

     (k) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by the Borrower or any of its Subsidiaries to provide collateral to the depository institution;

     (1) leases or subleases of property of the Borrower or any of its Subsidiaries not interfering with the ordinary conduct of business of the Borrower or such Subsidiary; and

     (m) any interest of any Person party to an agreement to acquire, or holding an option to acquire, any property not prohibited from being transferred hereunder.

     SECTION 7.2 Disposition of Assets. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any Property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing (collectively, "Dispositions"), except:

     (a) Dispositions of inventory, or used, worn-out or surplus eq' the Ordinary Course of Business;

     (b) Dispositions of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are, within 90 days of receipt by the Borrower or such Subsidiary, applied to the purchase price of such replacement equipment; or

     (c) other Dispositions of Property (including the liquidation of a Subsidiary other than in an Insolvency Preceding during any fiscal year) not to exceed 5% of Net Worth (as at December 31 of the immediately preceding fiscal year);

     (d) Dispositions of the Investments described in Sections 7.4(a) and 7.4(b) and, to the extent the transactions described in Section 7.3 constitute a Disposition, Dispositions specifically permitted in Section 7.3; or

Subsidiary.

     (e) Dispositions by a Subsidiary to the Borrower or to a Wholly-Owned

     SECTION 7.3 Consolidations and Mergers. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

     (a) any Subsidiary of the Borrower may (i) merge with the Borrower (and the Borrower may make such merger), provided that the Borrower shall be the continuing or surviving corporation, or (ii) merge with any one or more Subsidiaries of the Borrower, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the WhollyOwned Subsidiary shall be the continuing or surviving corporation and shall remain WhollyOwned;

     (b) any Subsidiary of the Borrower may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Borrower or to a Wholly-Owned Subsidiary of the Borrower; and

     (c) any Subsidiary of the Borrower may merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of all or substantially all of its assets in a transaction permitted under Section 7.2(c) so long as all such transactions hereunder and thereunder comply with the limitations set forth in
Section 7.2(c).

     SECTION 7.4 Loans and Investments. The Borrower shall not purchase or acquire, or suffer or permit any of its Subsidiaries to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Borrower, except for:

     (a) investments identified on Schedule 7.4 and other similar inve in the Ordinary Course of Business;

     (b) investments in Cash Equivalents;

     (c) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the Ordinary Course of Business;

     (d) extensions of credit by the Borrower to any of its Wholly-Owned Subsidiaries or by any of its Wholly-Owned Subsidiaries to the Borrower or to one of its WhollyOwned Subsidiaries;

Subsidiaries;

     (e) additional investments in the stock of then existing Wholly-Owned

     (f) additional Acquisitions so long as no Default or Event of Default is in existence or would occur as a result therefrom; provided that, the Borrower shall deliver the certificate described in Section 6. l(d) with respect to any Acquisition with a purchase price of $50,000,000 or more;

     (g) additional purchases of or investments in the stock or interests of Subsidiaries or Joint Ventures or the capital stock, assets, obligations or other securities or interests in other Persons not exceeding $15,000,000 in the aggregate at any one time outstanding;

     (h) advances to employees in the ordinary course of business; and

     (i) acquisitions and commitments therefor, of the capital stock of the Borrower, subject to Section 7.1 l(c).

     SECTION 7.5 Limitation on Indebtedness. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

     (a) Indebtedness incurred pursuant to this Agreement;

     (b) unsecured Indebtedness of Subsidiaries in an aggregate Subsidiaries not to exceed $10,000,000 at any one time outstanding;

7 lo;

Section 7. 10;

     (c) Indebtedness outstanding on the Closing Date and set forth in Schedule
7.5 and extensions, renewals and replacements thereof which do not increase the principal amount thereof;

     (d) Indebtedness secured by Liens permitted by Sections 7. l(h), 7.1 (i) and

     (e) Indebtedness incurred in connection with leases permitted pursuant to

     (f) Indebtedness incurred in connection with an extension of credit described in Section 7.4(c);

     (g) unsecured Indebtedness of the Borrower in an aggregate amount not to exceed $100,000,000 at any one time outstanding; provided, that such Indebtedness is either pari passu with, or subordinated to, the Indebtedness of the Borrower to the Lenders; and

     (h) Indebtedness incurred by the Borrower in connection with Rate Contracts entered into in the Ordinary Course of Business.

     SECTION 7.6 Transactions with Affiliates. The Borrower shall not, and shall not suffer c permit any of its Subsidiaries to, enter into any transaction with any Affiliate of the Borrower or of any such Subsidiary (other than transactions between the Borrower and its Wholly-Owned Subsidiaries or between its Wholly-Owned Subsidiaries), except:

     (a) as expressly permitted by this Agreement; or

     (b) in the Ordinary Course of Business and pursuant to t requirements of the business of the Borrower or such Subsidiary;

and, in each case (a) and (b), upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's length transaction with a Person not an Affiliate of the Borrower or such Subsidiary.

     SECTION 7.7 Use of Proceeds. The Borrower shall not and shall not suffer or permit any of its Subsidiaries to use any portion of the Revolving Loan proceeds, directly or indirectly, to purchase or carry Margin Stock in any manner which violates Regulation G, T, U or X of the Federal Reserve Board or repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock in any manner which violates Regulation G, T, U or X of the Federal Reserve Board, or otherwise in any manner which is in contravention of any Requirements of Law.

     SECTION 7.8 Amendments to Acquisition Documents. The Borrower shall not
(i) amend, modify, supplement, waive or otherwise modify any provision of, the Acquisition Agreements, or (ii) take or fail to take any action under the Acquisition Documents, in either case, that could reasonably be expected to have a Material Adverse Effect.

     SECTION 7.9 Compliance with ERISA. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to:

     (a) terminate any Plan subject to Title IV of ERISA so as tc material liability to the Borrower or any ERISA Affiliate;

     (b) permit to exist any ERISA Event or any other event or condition, which presents the risk of a material liability to any member of the Controlled Group;

     (c) make a complete or partial withdrawal (within the meaning of ERI'
Section 4201) from any Multiemployer Plan so as to result in any material liability to the Borrower or any ERISA Affiliate;

     (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which could result in any material liability to any member of the Controlled Group; or

     (e) permit the present value of all nonforfeitable accrued benefits under any Plan (using the actuarial assumptions utilized by the PBGC upon termination of a Plan) materially to exceed the fair market value of Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Plan.

     SECTION 7.10 Lease Obligations. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, create or suffer to exist any obligations for the payment of rent for any Property under lease or agreement to lease, except for:

     (a) Operating Leases existing on the Closing Date and, in the case of any single lease with annual rental payments of $50,000 or more, as set forth on
Schedule 7.10 hereof;

     (b) Operating Leases entered into by the Borrower or any of it after the Closing Date in the Ordinary Course of Business;

     (c) leases entered into by the Borrower or any of its Subsidi Closing Date, provided, that:

     (i) immediately prior to giving effect to such lease, the Property subject to such lease was sold by the Borrower or any such Subsidiary to the lessor pursuant to a transaction permitted under Section 7.2; and

     (ii) no Default or Event of Default exists or would occur as a result of such sale and subsequent lease;

     (d) Capital Leases other than those permitted under clause (b) of this
Section 7.10, entered into by the Borrower or any of its Subsidiaries after the Closing Date to finance the acquisition of equipment in an aggregate amount not to exceed $10,000,000 at any one time outstanding.

     SECTION 7.11 Restricted PaYments. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that any Subsidiary of the Borrower may declare and pay dividends to the Borrower or any WhollyOwned Subsidiary of the Borrower and to its other equity holders; provided, that any such dividend shall not exceed the net worth of the applicable Subsidiary, and except that the Borrower may:

     (a) its common stock;

declare and make dividend payments or other distributions payable solely in

     (b) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock; and

     (c) declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash (i) in an aggregate amount not to exceed $150,000,000 for the first four fiscal quarters subsequent to the Closing Date, and (ii) solely out of 50% of Consolidated Net Income of the Borrower for fiscal years thereafter, computed on a cumulative consolidated basis, provided, that, immediately after giving effect to such proposed action, no Default or Event of Default would exist; and

     (d) pay dividends to the extent of any proceeds received by the Borrower from the issuance of preferred stock.

     SECTTON 7.12 Fixed Charge Coverage Ratio. The Borrower shall not permit its Fixed Charge Coverage Ratio, as determined as of the end of each fiscal quarter, to be less than 2.5.

     SECTION 7.13 Consolidated Net Worth. The Borrower shall not permit its Net Worth, as determined as of the end of each fiscal quarter, to be less than the greater of (i) $190,000,000, or (ii) the sum of (x) 75% of the Borrower's Net Worth as determined by the June 30, 1997 financial statements, plus (y) the sum of 50% of the Borrower's Consolidated Net Income earned each fiscal quarter commencing with the fiscal quarter ending September 30, 1997 (provided that if, for any fiscal quarter, the Borrower's Consolidated Net Income shall be less than zero, then for purposes of calculating the Borrower's compliance with this covenant, the Borrower's Consolidated Net Income shall be deemed to be zero for that fiscal quarter), plus (z) 50% of the net proceeds received from any unaffiliated third parties from any stock offering of the Borrower.

     SECTION 7.14 Leverage Ratio. The Borrower shall not permit its Leverage R; determined as of the end of each fiscal quarter, to be greater than 3.25.

     SECTION 7.15 Change in Business. The Borrower shall not, and shall not permit any of its Subsidiaries to (a) engage in any material line of business substantially different from those lines of business carried on by the Borrower or its Subsidiaries on the date hereof or lines of business incidental thereto, or (b) other than an Insurance Subsidiary, become subject to any Requirement of Law that restricts its ability to pay dividends (other than those restrictions with respect to capital requirements and other similar requirements imposed by any applicable state on all corporations incorporated in such state) unless, with respect to a Subsidiary, becoming subject to any such Requirement of Law could not reasonably be expected to have a Material Adverse Effect.

     SECTION 7.16 Change in Structure. Except as expressly permitted under
Section 7.3, the Borrower shall not and shall not permit any of its Subsidiaries to, make any changes in its equity capital structure (including in the terms of its outstanding stock), or amend its certificate of incorporation or by-laws in any material respect unless the effect thereof could not reasonably be expected to have a Material Adverse Effect.

     SECTTON 7.17 Accounting Changes. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, make any material change in accounting treatment or reporting practices, except as required or permitted by GAAP, or change the fiscal year of the Borrower or of any of its consolidated Subsidiaries.

     SEC~ON 7.18 Hostile Acquisitions. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to engage or participate in, or pursue directly or indirectly, directly with the proceeds of any Revolving Loan, any Acquisition (or any component part of any Acquisition) which receives any disapproval vote by the board of directors or shareholders of the target company.

Default":

ARTICLE 8

EVENTS OF DEFAULT

SECTION 8.1 Event of Default. Any of the following shall constitute an "Event of
     (a) Non-Payment. The Borrower fails to pay, (i) when and as required to be paid herein, any amount of principal of any Revolving Loan, or (ii) within three (3) days after the same shall become due, any interest, fee or any other amount payable hereunder or pursuant to any other Revolving Loan Document; or

     (b) Representation or Warranty. Any representation or warranty by the Borrower or any of its Subsidiaries made or deemed made herein, in any Revolving Loan Document, or which is contained in any certificate, document or financial or other written statement by the Borrower, any of its Subsidiaries, or their respective Responsible Officers, furnished at any time under this Agreement, or in or under any Revolving Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

     (c) Specific Defaults. The Borrower fails to perform or observe any term, covenant or agreement contained in (i) Sections 6. l(c) and (d), 6.2, 6.3, 6.4 and 6.10 or Article 7 hereof, or (ii) Sections 6.1(a) and (b) hereof and such default shall continue unremedied for a period of seven (7) days after the date due under the applicable section; or

     (d) Other Defaults. The Borrower fails to perform or observe any other term or covenant contained in this Agreement or any Revolving Loan Document, and such default shall continue unremedied for a period of twenty (20) days after the earlier of (i) the date upon which a Responsible Officer of the Borrower knew or should have known of such failure or (ii) the date upon which written notice thereof is given to the Borrower by the Administrative Agent or any Lender; or

     (e) Cross-Default. The Borrower or any Subsidiary (i) fails to make any payment in respect of any Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after any applicable grace or notice period, if any; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, and such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders or baneficiary or baneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or baneficiary or baneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

     (f) Insolvency: Voluntary Proceedings. The Borrower voluntarily ceases to conduct its business in the ordinary course or the Borrower or any of its Subsidiaries (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) commences any Insolvency Proceeding with respect to itself; or (iii) takes any action to effectuate or authorize any of the foregoing, except in the case of (i), (ii) or (iii) where such Subsidiary is an Immaterial Subsidiary and so long as all events described in clauses (i) (ii) or (iii) herein related to an Immaterial Subsidiary could not reasonably be expected to have a Material Adverse Effect; or

     (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Borrower or any Subsidiary of the Borrower, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Borrower's or any of its Subsidiaries' Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) the Borrower or any of its Subsidiaries admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S.
Iaw) is ordered in any Insolvency Proceeding; or (iii) the Borrower or any of its Subsidiaries acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business, except in the case of (i), (ii) or (iii) where such Subsidiary is an Immaterial Subsidiary and so long as all events described in clauses (i) (ii) or (iii) herein related to an Immaterial Subsidiary could not reasonably be expected to have a Material Adverse Effect; or

     (h) ERISA. (i) A member of the Controlled Group shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under a Multiemployer Plan;
(ii) the Borrower or an ERISA Affiliate shall fail to satisfy its contribution requirements under Section 412(c)(11) ofthe Code, whether or not it has sought a waiver under Section 412(d) of the Code; (iii) in the case of an ERISA Event involving the withdrawal from a Plan of a "substantial employer" (as defined in Section 4001(a)(2) or Section 4062(e) of ERISA), the withdrawing employer's proportionate share of that Plan's Unfunded Pension Liabilities is more than $ 10,000,000; (iv) in the case of an ERISA Event involving the complete or partial withdrawal from a Multiemployer Plan, the withdrawing employer has incurred a withdrawal liability in an aggregate amount exceeding $10,000,000;
(v) in the case of an ERISA Event not described in clause (iii) or (iv), the Unfunded Pension Liabilities ofthe relevant Plan or Plans exceed $10,000,000;
(vi) a Plan that is intended to be qualified under Section 401(a) ofthe Code shall lose its qualification, and the loss can reasonably be expected to impose on members of the Controlled Group liability (for additional taxes, to Plan participants, or otherwise) in the aggregate amount of $10,000,000 or more;
(vii) the commencement or increase of contributions to, or the adoption of or the amendment of a Plan by, a member of the Controlled Group shall result in a net increase in unfunded liabilities to the Controlled Group in excess of $ 10,000,000; (viii) any member of the Controlled Group engages in or otherwise becomes liable for a non-exempt prohibited transaction and the initial tax or additional tax under section 4975 of the Code relating thereto might reasonably be expected to exceed $10,000,000; (ix) a violation of section 404 or 405 of ERISA or the exclusive benefit rule under section 401(a) of the Code if such violation might reasonably be expected to expose a member or members of the Controlled Group to monetary liability in excess of $ 10,000,000; (x) any member of the Controlled Group is assessed a tax under section 4980B of the Code in excess of $10,000,000; or (xi) the occurrence of any combination of events listed in clauses (iii) through (x) that involves a potential liability, net increase in aggregate Unfunded Pension Liabilities, unfunded liabilities, or any combination thereof, in excess of $10,000,000; or

     (i) Monetary Judgments. One or more judgments, noninterlocutory orders, decrees or arbitration awards shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (to the extent not covered by independent third-party insurance) as to any single or related series of transactions, incidents or conditions, of $10,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof; or

     (j) Change of Control. There shall occur a Change of Control.

     SECTION 8.2 Remedies. If any Event of Default occurs and is continuir Administrative Agent may, and shall at the request of the Majority Lenders:

     (a) declare the Revolving Loan Commitment of each Lender to make Revolving Loans and the commitment of each Issuing Bank to issue (and the Lenders to participate therein) Letters of Credit to be terminated, whereupon such Revolving Loan Commitment and Letter of Credit Commitment shall forthwith be terminated;

     (b) declare the unpaid principal amount of all outstanding Revolving Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Revolving Loan Document to be immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

     (c) exercise on behalf of itself and the Lenders all rights and rem~ to it and the Lenders under the Revolving Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsections 8. 1 (f) and (g) above (in the case of clause (i) of paragraph (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Lender to make Revolving Loans shall automatically terminate and the unpaid principal amount of all outstanding Revolving Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender.

     SECTION 8.3 Rights Not Exclusive. The rights provided for in this Agreement and other Revolving Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

     SECTION 8.4 Cash Collateral for Letters of Credit. If an Event of Default has occurred and is continuing or this Agreement shall be terminated for any reason, then the Administrative Agent may demand (which demand shall be deemed to have been delivered automatically upon any acceleration of the Loans and other obligations hereunder pursuant to Section 8.2 hereof), and the Borrower shall thereupon deliver to the Administrative Agent, to be held for the benefit of the Administrative Agent, the Issuing Bank and the Lenders entitled thereto, an amount of cash equal to the amount of the Letter of Credit Reserve as additional collateral security for the Borrower's Obligations in respect of any outstanding Letters of Credit. The Administrative Agent may at any time apply any or all of such cash and cash collateral to the payment of any or all of the Borrower's Obligations in respect of any Letters of Credit, including without limitation to the payment of any or all of the Borrower's reimbursement liabilities to the issuers of such Letters of Credit. Pending such application, the Administrative Agent shall invest the same in an interest bearing account in the Administrative Agent's name, under which deposits are available for immediate withdrawal, at such bank or financial institution as the Administrative Agent may, in its discretion, select, for the benefit of the Administrative Agent, the Issuing Bank, the Lenders entitled thereto and the Borrower, it being agreed that all such interest shall be credited to such account and that, to the extent the balance in the interest bearing account exceeds the Letter of Credit Reserve, whether as a result of interest earnings or cancellation or expiration of a Letter of Credit or otherwise, all such excess shall be promptly paid to the Borrower.

ARTICLE 9

THE AGENTS

     SECTION 9.1 Appointment and Authorization. Each Lender hereby irrevocably appoints, designates and authorizes the Agents to take such action on its behalf under the provisions of this Agreement and each other Revolving Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Revolving Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Revolving Loan Document, the Agents shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agents have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Revolving Loan Document or otherwise exist against the Agents. The Syndication Agent has no rights, duties, obligations or liabilities under this Agreement.

     SECTION 9.2 Delegation of Duties. The Agents may execute any oftheir duties under this Agreement or any other Revolving Loan Document by or through agents, employees or attorneysin-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     SECTION 9.3 Liability of Agents. No Agent-Related Person shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Revolving Loan Document (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Revolving Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Revolving Loan Document, or for the value of any Collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Revolving Loan Document, or for any failure of the Borrower or any other party to any Revolving Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Revolving Loan Document, or to inspect the Properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

     SECTION 9.4 Reliance by Agents. The Agents shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agents. The Agents shall be fully just)fied in failing or refusing to take any action under this Agreement or any other Revolving Loan Document unless the applicable Agent shall first receive such advice or concurrence of the Lenders (or, where an action or waiver need only be approved by the Majority Lenders, by the Majority Lenders) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Revolving Loan Document in accordance with a request or consent of the Lenders (or, where an action or waiver need only be approved by the Majority Lenders, by the Majority Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

     SECTION 9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Majority Lenders in accordance with Article 8; provided, however. that unless and until the Administrative Agent shall have received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

     SECTION 9.6 Credit Decision. Each Lender expressly acknowledges that no AgentRelated Person has made any representation or warranty to it and that no act by the Agents hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries shall be deemed to constitute any representation or warranty by the Agents to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon the Agents and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon the Agents and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Revolving Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Administrative Agent.

     SECTION 9.7 Indemnification. Whether or not the transactions contemplated hereby shall be consummated, upon demand therefor the Lenders shall indemnify the Agents (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Revolving Loans and the termination or resignation of the Agents) be imposed on, incurred by or asserted against the Agents in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agents under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment to an Agent of any portion of such liabilities, obligations, Iosses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the applicable Agent's gross negligence or willful misconduct. In addition, each Lender shall reimburse the Agents upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agents in connection with the preparation, execution, delivery, administration, mod)fication, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Revolving Loan Document, or any document contemplated by or referred to herein to the extent that the Agents are not reimbursed for such expenses by or on behalf of the Borrower. Without limiting the generality of the foregoing, if the Internal Revenue Service or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section 9.7, together with all related costs and expenses (including Attorney Costs). The obligation of the Lenders in this
Section 9.7 shall survive the payment of all Obligations hereunder.

     SECTION 9.8 Administrative Agent in Individual Capacity. LaSalle, First Chicago and their Affiliates may make Revolving Loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower and its Subsidiaries and Affiliates as though LaSalle or First Chicago, as the case may be, were not Agents hereunder and without notice to or consent of the Lenders. With respect to their Revolving Loans, LaSalle and First Chicago's Affiliate, The First National Bank of Chicago, shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Administrative Agent, and the terms "Lender" and "Lenders" shall include LaSalle and First Chicago's Affiliate, The First National Bank of Chicago, in their individual capacities.

     SECTION 9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon thirty (30) days' prior notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement, the successor Administrative Agent shall be First Chicago, which shall thereupon be both Administrative Agent and Syndication Agent. If First Chicago declines to be the Administrative Agent, the Majority Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders. If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may thereupon appoint a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 9 and Sections 9.4 and 9.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is thirty
(30) days following a retiring Administrative Agent's notice of resignation (or, if later, ten (10) days after the date upon which the Administrative Agent designates a successor administrative agent), the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Lenders appoint a successor administrative agent as provided for above.

ARTICLE 10

MISCELLANEOUS

     SECTION 10. 1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Revolving Loan Document, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders, the Borrower and acknowledged by the Administrative Agent, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders, the Borrower and acknowledged by the Administrative Agent, do any of the following:

     (a) increase or extend the Revolving Loan Commitment or the Letter of Crec Commitment of any Lender (or reinstate any Revolving Loan Commitment or Letter of Credit Commitment terminated pursuant to subsection 8.2(a)) or subject any Lender to any additional obligations;

     (b) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any Revolving Loan Document;

action by all Lenders;

     (c) reduce the principal of, or the rate of interest specified herein on any Revolving Loan, or of any fees or other amounts payable hereunder or under any Revolving Loan Document;

     (d) change the percentage of the Revolving Loan Commitment or Letter of Credit Commitment or of the aggregate unpaid principal amount of the Revolving Loans which shall be required for the Lenders or any of them to take any action hereunder; or

     (e) amend this Section 10.1 or any provision providing for consent or other and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Majority Lenders or all the Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Revolving Loan Document; and provided, further that notwithstanding anything to the contrary contained herein or otherwise, the Administrative Agent and the Borrower may enter into one or more amendments which have the effect of increasing the Aggregate Revolving Loan Commitment to an amount not to exceed $350,000,000.

SECTION 10.2 Notices.

     (a) All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Borrower by facsimile (i) shall be promptly confirmed by a telephone call to the recipient at the number specified on the applicable signature page hereof, and (ii) shall be followed promptly by a hard copy original thereof) and mailed by certified or registered mail, faxed or delivered, to the address or facsimile number specified for notices on the applicable signature page hereof; or, if directed to the Borrower or the Agents, to such other address as shall be designated by such party in a written notice to each of the other parties hereto given in compliance herewith, or, if directed to any other party hereto, to such other address as shall be designated by such party in a written notice given in compliance herewith to the Borrower and the Agents.

     (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next day) delivery, or transmitted by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. Mail, certified or registered, or if delivered, upon delivery; except that notices pursuant to Article 2 or 9 shall not be effective until actually received by the Administrative Agent.

     (c) The Borrower acknowledges and agrees that any agreement of the Administrative Agent and the Lenders in Article 2 hereof to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Revolving Loans shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Lenders to receive written confirrnation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in the telephonic or facsimile notice.

     SECTION 10.3 No Waiver: Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     SECTION 10.4 Costs and Expenses. Whether or not the transactions contemplated shall be consummated, the Borrower shall pay or reimburse:

     (a) LaSalle (including in its capacity as Administrative Agent) within five (5) Business Days after demand for all costs and expenses (including without limitation the reasonable fees and expenses of counsel) incurred by LaSalle (including in its capacity as Administrative Agent) in connection with the development, preparation, delivery and execution of, and any amendment, supplement, waiver or mod)fication to (in each case, whether or not consummated), this Agreement, any Revolving Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable Attorney Costs incurred by LaSalle (including in its capacity as Administrative Agent) with respect thereto; provided, that the fees and expenses of counsel in connection with the initial preparation, delivery, execution and consummation of this Agreement shall not exceed $50,000;

     (b) each Lender and the Agents within five (5) Business Days after demand for all costs and expenses (including without limitation the reasonable fees and expenses of counsel) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies during the existence of an Event of Default (including in connection with any "workout" or restructuring regarding the Revolving Loans, and including in any Insolvency

Proceeding or appellate proceeding) under this Agreement, any other Revolving Loan Document, and any such other documents, including Attorney Costs, incurred by the Agents and/or any

Lender; and

     (c) LaSalle (including in its capacity as Administrative Agent) within five (5) Business Days after demand for all appraisal, audit, environmental inspection and review, search and filing costs, fees and expenses (including, without limitation, the reasonable fees and expenses of counsel), incurred or sustained by LaSalle (including in its capacity as Administrative Agent) in connection with the matters referred to under subsections (a) and (b) of this
Section 10.4.

     SECTION 10.5 Indemnitv. Whether or not the transactions contemplated hereby shall be consummated, the Borrower shall indemnify, defend and hold harmless each Lender, the Agents and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable Attorney Costs):

     (a) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Revolving Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to this Agreement or the Revolving Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto; and

     (b) which may be incurred by or asserted against such Indemnified Person in connection with or arising out of any pending or threatened investigation, litigation or proceeding, or any action taken by any Person, with respect to any Environmental Claim arising out of or related to any Property of the Borrower or its Subsidiaries;

(all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person.

The obligations in this Section 10.5 shall survive payment of all other Obligations. At the election of any Indemnified Person, the Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of the Borrower. All amounts owing under this Section 10.5 shall be paid within thirty (30) days after demand.

     SECTION 10.6 Marshalling: Pavments Set Aside. Neither the Administrative Agent nor any Lender shall be under any obligation to marshal! any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercise its rights of set-off, and such payment or payments or the proceeds of such act-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent in its discretion) to be repaid to a trustee, receiver or any other party in connection with any Insolvency Proceeding, or otherwise, then.

     (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such act-off had not occurred; and

     (b) each Lender severally agrees to pay to the Administrative Agent upon demand its ratable share of the total amount so recovered from or repaid by the Administrative Agent.

     SECTION 10.7 Successors and Assigns. The provisions ofthis Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that any assignment by any Lender shall be subject to the provisions of Section 10.8 hereof, and provided further that the Borrower may not assign or transfer any of its rights or obligations under this Agreement.

SECTION 10.8 Assi~nents. Participations. etc.

     (a) Any Lender may, subject to the consent of the Borrower and with the written consent of the Administrative Agent and the Issuing Bank (in any case, which consent shall not be unreasonably withheld), at any time sell or assign and delegate to one or more Eligible Assignees (provided that no consent of the Borrower or Administrative Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Revolving Loans, the Revolving Loan Commitment, the Letter of Credit Commitment, the rights with respect to Letters of Credit and the other rights and obligations of such Lender hereunder, in a minimum amount of $10,000,000; provided however, that the Borrower and the Administrative Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until:

     (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Administrative Agent by such Lender and the Assignee;

     (ii) such Lender and its Assignee shall have delivered to the Borrower and the Administrative Agent an Assignment and Acceptance in the form of Exhibit F (an "Assignment and Acceptance"); and

     (iii) the assignor Lender or the Assignee has paid to the Administrative Agent a processing fee in the amount of $3,500; provided, however that this section shall not be applicable to an assignment from a Lender to an Affiliate of the assigning Lender.

     (b) From and after the date that the Administrative Agent not)fies the assign~ Lender that the Administrative Agent has received and provided its consent with respect to an executed Assignment and Acceptance and payment of the above-referenced processing fee:

     (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under this Agreement and the other Revolving Loan Documents; and

     (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Revolving Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Revolving Loan Documents; provided. however, that any assignor Lender shall not be released from any claims of any kind arising from any breach or default under the Revolving Loan Documents by the assignor Lender which occurred prior to the date of the Administrative Agent's consent to the assignment.

     (c) Immediately upon the making of the processing fee payment to the Administrative Agent in respect of the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Revolving Loan Commitment, and Letter of Credit Commitment arising therefrom. The Revolving Loan Commitment and Letter of Credit Commitment allocated to each Assignee shall reduce such Revolving Loan Commitment and Letter of Credit Commitment of the assigning Lender Eg tanto.

     (d) Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of the Borrower (a "Participant") participating interests in any Revolving Loans, the Revolving Loan Commitment and Letter of Credit Commitment of that Lender and the other interests of that Lender (the "Originating Lender") hereunder and under the other Revolving Loan Documents; provided, however, that:

     (i) remain unchanged; the Originating Lender's obligations under this Agreement shall

     (ii) the Originating Lender shall remain solely respc performance of such obligations;

     (iii) the Borrower and the Administrative Agent shall continue to d solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Revolving Loan Documents; and

     (iv) no Lender shall transfer or grant any participating interest except under which the Participant shall only have voting rights with respect to approving (1) a decrease in the Facility Fee or the Applicable Margin, (2) an increase in the Revolving Loan Commitment and Letta of Credit Commitment only if the Participant's Revolving Loan Commitment and Letter of Credit Commitment are increased, (3) an extension of the Termination Date, or (4) the waiver of defaults with respect to this Agreement or any other Revolving Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as described in the first proviso to Section 10.1.

In the case of any such participation, and except with respect to the voting rights in sub-paragraph (iv) above, the Participant shall not have any rights under this Agreement, or any of the other Revolving Loan Documents, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

     (e) Notwithstanding any other provision contained in this Agreement or any other Revolving Loan Document to the contrary, any Lender may assign all or any portion of the Revolving Loans held by it to any Federal Reserve Lender or the United States Treasury as collateral security pursuant to Regulation A of the Federal Reserve Board and any Operating Circular issued by such Federal Reserve Lender, provided that any payment in respect of such assigned Revolving Loans made by the Borrower to or for the account of the assigning or pledging Lender in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect to such assigned Revolving Loans to the extent of such payment. No such assignment shall release the assigning Lender from its obligations hereunder.

     SECTION 10.9 Confidentiality. Each of the Agents, the Lenders and their Affiliates shall maintain in confidence in accordance with its customary procedures for handling confidential information, all written information that Borrower or any of its Subsidiaries, or any of their authorized representatives, furnishes to the Agents or any Lender and its Affiliates ("Confidential Information") other than any such Confidential Information that becomes generally available to the public other than as a result of a breach by the Agents or any Lender of its obligations hereunder or that is or becomes available to the Agents or such Lender from a source other than Borrower or any of its Subsidiaries, or any of their authorized representatives, and that is not, to the actual knowledge of the recipient thereof, subject to obligations of confidentiality with respect thereto; provided, however, that the Agents and each Lender shall in any event have the right to deliver copies of any such documents, and to disclose any such information, to:

     (a) its directors, officers, trustees, employees, agents, professional consultants;

     (b) any otha Lender and any successor Agents;

     (c) any Person to which such Lender offers to sell any Revolving Loan or any part thereof or interest or participation therein (provided such Person agrees to keep such information confidential on the terms set forth in this
Section 10.9);

     (d) any federal or state regulatory authority or examiner, or any insure' industry association, including, without limitation, the National Association of Insurance Commissioners, regulating or having }urisdiction over the Agents or such Lender; and

     (e) any other Person to which such delivery or disclosure may be necessary or appropriate (i) in compliance with any applicable law, rule, regulation or order, (ii) in response to any subpoena or other legal process or informal investigative demand, (iii) in connection with any litigation to which the Agents or such Lender is a party, or (iv) in connection with the enforcement of the rights and remedies of the Agents or the Lenders under this Agreement and the other Revolving Loan Documents at any time when an Event of Default shall have occurred and be continuing.

     SECTION 10.10 Set-off. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default shall have occurred and be continuing, each Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off end apply any and all deposits (general or special, time or demand, provisional or final) and other Property at any time held by, including any indebtedness at any time owing to, such Lender to or for the credit or the account of the Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any Revolving Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such act-off end application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 10.10 are in addition to the other rights and remedies (including other rights of set-off) which the Lender may have, and subject to each Lender's obligations under Section 2.13 hereof.

     SECTION 10.11 Notification of Addresses Lending Offices. Etc. Each Lender shall notify the Administrative Agent in writing of any changes in the address to which notices to the Lender should be directed, of addresses of its Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

     SECTION 10.12 Counterparts. This Agreement may be executed by one or more ofthe parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with each of the Borrower and the Administrative Agent.

     SECTION 10.13 Severabilitv. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     SECTION 10.14 Captions. The captions and headings ofthis Agreement are fo~ convenience of reference only and shall not affect the interpretation of this Agreement.

     SECTION 10.15 Independence of Provisions. The parties acknowledge that this Agreement and other Revolving Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

     SECTION 10.16 Interpretation. This Agreement is the result of negotiations among and has been reviewed by counsel to the Administrative Agent, the Borrower and other parties, and is the product of all parties hereto. Accordingly, this Agreement and the other Revolving Loan Documents shall not be construed against the Lenders or the Administrative Agent merely because of the Administrative Agent's or Lenders' involvement in the preparation of such documents and agreements.

     SEC~ON 10.17 No Third Parties genefited. This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Lenders and the Agents, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal baneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Revolving Loan Documents. Neither the Agents nor any Lender shall have any obligation arising under the Revolving Loan Documents to any Person not a party to this Agreement or other Revolving Loan Documents.

SECTION 10. 18 Governing Law and Jurisdiction.

     (a) THIS AGREEMENT AMD THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED 1N ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY OTHER REVOLVING LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF lLLlNOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF lLLlNOIS, EASTERN DIVISION, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE AGENTS AND THE LENDERS CONSENTS, FOR ITSELF AND 1N RESPECT OF ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER, THE AGENTS AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, lNCLUDlNG ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS. WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING 1N SUCH

JURISDICTION 1N RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE BORROWER, THE AGENTS AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

     SECTION 10. 19 WAIVER OF JURY TRIAL. THE BORROWER, THE LENDERS AND THE AGENTS EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER REVOLVING LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER, THE LENDERS AND THE AGENTS EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR 1N PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER REVOLVING LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER REVOLVING LOAN DOCUMENTS.

     SECTION 10.20 Entire Agreement. This Agreement, together with the other Revolving Loan Documents, embodies the entire agreement and understanding among the Borrower, the Lenders and the Agents, and supersedes all prior or contemporaneous Agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except for the fee letters referenced in subsection 2.9(a), and any prior arrangements made with respect to the payment by the Borrower of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Administrative Agent or the Lenders.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be dul, executed and delivered by their duly authorized officers as of the day and year first above written.

HEALTHCARE COMPARE CORP.


By: :~ | ~ -\~
       . ..~
Title: yi       e President Finance & CFO


Address for notices:

3200 Highland Avenue

Downers Grove, [L 60615
Attn: Joseph Whitters
Facsimile: (630)719-0093
Tel: (630)241-7S10

LASALLE NATIONAL BANK, as Administrative Agent

Address for Payments, Notices of Borrowing, Notices of Continuation/Conversion:

135 South LaSalle Street
Chicago, IL 60603
Attn: Administrative Services
       Karen Daly
Facsimile: (312) 904-2081
Tel: (312) 904 1418

FIRST CHICAGO CAPITAL MARKETS, INC.. as Syndication Agent

By: Title:

Address for notices:

One First National Plaza
Chicago, IL 60607
Attn: Peter Bartol
Facsimile: (312)732-2740
Tel: (312)732-7455


     IN WITNESS WHEREOF, the parties hereto have caused this A~eement to be duly executed and delivered by their duly authonzed off~cers as of the day and year first above written.

HEALTHCARE COMPARE CORP.

By:
Title: Vice President Finance & CFO

Address for notices:

3200 Highland Avenue
Downers Grove, L 60615
Attn: Joseph Whitters
Facsimile: (630)719-0093
Tel: (630)241-7510

LASALLE ~NAL BANK, as Adminis,~atiy~ A~ent

>~/~


By:     ~_ l
Title:  7 V /z=~,O

Address for Payments, Notices of Borrowing, Notices of Continuation/Conversion:

135 South LaSalle Street
Chicago, IL 60603
Attn: Administrative Services
       Karen Daly
Facsimile: (312) 904-2081
Tel: (312) 904 1418

FIRST CHICAGO CAPITAL MARKETS, INC., as Syndication Agent

By: Title:

Address for notices:

One First National Plaza
Chicago, IL 60607
Attn: Peter Bartol
Facsimile: (312)732-2740
Tel: (312)732-7455

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

HEALTHCARE COMPARE CORP.

By:
Title: Vice President Finance & CFO

Address for notices:

3200 Highland Avenue
Downers Grove, IL 60615
Attn: Joseph Whitters
Facsimile: (630) 719-0093
Tel: (630) 241 -7510

LASALLE NATIONAL BANK, as Administrative Agent

Title:

Address for Payments, Notices of Borrowing, Notices of Continuation/Conversion:

135 South LaSalle Street
Chicago, IL 60603
Attn: Administrative Services
       Karen Daly
Facsimile: (312) 904-2081
Tel: (312)904 1418

FIRST CHICAGO CAPITAL MARKETS, INC., as Syndication Agent

By: p.4 ~ {~c-:
Title: ~G~c~.~5 ~ ). ~W

Address for notices:


One First National Plaza
Chicago, IL 60607
Attn: Peter Bartol
Facsimile: (312) 732-2740
Tel: (312)732-7455
LASALLE N/I9NAL BANK as Lender and Issuing Bank
By:      (:':
Title:   ~ /     V /~/767

Address for notices:

135 South LaSalle Street
Chicago, IL 60603
Attn: Douglas. J. Lovette
Facsimile: (312) 606-8423
Tel: (312)904-8008

THE FIRST NATIONAL BANK
OF CHICAGO, as Lender

By: Title:

Address for notices:

One First National Plaza, Suite 0091
Chicago, IL 60607

Attn: Jay Sepanski
Facsimile: (312) 732-2016
Tel: (312)732-6726

Lending Off~ce:

135 South LaSalle Street
Chicago, IL 60603
Attn: Douglas J. Lovette
Facsimile: (312)606-8423
Tel: (312)904-8008

Lending Office:

One First National Plaza, Suite 0091
Chicago, IL 60607
Attn: Ken Fecko
Facsimile: (312)732-2016
Tel: (312)7324616
LASALLE NATIONAL BANK, as Lender and Issuing Bank

By: Title:

Address for notices:

135 South LaSalle Street
Chicago, IL 60603
Attn: Douglas. J. Lovette
Facsimile: (312) 606-8423
Tel: (312)904-8008

THE F~ATIOy'AL BANK
OF C HICA(;b, as,~e~er
By:_ \/~Y ~K
Title: //~TANTVICE PRESIDENT
       ~ V

Address for notices:

One First National Plaza, Suite 0091
Chicago, IL 60607
Attn: Jay Sepanski
Facsimile: (312) 732-2016
Tel: (312) 732-6726

Lending Office:

135 South LaSalle Street
Chicago, L 60603
Attn: Douglas J. Lovette
Facsimile: (312)606-8423
Tel: (312)904-8008

Lending Office:

One First National Plaza, Suite 0091
Chicago, IL 60607
Attn: Ken Fecko
Facsimile: (312)732-2016
Tel: (312)732-4616
THE INDUSTRIAL BANK OF
JAPAN, LIMITED, CHICAGO BR~.NCH, as Lender

By:     1 \)QJJ~U~d
Title:  Senior Vice Presid~l[pt and
         Deputy General Manager

Address for notices:

227 West Monroe Street
Suite 2600
Chicago, IL 60606
Attn: Margie Smith
Facsimile: (312) 855-8200
Tel: (312) 855-8447

CIBC, INC., as Lender

-

T~tle:

Address for notices:

Two Paces West
2727 Paces Ferry Road
Suite 1200
Atlanta, GA 30339
Attn: Sylvia Appleby
Facsimile: (770) 319-4950

Tel: (770) 319-4849

Lending Off~ce:

227 West Monroe Street
Suite 2600
Chicago, L 60606
Attn: Enrique Bacalao
Facsimile: (312) 855-8491
Tel: (312) 855-8200

Lending Office:

425 Lexington Avenue
8th Floor
New York, NY 10017
Attn: Tim Doyle
Facsimile: (212) 856-3558
Tel: (212) 856-3650
THE INDUSTR]AL BANK OF
JAPAN, LIMITED, CHICAGO BR\NCH, as Lender

By:Title:

Address for notices:

227 West Monroe Street
Suite 2600
Chicago, IL 60606
Attn: Margie Smith
Facsimile: (312) 855-8200
Tel: (312) 855-8447

CIBC, INC., as Lender

Lending Office:

227 West Monroe Street
Suite 2600
Chicago, IL 60606
Attn: Enrique Bacalao
Facsimile: (312) 855-8491
Tel: (312) 855-8200

By:   Ci6/~\L.2

Title:/          TIIUO~r
            ~NAG, ~D GUNDy

Address for notices:   P.'ASiGENT  Lending Office:


Two Paces West
2727 Paces Ferry Road
Suite 1200
Atlanta, GA 30339
Attn: Sylvia Appleby
Facsimile: (770) 319-4950
Tel: (770) 319-4849

425 Lexington Avenue
8th Floor
New York, NY 10017
Attn: Tim Doyle
Facsimile: (212) 856-3558
Tel: (212) 856-3650
UNION BANK OF CALIFORNIA, N.A., as Lender

~c~~ ~

By:     PATRICIA A. SAMS~N
Title:  Aeeistant Vice Precitlpnt

Address for notices:

445 South Figueroa Street
16th Floor
Los Angeles. CA 90071
Attn: Heather Mo
Facsimile: (213) 236-7636
Tel: (213) 236-4065

BANQUE NATIONALE DE PARIS

By: Title:

Address for notices:

209 South LaSalle Street
5th Floor
Chicago, [L 60604
Attn: Stephen Christie

Facsimile: (312) 977-1380
Tel: (3 l2) 977-2250

THE BANK OF NEW YORK, as Lender

By: Title:

Address for notices:

One Wall Street
19th Floor
New York, NY 10286
Central Division
Attn: Meena Bolli
Facsimile: (212) 635-7923/24
Tel: (212) 635-8216

Lending Office:

445 South Figueroa Street
16th Floor
Los Angeles, CA 90071
Attn: Patricia Samson
Facsimile: (213) 236-7814
Tel: (213) 236-7754

Lending Office:

209 South LaSalle Street
5th Floor
Chicago, [L 60604
Attn: Christine Howatt
Facsimile: (312) 977-1380
Tel: (312) 977-1383

Lending Office:

One Wall Street
19th Floor
New York, NY 10286
Central Division
Attn: John Lokay
Facsimile: (212) 635-1208/09
Tel: (212) 635-1172
UNION BANK OF CALIFORNIA, N.A., as Lender

Bv:

Title:

Address for notices:

445 South Figueroa Street
16th Floor
Los Angeles, CA 90071
Attn: Heather Mo
Facsimile: (2133 236-7636
Tel: (213) 236~065

BANQUE NATIONALE DE PARIS

Lending Off~ce:

445 South Figueroa Street
16th Floor
Los Angeles, CA 90071
Attn: Patricia Samson
Facsimile: (213) 236-7814
Tel: (213) 236-7754

By: Arnaud Collin du Bocage
Title: Executive Vice President and General Manager

Address for notices:

209 South LaSalle Street
5th Floor
Chicago, IL 60604
Attn: Stephen Christie
Facsimile: (312)977-1380
Tel: (312) 977-2250

THE BANK OF NEW YORK, as Lender

By: Title:

Address for notices:

One Wall Street
19th Floor

New York, NY 10286
Central Division
Attn: Meena Bolli
Facsimile: (212) 635-7923/24
Tel: (212) 635-8216

Lending Office:

209 South LaSalle Street
5th Floor
Chicago, L 60604
Attn: Christine Howatt
Facsimile: (312) 977-1380
Tel: (312) 977-1383

Lending Office:

One Wall Street
19th Floor
New York, NY 10286
Central Division
Attn: lohn Lokay
Facsimile: (212) 63S-1208/09
Tel: (212) 635-1172
UNION BANK OF CALIFORNIA, N.A., as Lender

Bv:

Title:_

Address for notice~.

445 South Figueroa Stree.
16th Floor
Los Angeles, CA 90071
Attn: Heather Mo
Facsimile: (213) 236-7636
Tel: (213) 236-4065

BANQUE NATIONALE DE PARIS

By:Title:

Address for notices:

209 South LaSalle Street
5th Floor
Chicago, [L 60604
Attn: Stephen Christie
Facsimile: (312) 977-1380
Tel: (312) 977-2250

THE BANK OF NEW YORK, as Lender

By:     qzc~`~ - O,
Title:      ~ ~ nuAV lD '/
            JOHN ~,. ~v'`~.,~
        Addre,\~8ESIDENT'

One Wall Street
19th Floor
New York, NY 10286
Central Division
Attn: Meena Bolli
Facsimile: (212) 635-7923/24
Tel: (212) 635-8216

Lending Officc.

445 South Figueroa Streer
16th Floor
Los Angeles, CA 90071
Attn: Patricia Samson
Facsimile: (213) 236-7814
Tel: (213) 236-7754

Lending Office:

209 South LaSalle Street
5th Floor
Chicago, [L 60604
Attn: Christine Howatt
Facsimile: (312) 977-1380
Tel: (312) 977-1383

Lending Office:

One Wall Street
19th Floor
New York, NY 10286

Central Division
Attn: John Lokay
Facsimile: (212) 635-1208/09
Tel: (212) 635-1172
CREDIT LYONNAIS, NEW YORK BRANCH, as Lender

V;e Pre s ide ~ C

Title:

Address for notices:

1301 Avenue ofthe Americas New York, NY 10019 Attn: Kenia A. Perez Facsimile:
(2 l 2) 261 -3440 Tel: (212) 261-7313

THE NORTHERN TRUST COMPANY, as Lender

By:Title:

Address for notices:

S0 S. LaSalle Street Chicago, IL 60675 Attn: Edie Reed Facsimile: (312) 630-1566 Tel: (312) 444-3352

SUNTRUST BANK,
NASHVILLE, N.A., as Lender

By:Title:

Address for notices:

901 4th Avenue North Nashville, TN 37219 Attn: Leigh Anne Gregory Facsimile:
(615) 7484611 Tel: (615) 748-5461

Lending Office:

1301 Avenue of the Americas
New York, NY 10019
Attn: John C. Oberle
Facsimile: (212) 261 -3440
Tel: (212) 261 -7344

Lending Office:

50 S. LaSalle Street

Chicago, IL 60675
Attn: Ron Mallicoat
Facsimile: (312) 444-7028
Tel: (312) 444-3428

Lending Office:

201 4th Avenue North
Nashville, TN 37219
Attn: Karen Cole Ahern
Facsimile: (615) 748-5161
Tel: (615) 748-5817
CREDIT LYONNAIS, NEW YORK BRANCH, as Lender

By: Title:

Address for notices:

1301 Avenue of the Americas New York, NY 10019 Attn: Kenia A. Perez Facsimile:
(212) 2613440 Tel: (212) 261-7313

THE NORTHERN TRUST COMPANY, as Lender

By: 4~/,~
Title:  l/ V~

Address for notices:

50 S. LaSalle Street Chicago, lL 60675 Attn: Edie Reed Facsimile: (312) 630-1566 Tel: (312)4443352

SUNTRUST BANK,
NASHlIILLE, N.A., as Lender

By:

Title :

Address for notices:

201 4th Avenue North Nashville, TN 37219 Attn: Leigh Anne Gregory Facsimile:
(615) 7484611 Tel: (615)748-5461

Lending Off~ce:

1301 Avenue of the Americas
New York, NY 10019
Attn: John C. Oberle
Facsimile: (212) 261 -3440
Tel: (212) 261-7344

Lending Office:

50 S. LaSalle Street
Chicago, L 60675
Attn: Ron Mallicoat
Facsimile: (312)444-7028
Tel: (312)444-3428

Lending Office:

201 4th Avenue North
Nashville, TN 37219
Attn: Karen Cole Ahem
Facsimile: (615) 748-5161
Tel: (615) 748-5817
CREDIT LYONNAIS, NEW YORK BRANCH, as Lender

By:Title:

Address for notices:

1301 Avenue ofthe Americas New York, NY 10019 Attn: Kenia A. Perez Facsimile:
(212) 2613440 Tel: (212) 261 -7313

THE NORTHERN TRUST COMPANY, as Lender

By:Title:

Address for notices:

50 S. LaSalle Street Chicago, lL 60675 Attn: Edie Reed Facsimile: (312) 630-1566 Tel: (312) 4443352

SUNTRUST BANK, NASHVILLE, N.A., as Lender

By: k'~ C~ ~.N
Title: (ir \t P

Address for notices:

201 4th Avenue North Nashville, TN 37219 Attn: Leigh Anne Gregory Facsimile:
(615) 7484611 Tel: (615)748-5461

Lending Off~ce:

1301 Avenue of the Americas
New York, NY 10019
Attn: lohn C. Oberle
Facsimile: (212) 261 -3440
Tel: (212) 261-7344

Lending Office:

50 S. LaSalle Street
Chicago, {L 60675
Attn: Ron Mallicoat
Facsimile: (312) 1~14-7028
Tel: (312) 444-3428

Lending Office:

201 4th Avenue North
Nashville, TN 37219
Attn: Karen Cole Ahern
Facsimile: (615) 748-5161
Tel: (615) 748-5817
HARRIS TRUST & SAVINGS BANK, as Lender

By: <
Title:  S,-) y'

Address for notices:

111 West Monroe Street
Chicago, IL 60603
Attn: Julia Rogers
Facsimile: (312) 461 -7365
Tel: (312) 461-2106

BANQUE PARIBAS, as Lender

By:Title:

Address for notices:

227 West Monroe
Suite 3300
Chicago, [L 60606
Attn: Barbara Lopez
Facsimile: (312) 853-3087
Tel: (312)6032

NATIONSBANK OF TEXAS, N.A., as Lender

Title: -

Address for notices:

901 Main Street
Dallas, TX 75202
TX1492-14-05
Attn: Chris Bertel
Facsimile: (214) 508-0944
Tel: (214) 508-2354

Lending Office:

111 West Monroe Street
Chicago, IL 60603
Attn: Christopher S. Randall
Facsimile: (312) 461-7365
Tel: (312)461-5068

Lending Office:

787 Seventh Avenue
New York, NY 10019
Attn: Russell Pomerantz
Facsimile: (212) 841-2292
Tel: (212) 841-2S61

Lending Office:

444 S. Flower Street
Suite 4100
Los Angeles, CA 90071
Attn: Elizabeth Gould
Facsimile: (213) 624-5815
Tel: (213) 2364931

HARRIS TRUST & SAVINGS BANK, as Lender

By:Title:

Address for notices:

111 West Monroe Street
Chicago, IL 60603
Attn: Julia Rogers
Facsimile: (312)461-7365
Tel: (312) 461-2106

BANQUE PARIBAS, as Lender
By: ~ i,~)
Title: RUSSELL A. POMER
        VICE PRESIDENT

Address for notices:

227 West Monroe
Suite 3300
Chicago, lL 60606
Attn: Barbara Lopez
Facsimile: (312) 853-3087
Tel: (312) 6032

NATIONSBANK OF TEXAS, N.A., as Lender

By:Title:

Address for notices:

901 Main Street
Dallas, TX 75202
TX1492-14-05
Attn: Chris Bertel
Facsimile: (214) 508-0944
Tel: (214) 508-2354

Lending Office:

111 West Monroe Street
Chicago, L 60603
Attn: Christopher S. Randall
Facsimile: (312)461-7365

Tel: (312) 461 -5068

c~

D - id R Idh,

_. _

WRiWI

Lending Office:

787 Seventh Avenue
New York, NY 10019
Attn: Russell Pomerantz
Facsimile: (212) 841-2292
Tel: (212) 841-2561

Lending Office:

444 S. Flower Street
Suite 4100
Los Angeles, CA 90071
Attn: Elizabeth Gould
Facsimile: (213) 624-5815
Tel: (213) 2364931
HARRIS TRUST & SAVINGS BANK, as Lender

By:Title:

Address fUr notices:

111 West Monroe Street
Chicago, IL 60603
Attn: Julia Rogers
Facsimile: (312) 461-7365
Tel: (312) 461-2106

BANQUE PARIBAS, as Lender

Title : -

Address for notices:

227 West Monroe

Suite 3300
Chicago, IL 60606
Attn: Barbara Lopez
Facsimile: (312) 853-3087
Tel: (312) 6032

NATIONSBANK OF TEXAS, N.A., as Lender

By:     i,~ ~& Y. ~c~d
Title:  ~,'r ~ ~e5! d~:t

Address for notices:

901 Main Street
Dallas, TX 75202
TX1492-14-05
Attn: Chris Bertel
Facsimile: (214) 508-0944
Tel: (214) 508-2354

Lending Office:

111 West Monroe Street
Chicago, IL 60603
Attn: Christopher S. Randall
Facsimile: (312) 461 -7365
Tel: (312)461-5068

Lending Office:

787 Seventh Avenue
New York, NY 10019
Attn: Russell Pomerantz
Facsimile: (212) 841-2292
Tel: (212) 841-2561

Lending Office:

14q S. Flower Street
Suite 4100
Los Angeles, CA 90071
Attn: Elizabeth Gould
Facsimile: (213) 624-5815
Tel: (213) 2364931
E.~IT .\

NOTICE OF BORROWIN'G

TO:  LaSalle National Bank
     135 South LaSalle Street
     Chicago, ~ 60603

Attention:

Gentlemen:

     HealthCare COMPARE Corp. ("HCC") hereby irrevocably gives notice pursuant to Section 2.4 of the Credit Agreement (the "Credit Agreement"), dated as of July ~ 1997 by and among HealthCare CO~ARE Corp., LaSalle National Bank, as Administrative ABent and Lender, First Chicago Capital Markets, Inc., as Syndication Agent, and the otha Financial Institutions party thereto that HCC haeby requests a Borrowing under the Credit Agreement and, in that connection, sets forth below the information relating to such Borrowing as required by the Credit Agreement.

     A. The Business Day of the proposed Borrowing is (the "Borrowing Date")

     B. The amount o. the Borrowing, type of Borrowing (Base Rate or LIBOR
Rate), and the initial Interest Period applicable to any LIBOR Rate is as follows:

Amount of Borro~vins Tvee of Loan Interest Period (LIBOR)

     C. You are hereby authorized to deposit the proceeds of such Borrowing into our account described below:

[Bankl, [Account Numberl, [Reference!
     As of the date hereof

     (a) Representations and Warranties. The representations and warranties set forth in Article V of the Credit Agreement are true and correct in all material respects.

     (b) Events of Default. No Default or Event of Default under the Credit Agreement, or any event which, with the passage of time or the giving of notice or both. would constitute, mature into, or become an Event of Defauit under the Credit Agreement, shall have occurred and be continuing or shall result from the Borrowing requested hereunder.

     (c) Maximum Interest Periods. After including the loterest Periods requested in connection with this Borrowing, there are no more than ten ( 10) Interest Periods in effect under the Credit Agreement.

     Unless otherwise indicated, capitalized terms used in this Borrowing Notice have the same meaning as defined in the Credit Agreement.

Dated:,

HEALTlICARE COMPARE CORP.

By Titb:

An Authorized Officer

EXHIBIT B

NOTICE OF CONTI~rAT10N'/CON\TRSION

TO   LaSalle National Bank
     135 South LaSalle Street
     Chicago, IL 60603

Attention:

Gentlemen:

     HealthCare COMPARE Corp. ("HCC") hereby irrevocably gives notice pursuant to Section 2.5 of the Credit Agreement (the "Credit Agreement"), dated as of July ~ 1997 by and among HealthCare COMPARE Corp., LaSalle National Bank, as Administrative Agent and Lender, First Chicago Capital Markets, Inc., as Syndication Agent, and the other Financial Institutions party thereto that HCC hereby requests a continuation/conversion of an existing Borrowing under the Credit Agreement and, in that coMection, sets forth below the information relating to such continuation or conversion as required by the Credit Agreement.

     A. The Business Day of the proposed continuation or conversion is (the "Continuation or Conversion Date").

     B. The aggregate amount of the existing Borrowing to be converted or continued, the type of continued or converted Borrowing (Base Rate or LIBOR
Rate), and the Interest Period applicable to any continued or converted LIBOR Rate Loan is as follows:

     Amount of Borrowing to be continued: S

Increase (Decrease) in amount of Borrowing

Amount of Borrowing to be converted: .............

New LIBOR Rate Loan total amount ..........

Interest Period for LIBOR Rate Loan ....
As of the date hereof

     (a) Events of Default. No Default or Event of Default under the Credit .~greement, or any event which, with the passage of time or the giving of notice or both, would constitute, mature into, or become an Event of Default under the Credit Agreement, shall have occurred and be continuing or shall result from the Borrowing requested hereunder.

     (b) Maximum Interest Periods. ARer including the Imerest Periods requested in coMection with this continuation or conversion, there are no more than ten (
10) Interest Periods in effect under the Credit Agreement.

     Unless otherwise indicated, capitalized terms used in this Notice of Continuation/Conversion have the same meaning as defined in the Credit Agreement.

Dated:

HEALTHCARE COMPARE CORP.

By: Title:

An Authorized Officer
REVOLVING NOTE

Chicago, minois luly 1, 1997

     For value received, HealthCare COMPARE Corp., a D,elaware co~poration (the "Borro~ver"), promises to pay to the order of LaSalle National Bank, as Atministrative Agent for the benefit of the Lendas (the "Bank"), the wegate unpaid principal amount of the Revolving Loans made by the Lenders to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreemcot. The Borrower prornisa to pay interest on the aggregate unpaid principal amount of the Revolving Loans on the data and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the Unitet States in Federal or otha immediately available funds at the office of LaSalle National Bank, 135 South LaSalle Street, Chicago, Illinois.

     All Revolving Loans mate by the Lenders, the respoctive types thereof and all repayments of the princip&l thereof shall be recordet by the Bank ant, if the Bank so elects in connection with any transfer or enforcernant hereof, appropriate notations to evitence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part haeof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower haeunder or under the Credit Agreement.

     This note is the Note referred to in the Credit Agreement dated as of July 1, 1997, among HealthCare COMPARE Corp., as Borrowa, LaSalle National Bank, u Administrative Agent and Lenda, First Chicago Capital Markets, Inc., as Syndication Agent and the other financial institutions party thereto (as the same may be amended from time to time, the "Credit Agreemeot-). Tarns defined in the Credit Agreement are used haein with the same meanings. Reference i8 made to the Credit Agreement for provisions for the prepaymcut hereof and the acceleration of the maturity hereof.

     This Note shall be governed by laws of the State of Dlinois. Presentment, danand, protest and otha notice of any kind are hereby expressly wuved by the Borrower.

HealthCare COMPARE Corn.
LOANS AND PAYMENTS OF PRINCIPAL

Date Made,
Renewed,
Converted,
or Paid

Type of Loan
(Base Rate,
LIBOR Rate)

Amount of
Loan

Arnoum of
Principal
Renewed,
Converted or Pait

Unpaid
Principal

Balance of Note

Name of

Person
Making
Notation
LaSalle National Bank, as Administrative Agent 135 South LaSalle Street Chicago, Illinois 60603

The Lenders which are Parties to the Credit Agreement Referred to Below

Re:

HealthCare COMPARE Credit Agreement

     We have acted as special counsel to HealthCare COMPARE Corp.. a Delaware corporation (the "Company"), in connection with that certain Credit Agreement dated luly I 1997 (the "Credit Agreement") among LaSalle National Bank, as Administrative Agent, First Chicago Capital Markets, Inc., as Syndication Agent, and certain other lenders (collectively, the "Lender") and the Company. This opinion is rendered to you at the request of the Company pursuant to
Section 4.1 (d) of the Credit Agreement. Capitalized terms defined in the Credit Agreement, used herein and not otherwise defined herein, shall have the meanings given them in the Credit Agreement.

     As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinions expressed below, except where a statement is qualified as to knowledge or awareness, in which case we have made only the limited inquiry as specified below. We have examined. among other things, the following:

(a)

the Credit Agreement;

(b)  the Note;
     (c) any lease(s), indenturets). note(s). Ioan agreement(s). mortgage(s). deed(s) of trust. security agreement(s) and other written ayreement(s) or instrument(s) creating, evidencine or securing indebtedness ot the Company for borrowed money. identified to us by an officer of the Company as material to the Company and listed on Exhibit A hereto (the Ntaterial Agreements ); and

     (d) the Certificate of Incorporation and Bylaws of the ( 'Goveming Documents"~.

     The documents described in subsections (a) - (b) above are referred to herein collectively as the 'Loan Documents." As used in this opinion, the "WCC" shall mean the Unifomm Commercial Code as now in effect in the State of Illinois.

     In our examination, we have assumed the genuineness of all signatures (other than those of officers of the Company on the Loan Documents). the authenticity of all documents submitted to us as originals, and the confommity to authentic original documents of all documents submitted to us as copies. We have also been furnished with, and with your consent have relied upon, certificates of off~cer(s) of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

     To the extent that the obligations of the Company may be dependent upon such matters, we assume for purposes of this opinion that: all parties to the Loan Documents other than the Company are duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation; all parties tO the Loan Documents other than the Company have the requisite corporate power and authority tO execute and deliver the Loan Documents and tO perfortn their respective obligations under the Loan Documents tO which they are a party; and the Loan Documents to which such parties other than the Company are a party have been duly authorized, executed and delivered by such parties and constitute their legally valid and binding obligations, enforceable against them in accordance with their terms.

     We are opining herein as tO the effect on the subject transactions only of the federal laws of the United States, the intemal laws of the State of Illinois and the General Corporation Law of the State of Delaware. and we express no opinion with respect to the applicability thereto, or the effect thereon. of the laws of any other jurisdiction or, in the case of Delaware. any other laws or as to any matters of municipal law or the laws of any other local agencies within any state.

     Our opinions set forth in paragraph 4 below are based upon our consideration of only those statutes, rules and regulations which, in our experience, are nominally applicable to unsecured lending t,ansactions. Wl~enever a statement herein is qualified by "to the best of our knowledge'' or a similar phrase. it is intended to indicate that Stephen S Bowen (who is the partner who has been primarily responsible for the Acquisition Transaction) and Donald L Schwartz. Jet't'rev G Moran and Matthew D Fradin (who are the only attomeys in this firm who have rendered any material legal services in connection with the Credit Agreement) do not have current actual knowledge of the inaccuracy of such statement: however. except as otherwise expressly indicated. we have not undertaken any independent investigation to determine the accuracy ot'any such statement. and no inference that we have any knowledge of any matters pertaining to such statement should be drawn t'rom our representation ot' the Company.

     Subject to the foregoing and the other matters set forth herein, and in reliance thereon. it is our opinion that, as of the date hereof and both before and after giving effect to the Acquisition Transaction:

     1 The Company is a corporation which is validly existing and in good standing under the laws of the State of Delaware with the requisite corporate power and authority (i) to conduct its business as now conducted, (ii) to own. or hold under lease, its assets and (iii) to enter into the Loan Documents and perform its obligations thereunder. Based solely on certificates from of'ficers of the Company. we confirm that (as of the date of such certificates, the Company is qualified to do business in all fifty (S0) States:

     2. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate action of the Company and have been duly executed and delivered by the Company.

     3. Each of the Loan Documents constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     4. The execution and delivery of the Loan Documents by the Company, the borrowing by the Company thereunder, and the payment of the Obligations of the Company pursuant to the Loan Documents do not: (a) violate any federal or Illinois statute, rule or regulation applicable to the Company (including, without limitation, Regulations G, T, U or X of the Board of Govemors of the Federal Reserve System), (b) violate the provisions of the Goveming Documents,
(c) result in the breach of or a default under any of the Material Agreements or (d) to the best of our knowledge, require any consents, approvals, authorizations, registrations, declarations or filings by the Company under any federal or Illinois statute. rule or regulation applicable to the Company except those consents. approvals, authorizations. registrations, declarations and filings, if any. which have already been obtained.

     ~ The Company is not (a) an investment company'' or a company .'controlled'' by an 'investment company," within the meaning of the Investment
Company Act of 1940. as amended. or (b) a holding company or a subsidiary company of a holding company v.ithin the meaning of the Public Utility Holding Company Act of 19~5. as amended

     6 To the best of our knowledge. Schedule 5.5 of the Credit Agreement and Schedule j I i or the Acquisition Documents (as amended) reflect all actions, suits. proceedings. claims or disputes which may be required to be disclosed by the temms of the Credit Agreement. We call to your attention the tact that
Schedule 5 5 does not contain a listing of all of the matters shown on Schedule
5.13 and we express no opinion as to the materiality of such matters or whether they should be so listed.

     In rendering the opinions expressed in paragraph 4 insofar as they require interpretation of the Material Agreements. (i) we have assumed with your pemmission that all courts of competent jurisdiction would enforce such agreements as written but would apply the intemal laws of the State of Illinois without giving effect to any choice of law provisions contained therein or any choice of law principles which would result in application of the intemal laws of any other state. (ii) to the extent that any questions of legality or legal construction have arisen in connection with our review, we have applied the laws of thc State of Illinois in resolving such questions. and (iii) we express no opinion with respect to the effect of any action or inaction which may be required to be taken by the Company after the date hereof under the Loan Documents or the Material Agreements which may result in a breach or default under any Material Agreement. We advise you that certain of the Material Agreements may be govemed by other laws, that such laws may vary from the law assumed to govern for purposes of this opinion. and that this opinion may not be relied upon as to whether or not a breach or default would occur under the law actually goveming such Material Agreements.

     Please also be advised that the opinions expressed in paragraph subject to the following limitations, qualifications and exceptions:

     (a) Such opinions are subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally (including, without limitation, the effect on the Loan Documents of Section 548 of the federal Banlcruptcy Code and comparable provisions of state law, limitations on the right to receive postpetition interest under certain circumstances and the effect on potentially voidable preferences of Section 547 of the federal Bankruptcy Code);

     (b) The enforceability of such Loan Documents may be limited by (i) certain equitable, legal or statutory principles affecting the enforcement of contractual rights of the type contained in rhe Loan Documents generally. regardless of whether such enforcement is considered in a proceeding in equity or at law, including, without limitation. concepts of notice. materiality reasonableness. good faith and fair dealing, requirements that waivers or amendments be in writing, severability of contractual obligations, jurisdiction, service of process. venue. and applicable statutes of limitation and doctrines ot'estoppel. and (ii) judicial discretion or statutory limitations with respect to the availabilits ot'equitable remedies or det'enses. the calculation ot'damages and the entitlement to attorneys' tees and other costs;

     (c) The enforceability of indemnification or contribution provisions contained in the Loan Documents under certain circumstances may be limited under statutory law or court decisions with respect to a liability where such indemnification or contribution is contrary to public policy or prohibited by law;

     (d) The exercise of self-help or other summary remedies by a lender or an agent for lenders. particularly without notice or opportunity for a hearing. may be restricted under certain circumstances by constitutional limitations under the due process clause of the Constitution of the United States and the Constitution of the State of Illinois. by applicable rules of civil procedure and by the general requirements contained in the applicable UCC and other applicable law that parties to a commercial contract must act in good faith and in a commercially reasonable manner. but the inclusion of provisions permitting such summary remedies does not affect the validity of the Loan Documents (each taken as a whole); and

     (e) [llinois case law calls into question the enforceability under certain circumstances of contractual provisions of the Loan Documents providing for the compounding of interest or the payment of interest on interest.

     This opinion is rendaed only ro you. is solely for your benefit in connection with the transactions covered hereby and may not be relied upon by you for any other purpose. A copy of this opinion letter may be delivered by any Lender to those financial institutions who are participants in the financing arrangements of such Lender with Borrower, or are assignees of such Lender. to the extent permitted by Section 10.8 of the Credit Agreement, which institutions may rely hereon as if the same were addressed and had been telivered to them. Subject to the foregoing, this opinion letter may be relied upon by any Lender only in connection with the financing arrangements contemplated by the Credit Agreement and may not be quoted, used or relied upon by any Lender or any other person for any purpose whatsoever, without in each instance our prior written consent, except as may be required by any court or other govermnental or regulatory authority or in coMection with any litigation or other proceeding to which this opinion letter may be relevant. All persons who shall at any time rely on this opinion should recognize that this opinion speaks only as of the date hereof and to its addressees and that we have no responsibility or obligation to update this opinion. to consider its applicability or correctness to persons other than its addressees. or to take into account changes in law. facts or anv other developments of which we may later become aware.

Very truly yours,
EXHIBIT A
to Latharn & Watkins Opinion

Material Agreements

1. Amended and Restated System Agreement entered into September 1. 1995. by and between Electronic Data Systems Corporation and HealthCare COMPARE Corp.

2. Utilization Review Ayreement entered into as of lanuary 1, 1989. between HealthCare COMPARE Corp. and National Association of Letter Carriers Health Benefit Plan;

PPO Agreement effective lanuary 1. 1996. between HealthCare COMPARE Corp. and Government Employees Hospital Association. Inc.

EXHIBIT E

OmCER'S CERT~CAU

LaSalle ~'ational Bank '~ 3 5 South LaSalle Street Chicago, Illinois 60603
Attn:

Ladies and Gentlemcn:

to Bank that:

A. On

Y. Re: Credit Agreement dated as of July ~ 1997, (the "Credit Agreement") between HealthCare COMPARE Corp. (the "Borrower"), LaSalle National Bank as Administrative Agent and Lender, First Chicago Capital Markets, Inc., as Syndication Agent, and the Other Financial Institutions Party thereto.

In accordance with Section 6.2(b) of the Credit Agreement, the Borrower hereby certifies

     , , the Fixed Charge Covcrage Ratio of the Borrower was as computed on Attachment 1 hereto.

B. On , , the Net Worth of the Borrower was S , as computed

on Attachment 2 hereto.

C. On , , the Leverage Ratio of the Borrower was , as computed on Attachment 3 hereto.

D. To the best of the undersigned's knowledge and except as previously disclosed to the Lenders, during the periot commencing , through and including,

the Borrower has observet and performed all of its covenants and other agreements, and satisfied every contition containet in the Credit Agreement to be observed, performed or satisfied by the Borrower except as identified on Attachment 5 hereto.

E. To the bat of the undersigned's knowledge, as of the date hereof, the Borrower could make each of the representations and war,ranties contained in
Article V of the Credit Agreement effective as of the date hereof, except for those representations and warranties listed (by Section number corresponding to the Credit Agreement) in Attachment 4 hereto which explains the Borrower's inability to make such representation or wa'Tanty.

F. The undersigned has obtained no knowledge of any Default or Event of Default except as identified on Attachment 5 hereto.

     ~ WIT~'ESS WEEREOF, the Borrower has caused this Certificate tO be executed and delivered ths _ day of

HEALTHCARE COMPARE CORP.


     Attachment l
Fixed Charge Coverage Ratio

Income before income taxes (as set forth on Borrower's most recent financial statement) .

Interest Expenses
Depreciation . .

     4.  Amortization
         Interest Income S
     6.  EBITDA: the sum of Items 1, 2, 3 and 4 less Item 5  . S

Operating Lease rental payments for the period of the most recently completed four consecutive fiscal quarters

8. Fixed Charges for the period , _ through

~ the sum, without duplication of Items 8A, 8B and 8C:

A. Consolidated Interest Expense and fees paid on, and amortization of debt discount in respect of, all Funded Indebtedness ........

$

S

     ................   J

 . . $

     ,     $


B.

Operating Lease rental payments made during such

C. The aggregate principal amount of all current maturities of long term Funded Indebtednag (including the principal portion of remais under Capital Leages) paid by the Borrower and its Subsidiaries during such period (excluding payments of principal of the Revolving Loans and payments of principal not required under the


        Revolvina Loan Documentg)  S

Total:  ................

9.  Flxed Charge Coverage Ratio: the sum of Items 6 and 7 divided by

    Item 8:

10. Minimum Fixed Charge Coverage Ratio permitted under
    Section 7.12 2


Attachment 2

Consolidated Net Worth

I    Borrower's Net Worth

I    Shareholders' equity of the Borrower determined in accordance with

     GAAP . .

 . $

2. Consideration paid by Borrower for repurchase of Borrower's stock subsequent to Closing Date or $150,000,000, whichever is less ....

3. The aggregate of all charges incurred by Borrower subsequent to Closing Date related to Acquisitions to the extent such charges are written off


     against goodwill, or S175,000,000, whichever is less            $

     Net Worth: The sum of Items 1, 2 and 3        S

II.  Compliance with Net Worth Covenant (Section 7.13)

1.   75% of Borrower's Net Worth as determined using Borrower's June 30,

     1997 financial statements $

2.   The sum of 50% of the Borrower's Consolidated Net Income earned each fiscal quarter commencing with the fiscal quarter ending September 30, 1997 (provided that if, for any fiscal quarter, the Borrower's Consolidated Net Income shall be less than zero, then for purposes of this calculation, the Borrow's Consolidated Net Income shall be deemed to be zero for the fiscalquarter) S

3.   SO% of the net proceeds received from any unaffiliated third parties from any stock offering of the Borrower S

Minimum covenanted Net Worth (pursuant to Section 7.13): The sum of Iten~ 1, 2 and 3, or S190,000,000, whichever is greater . . . S
2

4
6.


8.

9.

     Attachment 3
     Leverage Ratio
Total Funded Indebtedness of Borrower and its Subsidiaries ... .. $

Income before income taxes (as set forth on Borrower's most recent financial statement)

Interest Expenses .

Depreciation . . .
Amortization
Interest Income


    EBITDA: the sum of Items 2, 3, 4 and 5 le~s Item 6 S

    Leverage ratio: Item 1 divided by Item 7 ......................

    Maximum Leverage Ratio permitted under Section 7.14 .

          ........    3.25


EXHIBIT F

ASSI~ENT AND ACCEPTANCE AGREEMENT

     AGREEMENT dated as of , 19_ among <NAME OF ASSIGNOR> (the "Assigoor"),
<NAME OF ASSIGNEE> (the "Assignee"), HealthCare COMPARE Corp. (the "Borrower")
and LaSalle National Bank, as Administrative Agent (the "Administrative
Agent").

     WHEREAS, this Assignment and Acceptance Agreement (the "Agreemeot") relates to the Credit Agreement dated as of luly _, 1997 among the Borrower, the Assignor and the other Financial Institutions party thereto, as Lenders, and the Administrative Agent (the "Credit Agreement");

     WHEREAS, as provided under the Credit Agreement, the Assignor has a Revolving Loan Commitment to make Revolving Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed S

     WHEREAS, Revolving Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of Shereof,

are outstanding at the date

WHEREAS, the Assignor proposes to assign to the Assignee all of the nghts of the

Assignor under the Credit Agreement in respect of a portion of its Revolving Loan Commitment thereunder in an amount equal to S (the "Assigned Amount"), together with a corresponding portion of its outstanding Revolving Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms,

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the pardes hereto agree as follows:

     Section 1. Dcfinftions. All capitalizet terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

     Section 2. Assignmcnt. The Assignor hereby assigns and sells tO the Assignee all of the rights of the Assignor under the Credit Agreement in respect of its Revolving Loan Commitment to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the related obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Revolving Loans made bv the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee and the Agent and the payment of the amounts specified in Section 3 hereof required to be paid on the date hereof
(i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Lender under the Credit Agreement with a Revolving Loan Commitment in an amount equal to the Assigned Amount, and
(ii) the Revolving Loan Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such Obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

     Section 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.' Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

     Section 4. Consent of the Borrower and the Agent. This Agreement is conditioned upon the consent of the Borrower and the Agent pursuant to Secdon 10.8(c) of the Credit Agreement. The execution of this Agreement by the Borrower, and the Agent is evidence of this consent.

     Section S. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condidon, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Cretit Agreement or any other Revolving Loan Document. The

Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

     Secdon 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

     Section 7. Countc~p~ts This Agreement may be signet in any number of counterparts, each of which shall be an original, with the same effect as if the sigrlatures thereto and hereto were upon the same instrument.

1/ Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee.
     ~ WITNESS WHEREOF, the parties have caused this Agreement tO be executed and delivered by their duly authorized of ficers as of the date first above wntten:

~NAME OF ASSIGNOR>

By:

 .

Name Title:

~NAME OF ASSIGNEE>

By:

Name Title:

HEALTHCARE COMPARE CORP.

By:

Name Title:

LASALLE NATIONAL BANK, as
Administrative Agent

By:

Narne Title:
EXHIBIT G

TO
CREDIT AGREEMENT
LaSalle National Bank

ntematonal Banking

200 West Monroe Street Chicago. Illinols

APPLICAT!ON FOR STANDBY LETTER OF CREDIT

LASALLE BANKS

Date

Applicant~s Phone Number

     Contact Person
Designated Party (Multi-Applicant)

~For 8ank Use On~y;

Please rssue an irrevocable Standby Letter of Credit substanhally as set forth below and forward the same to your correspondent (or advising bank, if indicated below) for delivery to the geneficiary or directly to the genefic~ary (as applicable) by


_ Air Maid Air Ma~l. with ~hon prelirninarY Tebtranerni~ion advice ~
      Tebinnsmissicn Courar  _ _

Advising Bank (if any)

Applicant (name and address)

geneficiary (name and address)

Amount (USD unless otherwise indicated)

Expiry Date

Presentation for Payment Drafts must be drawn on you and presented with accompanying documentation at your offce se forth above on or before the expiry date, unless otherw~se indicated below.

Available by draft(s) at sight drawn on LaSalle National Bank, Chicago, Illinois, accompanied by the following documents(s):

geneficiary's signed statement reading as follows:

_ Attachments (NOTE: All attachments must also be signed.)

All draft() drawn must be marked as drawn under this CREDIT. The onginal LetQer of Credit must e presented for endorsement at the time of payment.

Partial drawings are 1 ] permitted [ | prohibited arge our 3ccount'or 311 cayrrents and 'ees nder rhs LC. ntess ornerw~se nd~cated

i.ur crresponc'

Account No  I Our account

[ ] geneficiarv s accot tn'

PLEASE DATE AND OFFICIALLY SIGN THE AGRE iEMENT ON PAGE 8 OF THE A~CHLO
AORLEMENI


STANDBY LETIER OF CREDIT.AGREE.\IE.NT

In consideration of (the [ssuer ) issuing

an Lrrevocable standby letter of credit substantially in accordance with the Application attached hereto (the Application') and as such letter of credit may be amended (the Credit"). rhe undersigned (each. an Applicant"), jointly and severally if there is more than one ot rhe undersigned. unconditionally and irrevocably agrees as follows:

     This Agreement and the Credit issued hereunder are subject to the terms and conditions of the Amended and Restated Credit Agreement dated as of October _ . 1997. by and among HealthCare COMPARE Corp., as Borrower. LaSalle National Bank, as Administrative Agent, Issuing Bank and Lender, First Chicago Capital Markets, Inc., as Syndication Agent. and the otha financial institutions party thereto, as Lenders (the "Credit Agreement"). We refer you to the Credit Agreement for provisions concerrung payment, commissions, fees, defaults and remedies. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

     1. ISSUER'S GENERAL OBLIGATIONS. Upon the issuance of a Credit, the Issuer's obligations to the Applicant with respect to the Credit include good faith and observance of general banking usage, but do NOT include liability or responsibility of any kind arising out of or in connection with: (a) performance of the underlying contract or otha transactions between the Applicant and the baneficiary or any other person; (b) acts, errors, defaults or omissions of any person other than the Issuer, including any use of the Credit by any such person; (c) loss or destruction of any telegram, cable, letter, instrument or document while in transit or in the possession of others; (d) knowledge or lack of knowledge of any custom or usage of any particular trade; (e) transmission, delivery, translation or interpretation of any message including any interruption, delay, error or orrrission therein; (f) insufficiency, lack of authorization, invalidity of, lack of genuineness, truthfulness or error or fraud in any documents presented under the Credit or in any instructions purporting to be from the Applicant or the Issuer's correspondent; (g) validity or correctness of any transfer or proper identity of any transferee (if the Credit is issued in transferable forte); (h) waiver of any requirement which exists for the Issuer's protection and not the protection of the Applicant, or which waiver does not in fact materially prejudice the Applicant; or (j) any other act or omission for which banks are relieved of responsibility under the "Uniform Customs & Practice for Documentary Credits" of the International Chamber of Commerce (hereafter, the "UCP"), in effect on the date hereof.

2.   ISSUER'S OBLIGATIONS CONCERNING DOCUMENTS.

     (a) The Issuer's obligations relative to the Credit include the examination of documents with reasonable care so as to ascertain that on their face they appear to comply with the terms of Credit, but do NOT include liability or responsibility of any kind arising out of or in connection with:
(i) validity, sufficiency, truthfulness, genuineness or effect of documents which appear on Issuer's examination to be regular on their face; (ii) honor of drafts or demands for payment which appear on Issuc,r's examination to be regular on their face; or (iii) the ultimate correctness of Issuer's decision regarding documentary compliance, where such decision is based on Issuer's examination of the documents, or Issuer's exercise of judgment, in a manner not manifestly unreasonable. The Issuer may in its discresion (but shall not be obligated tO) accept documents which substantially or reasonably comply with the terms of the Credit.
     (b) I~'nless otherwise specified in the Application, the [ssuer mav in its discretion accept or honor (in the case of negotiable Credits) as complying with the Credit: (i) drafts or document signed by or issued to the purported agent, executor, administrator. Iiquidator. receiver, trustee in bankruptcy or other legal representative of any party designated in the Credit; (ii) drains which fail to bear any or adequate reference to the Credit or notation to be made on the Credit. or the Credit to be surrendered, or documents to be forwarded apart from the draft, whether or not required by the Credit; (iii) drafts or documents which comply under the laws, rules, regulations, and general banking or trade customs and usages of the place of drawing or presentation; or (iv) drafts or documents which comply with the UCP.

3.   PAYMENT; COMMISSIONS.

     (a) The Applicant shall pay the issuer in United States currency at the office identified on the Application, the amount paid or to be paid by the Issuer or the Issuer's agent or any party on Issuer's behalf on each draft or other order, instrument or demand drawn, presented or purporting to be drawn or presented under the Credit (the "Item") together with all other amounts owing to the Issuer in coMection therewith, such payment to be made at the time of honor of each Item if so demanded by the Issuer, on demand in advance of any drawing. In the case of Items drawn in foreign currency, such payments shall be at the Issuer's current rate of exchange for transfers to the place of payment in the curtency in which such Item is drawn (or, if for any reason the Issuer is unable to establish such a rate of exchange, in an amount equal to the Issuer's actual cost of settlement). The Applicant shall reimburse the Issuer in the same currency in which the Item is payable, provided that at the Issuer's option, Applicant shall reimburse Issuer in United States dollars for Items payable in a foreign currency at the rate at which Issuer could sell such foreign currency in exchange for United States dollars for transfer to the place of payment of the Item, or, if there is no such rate, the United States dollar equivalent of Applicant's actual cost of settlement. Applicant agrees to pay Issuer on demand in United States dollars such amounts as Issuer may be required to expend to comply with any and all governmental exchange regulations now or hereafter applicable to the purchase of foreign currency.

     (b) The Applicant shall pay the Issuer on demand, in United States currency at the office as identiffed on the Application interest, commissions, fees and other charges and expenses as provided for in the Credit Agreement and all charges and fees payable under any fee schedule of the Issuer in effect from time to time or as otherwise agreed.

     (c) All amounts payable by the Applicant hereunder shall be paid at the office of the Issua identiSed on the Application, in immediately available and freely transferable funds at such place of payment. The Issuer is authorized to set off or charge to any account or other funds of the Applicant in Issuer's possession all obligations of the Applicant owing hereunder, irrespective of the currency in which such account or funds are denonunated.

     (d) If, as a result of any law, regulation, trea~ or directive introduced aDer luly 1, 1997, or any change therein issued after luly 1, 1997, or in the interpretation or application thereof after luly 1, 1997 or Issuer's compliance with any request or directive (whether or not having the force of law) from any court or governmental authority, agency, instrumentality, after July 1, 1997 anv reserve capital requirement. premium. special deposit, special assessment or similar requirement against the Issuer s assets, deposits or credit extended bv the Issuer. are imposed, mod)fied or deemed applicable after luly 1, 1997 and the Issuer shall determine that by reason thereof, the cost to the Issuer of issuing or maintaining the Credit is increased. ~he .\pplicant agrees to pay the Issuer upon demand such additional amount or amounts as will compensate the Issuer for such additional cost. The Applicant further agrees to pav anv applicable levies or other taxes imposed in coMection with the Credit other than net income taxes payable by the [ssuer, and tO otherwise comply with all domestic and foreign laws and re~ulations applicable tO all transactions under or in connection with the Credit.

     4. OBLIGATION OF APPLICANT; ASSUMPTION OF RISK BY APPLICANT;
INDEMNIFICATION OF ISSUER BY APPLICANT; SUBROGATION.

     (a) The Applicant's obligations to the Issua hereunder are, and shall remain. absolute and unconditional notwithstanding any lack of enforceability of the Credit or the existence of any claim, counterclaim, defense or right of set off the Applicant may have against the Issuer.

     (b) The baneficiary or any other user of the Credit and any other drawer of any draft or the presenter of any demand for payment thereunder shall be deemed Applicant's agents, and the Applicant assumes all risk, loss, liability, charges and expenses with respect to their acts or omissions and also with respect to any error, delay, misdelivay or loss in or arising out of the transmission of telegrams, cables, letters or other communications, documents or items forwarded in connection with the drafts or the Credit. The Applicant shall not h relieved from any obligation or liability, nor shall the terms of this Agreement be affected by the occurrence of the foregoing. Any action or inaction by the Issuer or its correspondents in connection the Credit or with instructions, drafts or documents relative to tnc Credit, shall, if in good faith, conclusively be deemed to have been authorized by the Applicant, and the Issuer shall have no liability therefor.

     (c) Thc applicant shall indemnify the Issuer and its correspondents and shall defend and hold the Issucr and its correspondents harmless from and against any and all claims. darnages, loss, cos~, expenses (including attorney's fees) and liabilities, of any nature whatever, sustained or incurred or asserted in connection with the Credit, the payment or acceptance or refusal tO pay or accept any draB or other demand for payment, and any other action or inaction in reliance upon tne provisions of this Agreement except claims, damages, loss, expenses or liabilities, armug from the wilfi~l misconduct or gross negligence of the Issuer in connection with the Credit, the payment or acceptance or refusal to pay or accept any draft or other demand for payment, and any other action or inaction in reliance upon the provisions of this Agreement. lt is understood that in making payment under the Credit the Issuer's exclusive reliance on the documents presented to the Issuer in accordance with the terms of the Credit as to any and all matters set forth therein, whether or not any statement or any document presented pursuant tO the Credit proves to be forged, fraudulent, invalid or insufficient in any respect whatsoever, shall not be deemed w~ilful misconduct or gross negligence of the Issuer.

     (d) The Issuer shall be subrogated (for purposes of defending against the Applicant's claims and proceeding against others to the extent of the Issuer's liability to the Applicant) to the Applicant's rights against any person who mav be liable to the .Applicant on any underlying transaction, to the rights of any holder in due course or person with similar status against the Applicant and the rights of the baneficiary or itS assignee or person with similar status against the Applicant.

     (e) The Applicant certifies that transactions in any cornrnodiries covered bv che Application are not prohibited under the foreign assets control regulations of the United States Treasury Deparunent and that any importation covered by the Application conforms in every respect with all United States regulations then in effect.

     S. WAIVER BY ISSUER; ACTS NOT AFFECTING AGREEMENT. Subject to the terms of the Credit Agreement, the Issuer shall have no duty to exercise any of its rights hereunder, and shall not be liable for any failure or delay in doing so. No failure or delay on the part of the Issuer or its correspondents shall operate as a waiver, and no notice to or demand by the Issuer or its correspondents shall be deemed a waiver of the Issuer's right to take any other or further action without notice or demand. Issuer's rights and Applicant's obligations and liabilities under this Agreement shall continue unimpaired and this Agreement shall remain binding upon each party hereto signing as an Applicant, notwithstanding: (a) extension of the maturity or time for presentation of draf~ acceptances or documents; (b) any other mod)fication of the terms of the Credit at the request of any party hereto signing as an Applicant, with or without not)fication to any other party; or (c) any increase in the amount of the Credit at the request of any party hereto. No delay, extension of time, renewal, compromise or other indulgence which the Issuer may permit in connection with any of its rights hereunder shall impair those rights, and the Issuer shall not be deemed to have waived any rights unless such waiver is in writing and signed by the Issuer or its authorized agent; nor shall any such waiver constitute a waiver of any other right or of the same right at any future time.

     6. SOLE OBLIGATION OF ISSUER Without limiting any other provision herein, the Issuer is hereby expressly authorized and directed to honor any request for payment which is made under and in compliance with the terms of the Credit without regard to, and without any duty on the part of the Issuer to inquire into, the existence of any disputes or controversies between any of the Applicant, the baneficiary of the Credit or any other person, firm or corporation, or the respective rights, dutia or liabilitia of any of them or whether any facts represented in any of the documents presented unda the Credit are true or correct. Furthermore, the Applicant agrees that the Issua's obligation to the Applicant shall be limited to honoring re~ests for payment made under and in compliance with the terms of the Credit and this Agreement and the Issuer's obligation remains so limited even if thc Issuer may have assisted in the preparation of the wording of the Credit or any documents required to be presented thereunder or the Issuc.r may otherwise be aware of the underlying transaction giving rise to the Credit and this Agreement.

     7. DURATION OF AGREEMENT; B~DING UPON SUCCESSORS; INDEMNrlY. This Agreement shall remain in fi,ll force and effect until the Issuer has actually received written notice to the contrary from the Applicant, and after receipt of such written notice shall continue in full force and effect as to all transactions between the Applicant and the Issuer commenced prior to the date of such receipt. All indemnities, covenants, agreements. representations and warranties made in this Agreement shall survive the issuance by the Issuer of the Credit and shall continue in full force and effect so long as the Credit. or anv por~ion thereof. shall be unexpired or any sums drawn thereunder or other amounts owing hereunder shall remain unpaid, provided, however, that the provisions of Sections 3(b). 3(d). 5(c), 9. 1 1. 12(by. I2(c) and 12(k) shall survive the termination of this Agreement. This Agreement shall not be revoked or impaired by the death of any party hereto, by the revocation or release of anv obligations hereunder of any one or more parties hereto (or of any party hereto shall be a partnership. bv anv changes in the parties composing the partnership) [f this .~greement is terminated or revoked as to any party for any reason, the Applicant shall indemnify and hold the Issuer harmless from any loss incurred in acting hereunder prior to the actual receipt of written notice of such termination or revocation. Thc invalidity or lack of enforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof. If this Agreement is signed by two or more parties, it shall constitute the joint and several agreement of such parties, provided, that the Designated Party, as defined below, shall have the exclusive right to issue all instructions relating to the Credit including, without limitation, instructions as to the disposition of documents and any unutilized funds, waivers of discrepancies and to agree with the Issuer upon any amendments, mod)fications, extensions, renewals or increases in the Credit or the further financing or refinancing of any transaction effected hereunder, irrespective of whether the same may now or hereafter affect the rights of any party hereto or their legal representatives, heirs or assigns. The Designated Party shall have specimen signatures on file with the Issuer and the Issuer may give any notices to the Designated Party without notice to any other party.

     8. LAW GOVERNING. The Credit and this Agreement shall be govemed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be wholly perfommed within such State. Unless inconsistent with such state law or except so far as expressly stated in the Credit, the Credit and this Agreement are subject to the terms of the UCP in effect on the date of the Application, provided, however, that, without limiting the foregoing, Articles 45 and 47 of UCP 400 and Articles 41 and 43 of UCP 500 shall have no application to the Credit or this Agreement. In the absence of proof expressly to the contrary, the UCP shall serve as evidence of general banking usage.

     9. GROSS-UP PROVISION. Any and all payments made tO Issuer hereunder shall be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, deductions, charges or withholdings of any nature, and all liabilities with respect thereto, excluding taxed imposed on net income of the Issuer and all income and franchise taxes of the United States and any political subdivision thereof imposed on the Issuer (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities are referred to herein as "Taxes"). If the Applicant shall be required by law to deduct any Taxes from or in respect to any sum payable hereunder (i) the sum payable shall be increased as may be necessary to that after making all required deductions (including deductions applicable to additional sums payable under this Section 11, the Issuer shall receive an amount equal to the sum the Issuer would have received had no deductions been made); (ii) the Applicant shall make all such deductions; and (iii) the Applicant shall pay the full amount deducted to the relevant taxation authority or other authority in compliance with applicable law. The Applicant shall indemnify the Issuer for the fiull amount of Taxes, (including, without limitation, and Taxes imposed by any jurisdiction on amounts payable hereunder) paid by the Issuer and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted Payment upon this indemnification shall be made within th~y (30) days from the date the Issuer makes written demand therefor U ithin th~y (30) days after date of the payment of Taxes, the Applicant shall fumish tO the issuer the original or certified copy of a receipt evidencing payment thereof

10.  OTHER TERMS.

     (a) If the Credit shall contain any provision for automatic renewal. the Applicant acknowledges and agrees that the Issuer is under no obligation to allow such renewal to occur and any such renewal shall remain within the sole and absolute discretion of the Issuer. The Applicant hereby irrevocably consents to the automatic renewal of such Credit in accordance with its terms should the Issuer decide to allow such renewal to occur; provided however, that the Applicant shall have the right to request the issuer to disallow such renewal on the condition that the Applicant shall give the Issuer prior written notice of such request not less than thirty (30) days prior to the deadline imposed upon the Issuer for not)fication to the baneficiary of nonrenewal of the Credit.

     (b) The Applicant shall indemnify the Issuer against any loss incurred by the Issua as a result of any judgment or order being given or made for the payment of any amount due haeunda in a particular currency (the "Currency of Account") and such judgment or order being expressed in a currency (the "Judgment Currency'') other than the Currency of Account and as a result of any variation having occurred in the rates of exchange between the date which such amount is converted into the ludgment Currency and the date of actual payment pursuant thereto. The foregoing indemnity shall constitute a separate and independent obligation of the Applicant.

     (c) Each party signing as Applicant and any guarantor thereof agrees that if any amount paid to the Issuer hereunda is rescinded or must be otherwise restored or returned by the Issuer due to the insolvency, bankruptcy, liquidation or reorganization of any party hereto, each party's obligations hereunder with respect to each such amount shall be reinstated to the same extent as if such payment had not been made.

     (d) The Applicant authonz~s the Issuer to set forth the teens of the Application in the Credit in such language as the Issuer deems appropriate, with such variations from such terms as the Issuer may in its discretion determine to be necessary (which determination shall be conclusive) and not materially inconsistent with the Application. If Applicant, or in the case of more than one AppLicant, the Designated Party, does not notify the Issuer within ten ( 10) calendar days of its issuance, Applicant agrees that such Credit is conclusively presumed to be in proper form. Upon receipt of timely notice of any discrepancy in the Credit, the Issuer will endeavor to obtain the consent of the confirming bank (if any) and the baneficiary for an appropriate mod)fication to the Credit; provided, however, that the Issuer shall assume no liability or responsibility for its failure to obtain such consent.

     (e) No Party to this Agreement may assign its rights or obligations under this Agreement without the prior written consent of the Issuer and the Ad~sunistrative Agent, provided that the obligations of the Issuer under this Agreanent may be provided or furfilled by an affiliate of the Issuer so long as the Issuer assumes full responsibility for such obligations.

     (f) ll~is Agreement and any exhibits hereto and the Credit Agreement and the exhibits and schedules thereto constitute the entire agreement among the parties and supersede any and all prior agreements, proposals, negotiations and representations pertaining tO the obligations and duties to be performed under this Agreement. No amendments or mod)fications of this .Agreement shall be valid unless in writing and signed by or on behalf of Applicant and Issuer

     (g) Except as otherwise provided in this Agreement, all notices required to be given pursuant to this Agreement, all notices required to be given pursuant to this Agreement shall be effective when received, and shall be aufficient if given in v~riting, hand delivered or sent by First Class United State Mail, postage prepaid, air couner or telecopier, and addressed to the appropriate party at its address as shown on the signature page hereof or at such other address as the sending party shall have been advised in writing.

     (h) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdictio4 be ineffective to the extent of such prohibition or lack of enforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. Wherever possible, each provision of this Agreement chs~l be interpreted in such manner as to be effective and valid under applicable law.

     (i) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     (j) Regar~ess of the expiry date of the Credit, the Applicant shall remain liable hereunder until the Issuer is released from liability by every perso4 firm, corporation or other entity which is entitled to draw or demant paymant unda the Credit.

     (k) Applicant agrees to indemnify and hold Issuer harmless from each and every clair4 demant, liability, loss, cost or expense (including, but not limited to, attorneys' fees and court costs) which may arise or be created by Issuer's acceptance of telecommunication ir~tructions in connection with the Credit, including, but not limited to, telephone or facsimile instructions in connection with any waiver of discrepancies.

     (1) Applicant, or in the case of more than one person signing as Applicant, the Designated Party, agrees to exanune promptly all instruments and documents delivered to the Applicant or Designated Party, as the case may be, from time to time and in the event the Applicant or Designated Party sball have any claim of non-compliance with their instructions or of discrepancies or otha irregularity, the Applicant or the Designated Party, as the case may be, shall immediately notify the Issua thaeof in writing. The Applicant and the Designated Party shall conclusively be deemed to hew waived any such claim against the Issuer unless such immediate notice is given as stated above.

[N WITNESS WE~REOF. the parties have caused this Agreement tO be executed


by their duly authonzed off~cers as ot this    day of

[APPLICANT]

By: Name: Title:

Address:

[APPLICANT]

By: Name: Title:

Address:

SCHEDULE I
COMMITMENT SCIIEDULE

LENDEn~

REVOLVING
COMMITMENT

LEITER OF
CREDIT
COMMirMEN'

1. LASALLE NATIONAL BANK   $35,000,000.00       $1,500,000.00

2.  THE FIRST NATIONAL BANK OF
    CHICAGO

$35,000,000.00

$1,500,000.00

3. CIBC, INC.

$30,000,000.00

$1,285,714.29

4. NATIONSBANK OF TEXAS, N.A.

$30,000,000.00

$1,285,714.29

5. UNION BANK OF CALIFORNIA, N.A.

$30,000,000.00

$1,285,714.29

6. BANQUE NATIONALE DE PARIS

$25,000,000.00    $1,071,428.57

7. BANQUE PARIBAS        $25,000,000.00      $1,071,428.57

8. THE BANK OF NEW YORK      $25,000,000.00       $1,071,428.57

9. CREDIT LYONNAIS, NEW YORK BRANCH $25,000,000.00

$1,071,428.57

10.   THE INDUSTRIAL BANK OF JAPAN,
      LIMITED, CHICAGO BRANCH

$25,000,000.00

$1,071,428.57

11. THE NORTHERN TRUST COMPANY$25,000,000.00 $1,071,428.57

12. SUNTRUST BANK, NASHVILLE, N.A.  $25,000,000.00       $1,071,428.57

13. HARRIS TRUST & SAVINGS BANK

$15,000,000.00

$642,857.14

TOTAL: $350,000,000.00     $15,000,000.00

MAXIMUM REVOLVING LOAN BALANCE (including outstanding Letters of Credit)
 ................

$350,000,000.00
SCHEDLLE','
LITIGATIO;~o'

This Schedule ~ ~ lists ~arious actions. suits. proceedings. claims or disputes pending. or tO the bes~ kno~ led`'e ot' the Borrower. threatened or contemplated by or against the Borrower or its Subsidiaries. Annex A reflects actions tiled bv or against the Borrower and which Borrower believes may be required to be disclosed. Annex B reflects actions or disputed claims f led or made by or against Subsidiaries and is based on data collected by Borrower in the course ot'the Acquisition Transaction. Borrower does not represent or concede that any of the litigation on Annex B might have a Material Adverse
Et'fect: the matters are disclosed because. due to Borrower's lack of familiarity with the litigation it is possible that some or all of the matters listed on Annex B. if decided against the Borrower or any Subsidiary, as the case may be, might individually or in the aggreyate have a Material Adversc Effect.

     Annex a eo Schcdule 5, 5
Actions Filcd By or AAainse Borrower

~Case No. 94 UKlS1 (Circuit Court, Cook County Illinols). CouDsel: IaDer, MUCDID, Dombrow, Becker' Levin and Tominber'~, Ltd. (l~hor~s Bnd~ley).

This acdon was filet on May 20, 1994 (HCCC was scrvet on June 29, 1994) by a former HCCC employee. The complaint alleges thtt HCCC discharget Patinos in retaliation for Ptdnos' filing of a report of HCCC's acti~itics with the Illinois Dcpartment of Professional Reguladon. HCCC has filed counteractdons agtinst Patinos for violatdon of the Blinois Trade Secrets Act, Brcach of Confidendality Agreement, Conversion ant Tordous Interferencc with Contract baset on Patinos' actions in copying HCCC confidential and proprietary information and distribution the information to third partia without the authorizadon and approval of HCCC. There has been essendally no activity on this matter over the last nine monthe.

WHITNEY BELCHER v lIEALTlICME COMPARE CORP., Case No. 94 L 1780 (Circuit Court, DuPage CouDty Illinois). COUD#I: Lar~er, Muchln, Dombrow, Becker, Levin and Tominberg, Ltd. (ISomas Bradley) Case No. 94L0178.

A case related tO Patinos, above. Forma employee alleges she was wrongfully terminated. The complaint consists of four counts consisting of alleges violatdon under the minois Medical Practices Act, the minois Health Finance Reform Act, the Illinois Eavesdropping statute and invasion of privacy. Discovery condnua. The parties were unable to resolve the matter at the metiation proceeding before Judge Bua on November 8, 1996. Both Belcher and HCCC filet modons for summary judgment. Plaintiff's motion which sought summary judgment on the eavestropping claimNwas teniet. The Court granted HCCC's motion, ruling (1) that Plaintdff was not enthtled to back pay because she failed to mithgate her damaga; (2) that Plaindff could not base a retaliatory discharge claim on the Blinois Health Finance Reform Act. The Court has set a trial date of September 22, 1997.

HEALTHCARE COMPARE CORP. v. UNITED PAYORS & UNITED PROVIDERS; Case No. 9CC 2S18; United Shtes Distrlet Court for the Northern D~ct of Illinois, Eastero Divisiou. Counsel: ChDdress & Zdeb, Ltd. (Christopher N. Mamme0.

HCCC filed a five~count complaint aeainst UP&UP stemming from acdons conshtuhug deceptive business prashees, intentional interference with contracts ant unfair compeddon. UP&UP has filed a counterclaims alleging def~tion ant commercial disparagement, ant seeking service marl: cancellation. Discovay is ongoing and we are attempting to resolve discovery disputes.

SCHEDULE  S.7
ERISA

There are no Multiemplo~ er Plans. The onl~ Qualitled Plan is:

HealthCare COMPARE Corp. Retirement Saving

SCHEDULE 5.11
FINANCIAL CONDITION
SCHEDULE 5.12
ENVIRONMENTAL MATTERS
This schedule contains a summary of an environmental matter which mav or may not be material to the business or Borro``er. This schedule makes no representations or warranties with respect to the materiality of such matter.
SCHEDULE 5.13

REGELATED E,NTITIES

     A=exes A and B- I reflect data provided bv the Borrower as of the Closing Date. ~nnex B2 reelects data made relevant at the time of the Acquisition Transaction.
STATE CERT~CATIONSIREGISTRA=ONS AS OF 6/t7t97

EIEALTElCARE COMPARE CORE.

UTLIZAT10!4 REVEW

PPO -

WORKERS' COMPENSATION -

ALABAMA
ARKANSAS
CONNECTICUT
FLORIDA
INDIANA
KANSAS
KENTUCKY
LOUISIANA
MAINE
MARYLAND
MINNESOTA
MISSISSIPPI
MISSOURI
NEBRASKA
NEVADA
NEW HAMPSHIRE
NORTH CAROLINA
NORTH DAKOTA
OKLAHOMA
RHODE ISLAMD
SOUTH CAROLINA

SOUTH DAKOTA
TENNESSEE
TEXAS
VERMONT (Mental Health UR)
VIRGINIA

CONNECTICUT ILLINOIS INDIANA (File Annual Information with State) IOWA (F'led Infonnation with State) MAINE (Hospital Network Only-7 Counties) NORTH CAROLINA (changet regulations to regulate carrier' not PPOs, except for Workers' Comp. network) PENNSYLVANIA (Erisa Exempt)

ALABAMA (Utilization Revew/Bill Screening)
ARKANSAS (Managed Care Organization)
KENTUCKY (UMJMedical Bill Audit)
KENTUCKY (Managed Care Health System-10 Counties)
MASSACHUSETTS (Utilization Review)
MICHIGAN (Utilization Review-On beh~f Of MISSOURI (Managed Care
Organization-29 C~`es NORTH CAROLINA (Managet Care Or~r~c OKLAHOMA (Centfied Workplace Metical Pl" (CWM)) OREGON (Managed Care Organization-EuFne Ponland Geographic Ser~qce Areas) SOI]TH CAROLINA (Bill Review)

OTHER -

UTILIZATION REVEW ACCREDITATION
COMMISSION (URAC) (Inclutes Work - 's C_ation
Services)
A=ex B- l tO Schedule ~ 1;
Sl~'BSIDIARJES

Insurance Companv .\uthorizations

E~

     State Class of Insurance

American Life and Health Insurance Company

     Califomia      Life and Disability
     IllinoisLife, Accident and Health
     Missouri       Life, Annuities. Endorsements.
     Accident and Health
     Wisconsin      Lit'e. Accident and Health

Cambrid',e Lit'e Insurance Company

Arizona
Arkansas
Colorado
Florida
hldiana
Kansas
Kentu,cky
Louisiana
Maryland
~lassachusetts
Mississippi
Missouri

Montana
Nebraska
Nevada
New Mexico
North Carolina
Oklahoma
South Carolina
South Dakota
Tennessee
Texas
Utah
West Virginia

Life and Disability
Life and Disability
Life
Accident and Health
Stock Lit'e
Life, Accident and Health
Life and Health
Health and Accident
Life, Annuities and Health
Life. Accident and Health
Life and Health
Life. Annuities. Endorsements.
Accident and Health
Life and Disability
Sickness and Accident
Life and Health
Life and Health
Accident and Health
Life, Accident and Health

Life. Accident and Health
Life and Health
Life, Accident and Health
Life, Accident and Health
Life and Disability
Life. Accident and Sickness
Insurance \gencv Licenses

E~

     S~e Class of Insurapce

HCC Insurance Services Corp

Colorado
I I linois
~'ew Iersey
Nevada
Virginia
\tontana
Nevada
Arl~ansas
Arizona
!`lichh~an
~larv land
Kansas
Nlebraska
Wasl~ington
vireinia
New York
Califomia
North Carolina
North Dakota
South Carolina
Oregon
Idaho
South Dakota
Louisiana
Rhode Island
Delaware
Alaska
New Hampshire

Health and Life
General

Health and Life
Health and Life
General
Life and Disability
Life and Health
Life and Disabilitv
Life and Disability
Accident. Health and Life
General
General
General
Life and Disability
Life and Health
Accident. Health and Life
Life
General
General
General
Life and Health
Life and Disability
Life and Health
General
General
General
Life and Health
Life, Accident and Health
Third Part' ``lministratgr (TPAl Liceruses

     ~e Class of License

HCC Administrative Services. Inc.

Idaho
!~tontana
Nebraska
Pennsvlvania
South Dakota
Tennessee
Utah
Wisconsin
Florida
California
Indiana
Texas
South Carolina

OreBon
Oklahoma
North Dakota
blew Mexico
Missouri
Maryland
Louisiana
Kentucky
Kansas
Illinois
Connecticut

Arl;ansas

TPA
TPA
TPA
TPA
TPA
Life and Health
TPA - Life and Disability
EBP Administrator
TPA
Registered Administrator
Administrator
TPA
Administrator
TPA
TPA
Administrator
TPA
TPA
TPA
TPA
TPA
Administrator
TPA
Producer-Life. Accident and
Health
TPA
SCHEDULE S.17

INTELLECTUAL PROPERTY

     AMex A reflects data provided by the Borrower as of the Closing Date. Annex B reflects data made relevant at the time of the Acquisition Transaction. Annex C reflects the only infringemenr actions knoun to be pending or threatened as of the Closing Date.
INFRINGEMENT OF IMELLECTUAL PROPERTY

Fim wealth of Ari~ona v FIRST ~Al 1~ ttrate~eS of Ut~h. Federal Distict Court, Arizons, 1994. PlaindL.dleged infiingement of its tnde rume by St~te~pe~. Cue settled 12-20~ th Strate~es' egreement (expressly on behalf of itself ant not on behlf of any other entity) u foDo~:

     1. Not to use the nunes "F~st Health" or ~F=t Health Strategia" wit~n the State of Arizona in tbe madc~ of any Medicare supplement or Mediw ~e protuct.

     2. Not tO use tbe n~ne "Frst Health" or "Frst Healtb Str~a" or u2y

teriv~ve of such nama in connection with the ownership or operaion of risk-con~ng Health Msinter~nce Organ~ion (~O") u defines by feterel la~r, or ~ntb the ownership or operuion of a Health Care ServTces Org~ation ~HCSO") ~ dednet unter Asizona law.

3.

Not to use the nane "F~rst Health" or "F~rst Health Str~ia" or any der~re of such names in the ownership or opaaoion of a HMO-I0ce busina~ that pro~nda d~ect medical sen~ces to the public, or tht leases physicun networla to employer groups, self-fundet. ERISA pbas, or to otha managed care networks; provitet however, tht Str~egies is not precludd from using the name or marlc Fust }leaRb or Fust Heelth Sttategia un comection with its business of providing health care mu~gement service~, including claims atmini~ion, uti~i-.tion m~nagement, m~gd care provider networlts, "a analysi$, insurance brokerage, and otha health care benefit seMces; or from using the names First Health or Fust Health Strategies in conne~ion with its bu~ of pro~ding outsourcing ser~ces to m~ged care entities thst a~nnge for the provuioa of medical seMces (includi" but not limitet to, ~IO's, PPO'~, ~PA'~, PHO'~, in~, healtb elli~ or other combin~ons of health care providers) if ~ itS b of clsime adminis~udon, claim processing, utilizuion mar~ement und t" sn~

To hve printod on all Explanations of genefit' ~ to pbn enroDea raiding in ca~in zip cota wi~a Arizona the following di~c~imm "Not ~d with Fr~t Health of Arizon~"
SCHEDLEE s.is

SI:BSIDIARIES Al~D EQUITY INVESTNIENTS

     Annex A lists Subsidiaries of the Borrower as of the Closing Date. .A=ex B lists equity investments of the Borrower as of Mav i I. 1997 Other investments or changes in the listed investments mav have been made after that date. but the aggregate of such changes will not have a Slaterial .Ndverse Effect. Annex .A to Schedule j 18 List ot Subsidianes

PRE-CLOSING SUBSIDIARIES OF BORRO~ER

i HeaithCare COMPARE Administrative Services. Inc

2. Office Realry [n~estors. Inc.

3. COMPARE Leasing Corp.

4. HCC Insurance Services Corp.

5 CHP Administration. Inc.

6. American Life and Health Insurance Companv
7. Cambadge Life Insurance Company

POST-CLOSING NEW SUBSID[ARIES OF BORROWER

8. First Health Strategies. Inc.

9. First Health Strategies of Ohio. Inc.

10. First Health Insurance Agency, Inc.

11. First Health Review, Inc.

i2. First Health Strategies of Pennsylvania. Inc.

13. First Health of Canada. Inc.

14. U.S. Administrators, Inc.

15. First Health Strategies (TPA), Inc.

16. First Health Realty, Inc.

17. First Health Strategies of Texas

18. First Health Strategies of l~ew Mexico. Inc.

19. First Health Strategies of Utah, Inc.

20. PRIMExtra. Inc.

21. First Health Services Corporation
22. Midwest genefits Corporation

23. First Mental Health, Inc.


SCEDULE 7.5
INDEBTEDNESS

None.
SCHEDI,'LE 7.10
LEASE OBLIGATloNS

     .A=ex A reflects all Lease Obligations of the Borrower prior to the Closing Date which are required to be disclosed. Annex B was derived by representatives of First Health Strategies and Sersices and includes some leases ~ith aggregate annual rent less than S50.000. For purposes of this
Schedule 7. 10, those leases on Annex B showing aggregate annual rent of less than S50.000 shall be deemed to have been deleted from Annex B.
~.NYEX A TO SCHEDULE 7.10

HEALTHC.ARE CO \I P.\RE CO RP.
SCHEDI,LE OF LEASES
 .AS OF JI!:N E 1997

PROPERTY LE.ASES

PAYEE, PROPERTY LOCATION

I    Prentiss Properties
     Sacramento. CA

 .    Hines [nterests LTD Part
     Ir~inu. TX

Redico Mananement. Inc.
Livonia (Southfield). Ml

Mones Store Sers ice Corp
Atlanta. GA Office

TOTAL PROPERTY

MONTHLY         EXPIRATION

RENT DATE

S 104.066.79    December 1999

10.501 08       March 2006

10.286.73       lanuary 2002

6.230.32        Februarv 1999

5131.084 92

EQUIP\1E.NT LEASES

PAYEE/TYPE/LOCATION

 ..

OCE CREDIT CORP

COPYING MACHINES:

DOWNERS GROVE. IL 3 ~ 52.885.00 4 ~ $ 1.168 00 TOTAL EQUIPMENT

GRAND TOTAL

MONTHLY EXPIRATION

RENT    DATE

l

        58.655.00   March 19'
        7.072.00    May 204
        $15.727 00

S146.811.92
SCHEDULE 7.5
INDEBTEDNESS
None.
SCHEDULE 7.10

LEASE OBLIGATIO~o'S

     Annex A reflects all Lease Obligations of the Borrower prior to the Closing Date ``hich are required tO be disclosed. Annex B was deri~ed b`: representatives of First Health Strategies and Services and includes some leases with aggregate annual rent less than 5S0.000. For purposes of this
Schedule 7.10, those leases on Annex B showing aggregate annual rent of less than S50.000 shall be deemed to have been deleted trom Annex B.
`,~,iEX A TO SCHEDl:LE 7.10

HE.ALTHC.ARE Co Nl P.` RE CORP.
SCHEDI~'LE OF LEASES
~SOFJENE 1997

PROPERTY LEASES

PAYEE PROPERTY LOCATION

I     Prentiss Properties
      Sacramento. CA

 .     Hines Interests LTD P~rt
      Ir~ing. TX

 .~tONTHLYE.YPIRATION

RE!\iT DATE

S 104.066.79December 1999

10.501.08    .\larch 2006

3     Redico Nfanacement. Inc.   10.286.73  lanuarv '002
      Livonia (Southfield). MI
4.    Monev Store Ser~ice Corp.  6.230.39   Februarv 1999
      Atlanta. GA Office

TOTAL PROPERTY

$ 131.084.92

EQljIP.~1E.`IT LEASES

PAYEE'TYPE'LOCATION OCE CREDIT CORP.

COPYING MACHINES:

     DOWNERS GROVE. IL
          3 ~ S2.885.00
          4 ~ Sl.768.00
TOTAL EQUIPMENT

GRAND TOTAL

MONTHLY E,YPIRATION

RE>IT   DATE

        S8.655.00   ~tarch 1'
        7.072 00    May 2(
        $15.727.00

$146.811.92